UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PVH Corp.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PVH

PROXY STATEMENT

Notice of 2025 Annual Meeting of Stockholders

PVH+ Plan
Build Calvin Klein and TOMMY HILFIGER into the most desirable lifestyle brands in the world and make PVH one of the highest performing brand groups in our sector.
GROWTH DRIVERS
1 Win with the best product	2 Win with the best consumer engagement	3 Win in the digitally-led marketplace	4 Develop a demand- and data-driven operating model	5 Drive efficiencies and invest in growth
REGIONAL GROWTH OPPORTUNITIES

ENGAGE, EMPOWER & ENERGIZE OUR TEAMS
Our Work	Our People	Our Culture

Notice of 2025
Annual Meeting of Stockholders

The meeting will be held: Wednesday, June 18, 2025 8:45 am (EDT) Online via live webcast Registered holders at: www.proxydocs.com/pvh Beneficial holders at: www.proxydocs.com/brokers/pvh

Purpose

1 Vote on the election of ten nominees for director to serve a one-year term

2 Vote on an advisory resolution to approve our executive compensation

3 Vote to ratify the appointment of auditors to serve for the current fiscal year

We also will transact any other business that properly comes before the meeting.

Who can attend

•   Holders of record as of April 21, 2025, of PVH Corp. common stock or their proxies

•   Beneficial owners

•   Invited guests of PVH

Who can vote

Stockholders of record at the close of business on April 21, 2025.

How to attend

Our Annual Meeting will be conducted exclusively online via live webcast. Stockholders will be able to attend, vote and submit questions via the Internet by participating in the live webcast.

The webcast will begin promptly at 8:45 a.m. EDT on June 18, 2025. Online check-in will be available beginning at 8:30 a.m. EDT. You should allow ample time for the online check-in procedures.

Holders of record can participate in the virtual meeting by using the control number shown on their Notice Regarding Availability of Proxy Materials or proxy card. If you hold your PVH shares in a bank or brokerage account, you must obtain a legal proxy and a control number from your bank, broker or other nominee if you wish to participate in or vote at the Annual Meeting.

Stockholders will be able to view the stockholder list during the 10 days prior to the Annual Meeting and may submit questions before the Annual Meeting by sending an email to CorporateSecretary@pvh.com. For additional information, please see “General Information About the Annual Meeting” on page 93.

By Order of the Board of Directors,

Mark D. Fischer
Secretary
New York, New York
May 9, 2025

How to vote Your vote is important Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance to ensure they are counted.
By internet In advance of meeting www.proxydocs.com/pvh During the meeting Attend the meeting virtually and cast your vote electronically
By phone In the U.S. or Canada dial toll-free 1-866-883-3382
By mail Cast your ballot, sign your proxy card, and send in our prepaid envelope

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 18, 2025:

Our Annual Report to Stockholders for our fiscal year ended February 2, 2025, the Proxy Statement, and all other proxy materials are available at www.proxydocs.com/pvh.

PVH Corp. 2025 Proxy Statement / 1

Dear Fellow Stockholders

Stefan Larsson

Stefan Larsson, Chief Executive Officer

May 9, 2025

Dear Fellow Stockholders,

2024 marked another major step forward towards our vision to build Calvin Klein and TOMMY HILFIGER into the most desirable lifestyle brands in the world and make PVH one of the highest performing brand groups in our sector.

We delivered strong performance in 2024, led by our iconic global brands and the disciplined execution of our multi-year, brand-building growth plan, the PVH+ Plan. We expanded our gross margin by 120 basis points to a new record, drove record engagement for both Calvin Klein and TOMMY HILFIGER, and achieved important cost efficiencies throughout the company. We delivered another year of profit growth in North America, drove sequential improvements in our wholesale order books in Europe while improving our quality of sales, and achieved our third consecutive year of growth in Asia Pacific on a constant currency basis. We also completed approximately $500 million in share buybacks for the year, 25% greater than the $400 million we originally projected, reflecting the conviction we have in our long-term value creation potential and our strong balance sheet.

We continue to connect the consumer-facing parts of the PVH+ Plan to our strong, underlying operating engine, and we are making important progress in building our data- and demand-driven supply chain, all while driving efficiencies to invest in growth.

In 2024, for both brands, we fueled cut-through campaigns and global talent partnerships to drive new levels of visibility and engagement, elevate our presence in the marketplace and drive growth in key product categories. We started the year with Calvin Klein’s explosive Spring campaign featuring Jeremy Allen White and continued to build on this momentum throughout the year with mega talent including Kendall Jenner, Idris Elba, Jung Kook, Jennie Kim, and Alexander Skarsgård. We also tapped into the cultural conversation by leaning into the TOMMY HILFIGER classic American cool DNA made current for today, amplified by global talent including Stray Kids, Sofia Richie Grainge, Jisoo, Damson Idris, Patrick Schwarzenegger, Lewis Hamilton, George Russell and more. And we drove conversation around major cultural moments, from New York Fashion Week and the Met Gala to Formula 1™.

Regionally, we are turning Europe back to growth, with improved performance in both direct-to-consumer and wholesale, including growth in our owned and operated stores in the back half of 2024 and growth in our wholesale order books for fall 2025.

2  /  PVH Corp. 2025 Proxy Statement

We significantly increased our profitability in North America, including a double-digit EBIT margin rate every quarter for our combined Calvin Klein and Tommy Hilfiger businesses in the region. And we grew Asia Pacific on a constant currency basis, on top of two consecutive years of double-digit constant currency growth.

Key drivers of our PVH+ Plan progress in 2024 include:

•   Everything starts with product, and we further improved the relevance and sell-through of our Fall 2024 assortment across both brands. We stood up our global product kitchen for Calvin Klein and created a very strong product assortment for TOMMY HILFIGER, which launches in fall 2025.

•   We connected both Calvin Klein and TOMMY HILFIGER to the zeitgeist through our marketing, while continuing to elevate our presence in the marketplace across channels.

•   We’re working more closely than ever with our wholesale partners, and in January we brought together more than 300 key partners for one of our largest-ever global partner days to kick off Fall 2025 Market Launch. Their feedback confirmed our belief in the strength of our product, marketing and marketplace execution and we will continue to build on this momentum together.

•   We invested in growth initiatives while driving significant cost efficiencies to simplify our organization and shift our culture to become brand builders with a strong consumer focus.

•   We put in place our technology roadmap, taking important steps to becoming a data- and demand-driven company.

•   We continued to make important progress on our corporate responsibility strategy.

•   We further strengthened our management team and have a strong bench of leaders who have the experience and capabilities to bring our vision to life.

Building on the momentum of 2024, and our ongoing disciplined execution of our PVH+ Plan, we are looking forward to building on this strength for 2025 while recognizing the challenging macroeconomic backdrop. We are positioning the Company for long-term, sustainable growth and remain relentlessly focused on fueling our brand-building consumer flywheel to unlock our full potential around the world.

Additionally, we have entered into accelerated share repurchase agreements under which we are repurchasing $500 million of our common stock, reflecting our confidence in PVH’s long-term value creation potential and a unique opportunity to return significant capital to stockholders. Over the course of the last several years we have continuously strengthened our balance sheet, driven by our robust cash flow generation. We have demonstrated a prudent and balanced approach to capital allocation, including first and foremost investing in our growth initiatives — all while reinforcing our strong commitment to our investment grade credit ratings.

We have two of the most globally iconic and beloved brands from the eye of the consumer, and both have the right to play as part of the most desirable brands in the market. Step by step, through the PVH+ Plan, that’s where we are taking them.

Thank you for joining us on this journey.

Sincerely,

Stefan Larsson, Chief Executive Officer

DEAR FELLOW STOCKHOLDERS / PVH Corp. 2025 Proxy Statement / 3

4 / PVH Corp. 2025 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. Disclosures in this Proxy Statement generally pertain to matters related to our 2024 fiscal year, which began on February 5, 2024, and ended on February 2, 2025.

References herein to “2024” and other years refer to fiscal years, which are designated by the calendar year in which they begin.

The Notice Regarding the Availability of Proxy Materials and the Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about May 9, 2025.

The meeting will be held:

Wednesday,
June 18, 2025

8:45 a.m. (EDT)

Online via live webcast at:
Registered Holders at:
www.proxydocs.com/pvh

Beneficial holders at:
www.proxydocs.com/brokers/pvh

Record Date

April 21, 2025

Voting

•    Stockholders as of the record date are entitled to vote.

•    Each share of our common stock is entitled to one vote.

Admission

Attendance at the meeting will be limited to holders of record of our common stock as of the record date or their proxies, beneficial owners and invited guests of PVH. For additional information on how to attend the virtual meeting, please see “General Information About the Annual Meeting” on page 93.

Voting Matters and Board Recommendation
Voting Matters		Board’s recommendation	For more information
Proposal 1	Election of Directors	FOR each Director Nominee	Page 12
Proposal 2	Advisory vote on executive compensation	FOR	Page 38
Proposal 3	Ratification of Ernst & Young LLP as our independent auditor for fiscal year 2025	FOR	Page 87
What to look for We continue to focus on good governance and strive for transparency. This Proxy Statement discusses several significant 2024 actions. Among other things:

•        We maintained the components of our incentive compensation program that we put in place in 2023, including

–  using earnings before interest and taxes (“EBIT”) and revenue growth as the performance measures for our annual bonus awards; and

–  using total stockholder return (“TSR”) and return on invested capital (“ROIC”) as the performance measures for our performance share unit (“PSU”) awards.

•        Our stockholders overwhelmingly approved the compensation of our Named Executive Officers at our 2024 Annual Meeting, with over 98% of the votes cast in favor of the advisory proposal.

•        We increased the base salary for our Chief Executive Officer and our Chief Financial Officer in recognition of their performance and to align their compensation to market peers.

•        We promoted two senior executives to executive officer positions.

•   We continued to execute the Board of Directors refreshment program. Four of our independent directors have joined our Board over the last three years, with the addition of two new directors in 2024. Coupled with director retirements and resignations, this has reduced the average tenure of our director nominees over the last three years from 7.5 years to 5.2 years.

•   We continued to live our values; practice good governance; attract, develop and retain strong talent; and act as good corporate citizens.

PVH Corp. 2025 Proxy Statement  /  5

Director Election (page 12)

The following table introduces the current directors, all of whom are standing for re-election. Directors are elected annually by a majority of votes cast. At the Annual Meeting, proxies cannot be voted for more than ten nominees.

All directors are independent, except Mr. Larsson.

Director nominee	Age	Director Since (Tenure)	Other public company boards	Principal Occupation	% Board & committee meetings attended	Current Committee Memberships
						A&RM	C	NG&MD	CR
Jesper Andersen	54	2024 (<1)	0	Executive Vice President and Chief Financial Officer, Lego Group	100%	●
Ajay Bhalla	59	2022 (3)	0	Former President, Cyber & Intelligence, Mastercard Incorporated	93%	●
Michael M. Calbert	62	2022 (3)	1	Chairman of the Board, Dollar General Corporation	93%		●	●
Brent Callinicos	59	2014 (11)	0	Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.	100%	●			●
George Cheeks	60	2021 (4)	0	Co-Chief Executive Officer, Paramount Global; President and Chief Executive Officer, CBS Entertainment Group	93%		●		●
Kate Gulliver	43	2024 (<1)	0	Chief Financial Officer and Chief Administrative Officer, Wayfair Inc.	75%	●
Stefan Larsson	50	2021 (4)	0	Chief Executive Officer, PVH Corp.	100%
G. Penny McIntyre	63	2015 (10)	0	Former Chief Executive Officer, Sunrise Senior Living, LLC	100%				●
Amy McPherson	63	2017 (8)	1	Retired President and Former Managing Director, Europe, Marriott International, Inc.; Principal investor and consultant, Kids Know Best	100%	●		●
Amanda Sourry (Judith Amanda Sourry Knox)	61	2016 (8)	1	Former President, Unilever North America	100%		●	●
Number of meetings in 2024					*	10	6	4	4

Committee Key:

A&RM      Audit & Risk Management

C               Compensation

NG&MD   Nominating, Governance & Management Development

CR            Corporate Responsibility

● Committee Chair

*  The Board of Directors held five meetings during 2024.

6 / PVH Corp. 2025 Proxy Statement / Proxy Summary

Demographics of Our Director Nominees

Director Nominee Skills

Our director nominees have a broad and diverse set of experience, qualifications, attributes and skills that are vital to the success of our business.

Operating Experience	Number of Directors
Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer (or performing similar functions)	7
Business Unit Chief Executive Officer, President, Chief Operating Officer or similar leadership position	7
Financial Expertise	6
Industry Experience
Consumer Products or Services	10
Digital/E-commerce	9
Technology/Cyber Risk/Information Security	5
Regulatory/Corporate Governance	6
International Experience	9
Risk Management	5
Sales/Marketing/Public Relations	8
Strategic Planning/Development	10
Human Capital Management	6

Proxy Summary / PVH Corp. 2025 Proxy Statement / 7

2024 Business Highlights (page 39)

We continued to make progress against the PVH+ Plan, driving next-level execution across our businesses globally and working toward our PVH+ Plan targets despite market volatility and macroeconomic and geopolitical headwinds.

In 2024, we drove powerful consumer engagement for both Calvin Klein and TOMMY HILFIGER, bringing our two global iconic brands to life through cut-through campaigns featuring mega talent.

We delivered strong performance in 2024, led by our iconic global brands and the disciplined execution of our multi-year, brand-building growth plan, the PVH+ Plan. We delivered another year of profit growth in North America, drove sequential improvements in our wholesale order books in Europe while improving our quality of sales, and achieved our third consecutive year of growth in Asia Pacific on a constant currency basis.

Our achievements on each of the five key growth drivers of the PVH+ Plan in 2024 powers our brand-building consumer flywheel where strong products lead to consumer engagement and brand desirability which in turn leads to strong marketplace execution.

Key highlights include:

Win with the best product — Focused on advancing our category offense with the most compelling products in the market to drive product strength and newness.

Win with the best consumer engagement — Our brands came to life with high-impact campaigns that repeatedly cut through in the marketplace, amplified by mega talent and brand ambassadors like Jeremy Allen White, Greta Lee, Kendall Jenner, Stray Kids, Damson Idris and Patrick Schwarzenegger, just to name a few. Both brands drove incredible brand-building impact and continued to define cultural conversation by leaning into their iconic DNA made current for today. Tommy Hilfiger drove record engagement during its two fashion shows, while Calvin Klein announced a return to the runway for 2025.

Win in the digitally-led marketplace — Strengthened the brand experience across social, e-commerce and stores, and deepened our relationships with our key wholesale partners with a strong quality of sales focus globally.

Develop a demand- and data-driven operating model — Continued to build out our demand- and data-driven supply chain, focusing on higher availability of important core products and increased stock freshness.

Drive efficiencies and invest in growth — We relentlessly focused on driving efficiencies, maintaining cost discipline and simplifying how we work globally while continuing to invest in growth initiatives and marketing campaigns.

Our 2024 financial performance reflected progress against our PVH+ Plan execution. Revenue, EBIT and earnings per share (“EPS”) all came in line with our plan. Our strong performance and financial condition allowed us to deliver on our commitment under the PVH+ Plan to return excess cash to stockholders; we repurchased 4.7 million shares for approximately $500 million.

EBIT $772M ($865 million* on a non-GAAP basis) compared to EBIT of $929 million ($931 million* on a non-GAAP basis) in 2023

Revenue

$8.7B

compared to $9.2 billion in 2023, a 6% decrease. The revenue results reflect:

•    a 2% decline resulting from the sale of the Heritage Brands women’s intimates business,

•    a planned strategic reduction of sales in Europe to drive higher quality of sales in region, and

•    a 1% decline from the 53rd week in 2023

EPS $10.56 ($11.74* on a non-GAAP basis) as compared to EPS of $10.76 ($10.68* on a non-GAAP basis) in 2023
	Tommy Hilfiger	Calvin Klein	Heritage Brands

•   Tommy Hilfiger revenue decreased 5% compared to 2023 (decreased 4%* on a constant currency basis)

•   Tommy Hilfiger International revenue decreased 7% (decreased 6%* on a constant currency basis)

•   Tommy Hilfiger North America revenue was flat

•   Calvin Klein revenue decreased 1% compared to 2023, (was flat* on a constant currency basis)

•   Calvin Klein International revenue decreased 2% (was flat* on a constant currency basis)

•   Calvin Klein North America revenue decreased 1%

• Heritage Brands revenue decreased 57% compared to 2023 (and includes a 45% decrease resulting from the sale of the Heritage Brands women’s intimates business)

* Reconciliations to GAAP amounts appear on Exhibit A

8 / PVH Corp. 2025 Proxy Statement / Proxy Summary

The following shows our performance against our compensation peer group for the one- and three-year periods ended 2024 based on revenue growth, EBIT growth, and overall ranking, as well as based on total stockholder return (“TSR”).

1   Compensation Peer Group Revenue and Non-GAAP EBIT source was company filings as provided by FactSet Research Systems, Inc. (“FactSet”)

2   FactSet consensus information was used when actual data was not available

3   Individual list of Russell 3000 companies for TSR

4   Overall percentile rank excludes TSR vs. Russell 3000

Executive Compensation Highlights (page 43)

Our compensation program is designed to pay-for-performance. We believe we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase long-term stockholder value — and should reward them based on their success in attaining these objectives. In 2024, our pay-for-performance compensation program continued to align executive compensation with both our PVH+ Plan strategic priorities and balanced short-term financial results with long-term shareholder value creation.

The financial measures for annual bonuses were corporate (consolidated PVH) EBIT and revenue, and, for NEOs who lead business units, EBIT and revenue for their respective business units. These were unchanged from 2023.

We also maintained from 2023 the performance measures for our PSUs using return on invested capital and relative total stockholder return. As a result, PSUs continue to be evenly weighted between three-year average ROIC performance goal and three-year relative TSR performance as compared to a custom, industry-appropriate comparator group of companies consistent with our practices since 2021 (the “custom comparator group”). The custom comparator group was unchanged from 2023.

Each type of performance-based incentive award (PSUs and annual bonuses) continues to be subject to different performance measures. Prior to 2023, we did have overlaps in performance measures of these types of awards. We believe that the change that we made furthers the pay-for-performance intent of the incentive compensation awarded to our executive officers.

We granted PSUs to all of our executive officers. Prior to 2023, our executive officers who were not NEOs received all of their equity awards in the form of restricted stock units (“RSUs”). We believe this change was important both for incentivizing performance on a long-term basis for all our leaders and for internal equity purposes. In 2024, awards to these executives continued to be comprised of 50% PSUs and 50% RSUs.

There were no significant changes to the design of our compensation program in 2024 as compared to 2023. The bulk of the compensation packages for our Chief Executive Officer and other executive officers continued to consist of short-term and long-term incentive awards with payouts subject to the achievement of specific financial and strategic targets, and equity awards (RSUs, stock options and PSUs) continued to be linked to increasing stock value over time.

Proxy Summary  /  PVH Corp. 2025 Proxy Statement  /  9

Say-on-Pay

Our stockholders overwhelmingly approved the compensation of our Named Executive Officers at our 2024 Annual Meeting, with over 98% of the votes cast in favor of the advisory proposal. We are pleased that our stockholders have consistently supported our executive compensation program since we began holding say-on-pay votes in 2011 and consider this support in evaluating the effectiveness of our executive compensation program. As shown in the adjoining table, the percentage of votes cast in favor of our advisory proposals over the last five years has never fallen below 92%.

Compensation Mix

As shown below, the distribution of our executive’s full-year target compensation is significantly weighed towards performance-based long- and short-term, variable elements.

Governance Highlights (page 18)

PVH is committed to excellence in corporate governance and corporate responsibility, as evidenced by the policies and practices summarized below.

Independence

•   All of our directors are independent except for our CEO

•   Independent directors meet regularly in executive session

•   All members of the Board’s standing committees are independent

Accountability

•   Directors are elected annually by a majority vote (in uncontested elections)

•   We hold an annual stockholder advisory vote to approve named executive officer compensation

•   Incentive compensation for executives is subject to our Clawback Policy

Alignment With Stockholder Interests

•   Our executive compensation program emphasizes pay for performance

•   Executive officers, other members of our Executive Leadership Team and directors are subject to robust stock           ownership guidelines

•   Directors and officers are prohibited from hedging and pledging our common stock

Board Practices

•   We have an independent Chair

•   Our Corporate Governance Guidelines are publicly available and reviewed annually

•   We have a rigorous annual Board, committee and individual director self-evaluation process

•          We have an ongoing refreshment process in place for the Board

10 / PVH Corp. 2025 Proxy Statement / Proxy Summary

Governance

•   We are committed to the development of our associates and recognize that they are our greatest asset and key to our continued success

•   We continuously review governance practices and consider adopting additional best practice principles

•   We embrace clear, understandable and detailed financial reporting and corporate disclosure

•   Our Code of Business Conduct and Ethics, our Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters for all of our Board committees are available on our website

Corporate Responsibility

•   We are committed to delivering against our corporate responsibility commitments, and provide substantial information about our practices and policies on our website and in our annual Corporate Responsibility Report

•   We first adopted our A Shared Commitment code of conduct for suppliers and business partners in 1991, and have since expanded its scope and adapted its goals to embody our commitment to the workers who manufacture our products, their communities and the environment

2024 Governance Actions

We are continuing our pursuit of excellence in governance matters and of our commitment to corporate responsibility.

•   We continued to execute the Board refreshment program, with a focus on the directors having a range of experiences and skills.

•   Four of our directors have joined our Board over the last three years. Coupled with director retirements and resignations, this has reduced the average tenure of our director nominees over the last three years from 7.5 years to 5.2 years.

•   We continue to publish our annual Corporate Responsibility Report with the 16th report published in 2024.

Proxy Summary / PVH Corp. 2025 Proxy Statement / 11

Proposal 1:
Election of Directors

The PVH Board of Directors currently consists of ten directors, all of whom are nominees at the Annual Meeting. All nominees elected as directors at the Annual Meeting will serve for a term of one year or until their successors are elected and qualified. The Board of Directors is not currently aware of any reason why any nominee might be unable to serve.

The Board of Directors recommends a vote FOR the election of the ten nominees introduced below.

Proxies received in response to this solicitation will be voted FOR the election of all ten nominees unless the stockholder specifies otherwise.

The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast at an annual meeting. Our Corporate Governance Guidelines provide that a director seeking re-election who does not receive a majority vote from stockholders must offer a letter of resignation. The Nominating, Governance & Management Development Committee will make a recommendation to the full Board on whether to accept or reject any such resignation, or whether other action should be taken.

The Board must act on the Nominating, Governance & Management Development Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date election results are certified. The Committee and the Board may consider any factors and information they deem appropriate and relevant in making their respective decisions. The director who has tendered a resignation cannot participate in formal discussions about whether to accept that resignation.

12 / PVH Corp. 2025 Proxy Statement

Nominees for Election

Jesper Andersen	Executive Vice President and Chief Financial Officer, LEGO Group
Independent Age: 54 Director Since 2024 Committees • Audit & Risk Management	Experience

•   Executive Vice President and Chief Financial Officer of the LEGO Group (a global toy company) since October 2020

•   Chief Financial Officer at Upfield from 2018 to 2020

•   Chief Financial Officer at Beiersdorf from 2015 to 2018

•   Various finance leadership roles at Colgate-Palmolive in Europe, Asia and North America from 1994 to 2015

Expertise	Other public company boards

Mr. Andersen is a seasoned global leader with experience driving sustainable, brand-accretive growth at one of the most iconic, high-performing consumer brands in the world. He has strong financial acumen, omnichannel experience and a data-driven approach from over 25 years of global leadership experience.

• None
Ajay Bhalla	Former President, Cyber & Intelligence, Mastercard Incorporated
Independent Age: 59 Director Since 2022 Committee • Audit & Risk Management	Experience

•   President, Cyber & Intelligence, at Mastercard (a global technology company in the payments industry) and a member of Mastercard’s Executive Leadership Team and its Management Committee from 2018 to April 2024

•   President of Mastercard’s Enterprise Security Solutions business from 2014 to 2018

Expertise	Other public company boards

Mr. Bhalla has extensive experience in digital commerce and cybersecurity. His work has driven the development of technologies and solutions to help Mastercard provide safe, secure and frictionless interactions for consumers and its customers and partners around the world, helping to advance trust and inclusion in the digital ecosystem. This includes helping lead Mastercard’s pioneering work in the deployment of artificial intelligence (“AI”), digital and crypto currencies, digital identity solutions, and cybersecurity across the global payments industry. Mr. Bhalla also has experience in mergers and acquisitions, expanding customer segments and operating footprint, and risk and audit management. Additionally, he was involved in supporting Mastercard’s environmental, social and governance commitments.

• None

Proposal 1: Election of Directors / PVH Corp. 2025 Proxy Statement / 13

Michael M. Calbert	Chairman of the Board, Dollar General Corporation
Independent Age: 62 Director Since 2022 Chair Since June 2022 Committees • Compensation • Nominating, Governance & Management Development	Experience

•   Chairman of the Board, Dollar General Corporation (a discount retailer) since 2016

•   Member of the private equity firm KKR & Co. L.P., where he led the retail industry team from 2000 until his retirement in 2014

•   Chief Financial Officer of Randall’s Food Markets from 1997 to 1999

•   Certified public accountant with Arthur Andersen Worldwide from 1985 to 1994

Expertise	Other public company boards

Mr. Calbert is experienced with corporate finance and strategic business planning activities. As the former head of KKR’s global retail industry team, Mr. Calbert has a strong background and extensive experience in advising and managing companies in the retail industry, including evaluating business strategies and operations, financial plans and structures, risk, and management teams. His former service on various private and public company boards in the retail industry, as well as his current service on the board of another public retail company, further strengthens his knowledge and experience. Mr. Calbert also has a significant financial and accounting background.

• Dollar General Corporation (since 2016) • AutoZone, Inc. (2019 to 2021) • Executive Network Partnering Corporation (2020 to 2022)
Brent Callinicos	Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.
Independent Age: 59 Director Since 2014 Committees • Audit & Risk Management (Chair) • Corporate Responsibility	Experience

•   Chief Operating and Chief Financial Officer of Virgin Hyperloop One (an autonomous transportation company) from January 2017 to March 2018

•   Advisor at Uber Technologies, Inc. (an on-demand car service company) from 2015 to 2016

•   Chief Financial Officer at Uber from 2013 to 2015

•   Vice President, Treasurer and Chief Accounting Officer of Google Inc. (a global technology leader now known as Alphabet Inc.) from 2012 to 2013

•   Vice President and Treasurer of Google from 2007 to 2012

Expertise	Other public company boards

Mr. Callinicos has extensive experience working in treasury, financial and accounting roles in public companies and working with public company boards. He has been a senior executive at four companies and has served in several board advisory roles. He has substantial experience with corporate responsibility initiatives, including having run Green Energy Investing at Google.

• Baidu, Inc. (2015 to February 2025) • Rubicon Technologies, Inc. (was a reporting company from 2022 to January 2025)

14 / PVH Corp. 2025 Proxy Statement / Proposal 1: Election of Directors

George Cheeks	Co-Chief Executive Officer, Paramount Global; President and Chief Executive Officer, CBS Entertainment Group
Independent Age: 60 Director Since 2021 Committees • Compensation • Corporate Responsibility	Experience

•   Co-Chief Executive Officer of Paramount Global (a global media, streaming and entertainment company), the parent company of CBS Entertainment Group, since May 2024

•   President and Chief Executive Officer of CBS Entertainment Group (a news, entertainment and sports media company and studio) since 2020

•   Chief Content Officer, News and Sports, Paramount+, since 2021

•   Vice Chairman of NBCUniversal Content Studios from 2019 to 2020

•   Co-Chairman of NBC Entertainment from 2018 to 2019

•   Co-President of Universal Cable Productions and President of Late Night Programming at NBC Entertainment from 2017 to 2018

•   President of Business Operations and Late Night Programming at NBC Entertainment from 2014 to 2017

•   Executive Vice President of Business Operations at NBCUniversal from 2012 to 2014

Expertise	Other public company boards

Through his more than 25 years of experience in the media and entertainment industry, Mr. Cheeks has demonstrated a deep understanding of how an iconic brand grows with its audience in the context of changing distribution, culture, lifestyles and preferences. He has served in several senior executive positions with responsibility for creative, business and operational matters.

• None
Kate Gulliver	Chief Financial Officer and Chief Administrative Officer, Wayfair Inc.
Independent Age: 43 Director Since 2024 Committees • Audit & Risk Management	Experience

•   Chief Financial Officer and Chief Administrative Officer of Wayfair (one of the world’s largest online destinations for the home) since November 2022

•   Incoming Chief Financial Officer at Wayfair from May 2022 to November 2022

•   Chief People Officer at Wayfair from May 2016 to May 2022

•   Previously managed Wayfair’s Investor Relations team

Expertise	Other public company boards

Ms. Gulliver is a proven leader who has a consumer-centric, data-driven approach. She has held multiple leadership roles in finance, human relations and investor relations at a top ecommerce business and has diverse experience scaling a fast-growing digital business.

• None

Proposal 1: Election of Directors / PVH Corp. 2025 Proxy Statement / 15

Stefan Larsson	Chief Executive Officer, PVH Corp.
Age: 50 Director Since 2021	Experience

•   PVH Corp.’s Chief Executive Officer since 2021. Prior to his current role he served as President of PVH from 2019 through 2021.

•   President and Chief Executive Officer of Ralph Lauren Corp. from 2015 to 2017, where he successfully refocused the company on what made it iconic, improved its performance, and set the path for future growth.

•   Global President of Old Navy (a division of Gap Inc.) from 2012 to 2015, where he helped deliver 12 consecutive quarters of profitable growth and positioned the brand among the top preferred brands among millennials in America.

•   For nearly 15 years, held multiple key leadership roles on the team responsible for growing H&M, with revenues increasing from approximately $3 billion to approximately $17 billion and operations expanding from 12 to 44 countries.

Expertise	Other public company boards

Mr. Larsson has a proven record of leadership and global experience in driving transformation and brand building in an increasingly dynamic and ever-changing consumer landscape. He is highly regarded for his strategic focus and operational track record. As PVH’s Chief Executive Officer, he provides insight to the Board on our business and management team, and drives the PVH+ Plan, his multi-year strategy for PVH’s next chapter of growth.

• Ralph Lauren Corporation (2015 to 2017) • The RealReal, Inc. (2019 to 2020)
G. Penny McIntyre	Former Chief Executive Officer, Sunrise Senior Living, LLC
Independent Age: 63 Director Since 2015 Committee • Corporate Responsibility (Chair)	Experience

•   Chief Executive Officer of Sunrise Senior Living, LLC (a provider of senior living services) from November 2013 to May 2014

•   President of the Consumer Group of Newell Brands from 2011 to 2012

•   Group President of Newell Brands’ Office Products Group from 2009 to 2012

•   Senior Vice President, General Manager, Functional Beverages (overseeing still beverages, such as water, tea and coffee) at The Coca-Cola Company, after holding a series of marketing positions of escalating responsibility, including Group Marketing Director, Europe, Asia and Middle East

Expertise	Other public company boards

Ms. McIntyre has extensive general management experience gained through operating consumer packaged goods businesses in multiple channels across multiple geographies. She has led sales, marketing and operations teams in Europe, Africa, Japan and the U.S. She has a background in consumer insights, brand building and digital commerce gained through her employment with Coca-Cola, Newell Brands and SC Johnson Wax.

• None

16 / PVH Corp. 2025 Proxy Statement / Proposal 1: Election of Directors

Amy McPherson	Retired President and Former Managing Director, Europe, Marriott International, Inc.; Principal investor and consultant, Kids Know Best
Independent Age: 63 Director Since 2017 Committees • Audit & Risk Management • Nominating, Governance & Management Development (Chair)	Experience

•   Principal investor and consultant to Kids Know Best, a kids-focused media business

•   President and Managing Director, Europe at Marriott (a global lodging company) from
2009 to 2019

•   Joined Marriott in 1986 and served in roles of increasing responsibility, including Executive Vice President of Global Sales and Marketing, Senior Vice President of Business Transformation and Integration, and Vice President of Finance and Business Development

Expertise	Other public company boards

Ms. McPherson has considerable experience in overseeing business operations and development in Europe, having overseen multiple brands of hotels for Marriott, the world’s largest hotel company. She has overseen acquisitions and strategic partnerships and implemented and executed strategies on both a regional and global basis. In addition, Ms. McPherson has experience managing Marriott’s global and field sales, marketing, loyalty program, revenue management, e-commerce, worldwide reservation sales and customer care, and sales channel strategy and analysis.

• Royal Caribbean Cruises Ltd. (since 2020)
Amanda Sourry	Former President, Unilever North America
Independent Age: 61 Director Since 2016 Committees • Compensation (Chair) • Nominating, Governance & Management Development	Experience

•   President of Unilever North America (a personal care, foods, refreshment, and home care consumer products company) from 2018 to 2020

•   Head of Global Customer Development at Unilever from 2018 to 2019

•   President, Global Foods Category at Unilever plc from 2015 to 2017

•   Executive Vice President, Global Haircare at Unilever from 2014 to 2015

•   Executive Vice President of Unilever U.K. and Ireland from 2010 to 2014

Expertise	Other public company boards

Ms. Sourry has extensive global marketing and business experience in consumer products and customer development, including overseeing Unilever’s digital efforts. She has held roles in the U.S. and throughout Europe and served in global product positions. Ms. Sourry was actively involved in Unilever’s global talent and sustainability initiatives.

• The Kroger Co. (since 2021)

Proposal 1: Election of Directors / PVH Corp. 2025 Proxy Statement / 17

Corporate Governance

Independence

The Board of Directors has evaluated the independence of each of the directors and nominees for director in relation to the rules of the New York Stock Exchange (“NYSE”). The independence inquiry included the additional criteria for service on the Audit & Risk Management Committee and the Compensation Committee for the directors who are members of those committees. The Board determined that Mr. Larsson, our CEO, is not independent, and that each of our other current directors is independent.

In making these independence determinations, the Board of Directors considers whether a director has or had a relationship with PVH that would disqualify the individual from being considered independent under applicable regulations, that would require disclosure under applicable regulations, or that might otherwise be deemed material to the director, the director’s family or PVH, including whether there are any employment or consulting arrangements between any such individual and a third party that provides services to us. None of the directors, other than Mr. Larsson, has a material relationship with PVH, either directly or as a partner, stockholder or officer of an organization that has a relationship with PVH, nor does any other director have a direct or indirect material interest in any transaction involving PVH.

No family relationship exists between any director or executive officer of PVH and any other director or executive officer.

Leadership Structure of the Board

The Board believes that no single leadership model is necessarily best for PVH. Historically the Board had a combined Chair and CEO with an independent presiding director. In 2022, in connection with the retirement of our former CEO as Chair, we reconsidered our Board leadership structure in light of our new CEO and the evolving Board membership that resulted from our board refreshment program. As a result of that review, we made the decision to have an independent, non-executive Chair. The Board believes that having an independent director serve as Chair is the most effective leadership structure for the Board right now as it allows Mr. Larsson to focus on his responsibilities as Chief Executive Officer, including the execution of the PVH+ Plan.

Michael Calbert has served as Chair since June 2022. Mr. Calbert’s background as a public company director with extensive Chair experience, along with his deep expertise in the retail and consumer sectors, makes him qualified for the Chair role.

The duties of the Chair include:

•  Leading all meetings of the Board, including executive sessions of the independent directors;

•  Serving as the liaison between the non-management directors and the Chief Executive Officer;

•  Guiding the annual review of the Chief Executive Officer’s performance and compensation;

•  Serving as a sounding board for, and providing advice and guidance to, the Chief Executive Officer;

•  Discussing with management or approving non-routine information sent to the Board;

•  Ensuring implementation of Board requests on standing and timely agenda items;

•  Reviewing and approving meeting agendas;

•  Ensuring there is sufficient time for discussion of all agenda items;

•  Driving the Board refreshment program;

•  Calling meetings of the independent directors, if appropriate; and

•  Participating in, or consulting on, communications with stockholders, when appropriate.

We do not anticipate a situation in the foreseeable future where we would recombine the roles of Chair and CEO. Our Corporate Governance Guidelines provide that, if the Chief Executive Officer (or another associate) serves as Chair, or the Chair otherwise is not independent, the Nominating, Governance & Management Development Committee must nominate, and the independent directors must elect, an independent director to serve as presiding director. Any independent director serving as presiding director will have duties similar to those described for the Chair.

In addition to having an independent Chair (or presiding director, when applicable), the Board has adopted a number of governance practices to ensure effective independent oversight. Among these practices, which are set forth in our Corporate Governance Guidelines, are a requirement that the members of all key Board committees meet the independence requirements prescribed by the NYSE, and a policy that the Board will hold executive sessions of the independent directors at least four times each year.

18  /  PVH Corp. 2025 Proxy Statement

Risk Oversight

The Board of Directors overseas the management of risk related to the operation of our business. As part of its oversight, the Board receives periodic reports (generally annually) from members of senior management on various aspects of risk, including our enterprise risk management program, business continuity planning, and cybersecurity.

Our Board Committees oversee the management of risks that fall within their respective areas of responsibility, as described below.

The Audit & Risk Management Committee has principal Board-level responsibility for reviewing and assessing the company's significant risks (such as business, financial and financial reporting, cybersecurity, technology and data privacy risk) and management's program to assess, monitor and manage such exposures. In addition, this committee monitors the operation of our enterprise risk management program. It also meets privately on a regular basis with representatives of our independent auditors to discuss our auditing and accounting processes and management.

The Compensation Committee considers, as part of its oversight of our executive compensation program, whether the incentive awards it administers are properly aligned with long-term stockholder value creation, corporate objectives, and our Code of Business Conduct and Ethics. It develops policies, such as our Clawback Policy, to mitigate potential risks, and annually performs an analysis of incentive compensation arrangements throughout the company to ensure they do not create excessive or unwanted risk.

The Nominating, Governance & Management Development Committee oversees risks related to governance issues. It administers an active succession planning process for the Chief Executive Officer, including to reduce risk in the event our Chief Executive Officer needs to be replaced on an emergency basis, and considers the implications when directors change their principal employment or seek new directorships to ensure there are no conflicts of interest or loss of skill set.

The Corporate Responsibility Committee is responsible for advising the Board and management with respect to potential risk to PVH's reputation and our role as a socially responsible organization. It monitors human rights, work conditions and environmental programs administered by our global Corporate Responsibility team, mainly with respect to the operations of suppliers and factories in our supply chain.

In performing their functions, each committee has full access to management, as well as the authority to engage advisors. Committee chairs report on their committees’ activities, including agenda items relating to risk, at each Board meeting following a committee meeting, and can raise risk issues with the full Board at that time. The Board and each of its committees also meets with, receives reports from, and works with management to navigate our company and businesses through the impacts of macroeconomic events, such as the COVID-19 pandemic, as we seek to mitigate the effects through business, operational, financial and human capital management initiatives.

CORPORATE GOVERNANCE / PVH Corp. 2025 Proxy Statement / 19

Management is charged with managing risk. Management communicates routinely with the Board and Board committees on the significant risks that it has identified and how they are being managed. It provides the following reports and information to the Board’s committees.

To the Audit & Risk Management Committee

•   an annual enterprise risk management report that identifies our most significant operating risks and the mitigating factors that temper those risks, based on the results of an annual, in-depth exercise in which a broad spectrum of associates and executives from key areas and all regions work with an outside expert to identify relevant areas of risks and mitigating factors;

•   quarterly reports on the status of our network security framework, the status of information security initiatives and any new security incidents, and strategies implemented to address those risks;

•   reports at all meetings (other than the quarterly calls to review earnings releases and periodic reports) on our cybersecurity and data privacy efforts, including an annual in-depth review of strategy and initiatives for the coming year, presented by our Chief Information Security Officer (“CISO”);

•   reports at most meetings on risks and developments relating to our IT systems upgrades;

•   updates regarding changes in applicable accounting and financial reporting rules, as well as detailed presentations on significant accounting and financial reporting decisions made in connection with a press release or periodic report;

•   annual presentations from the global leads of our Compliance and Privacy teams (who report to our General Counsel) on the status and strategies of our global programs, significant caselaw and regulatory developments and reports, recent and planned training, and whistleblower hotline activity;

•   reports on claims of fraud and auditing and accounting irregularities, as well as legal claims with potentially material impact, when they arise; and

•   presentations on insurance and other areas of risk and risk management.

To the Compensation Committee • an annual risk assessment that analyzes the risks represented by each component of the compensation program, as well as mitigating factors.
To the Nominating, Governance & Management Development Committee

•   the results of the rigorous annual evaluation program of individual directors, the Board and Board committees in order to determine if they are performing effectively and in the best interests of PVH and our stockholders; and

•   developments in governance practices in the areas of stockholder rights and board structure and governance, which are considered as part of the committee’s annual review of our policies and charter documents.

To the Corporate Responsibility Committee

•   our response to climate and environmental risk, including cross-sector collaboration on global solutions and relevant policies, and evolving business practices, such as reducing waste, prioritizing environmentally preferred raw materials, and investing in renewable energy; and

• updates on significant corporate responsibility-related events and activities impacting the industry, including human rights risks.

20 / PVH Corp. 2025 Proxy Statement / CORPORATE GOVERNANCE

Cybersecurity and Data Privacy

Cybersecurity and Data Privacy are priority matters as part of our management of risks. Our principal objectives are to protect our information technology equipment, networks, systems, and data (associate, consumer, customer and business partner) globally, as well as our intellectual property and confidential business information.

In support of these objectives, our Information Security Group (“ISG”), a global function that spans our organization, has designed a strategy using the National Institute of Standards & Technology (“NIST”) Cybersecurity Framework version 2.0 to mitigate cybersecurity risks that could result in the unauthorized access to and disruption of systems, as well as unauthorized access to and acquisition and manipulation of data. In addition, ISG regularly meets with its business partners on cyber risk education and mitigation through communication of our projects and standards. Our CISO, who reports to our Chief Technology and Information Officer, is responsible for implementing the NIST Cybersecurity Framework.

We have a cybersecurity incident response plan and dedicated teams to respond to incidents. Cross-functional teams assess priority and severity, and external experts, including legal counsel, may be consulted. Our cybersecurity teams respond to incidents based on severity levels.

ISG has implemented and continues to improve comprehensive cybersecurity standards, security tools, associate training programs, and security breach procedures to build a best-in-class program. To measure the effectiveness of this program, we perform monthly phishing exercises and education and perform, and improve our plan through, regular tabletop breach exercises, penetration tests and simulations.

In addition, we conduct regular cybersecurity assessments with independent firms and annual evaluations for compliance with PCI-DSS (Payment Card Industry — Data Security Standards), and benchmark maturity assessments aligned with the NIST Cybersecurity Framework.

Our Internal Audit Department evaluates our information security program and ISG function via various information security and cybersecurity audits that are performed throughout the year, as well as through internal controls testing under Section 404 of the Sarbanes-Oxley Act.

The Audit & Risk Management Committee, with the support of management, has identified and engaged an independent cybersecurity firm to provide advisory services and annual training and awareness to the Board. This will provide the Board with an independent outside perspective on our cybersecurity program and keeps them abreast of cybersecurity trends affecting the industry.

CORPORATE GOVERNANCE / PVH Corp. 2025 Proxy Statement / 21

Board, Committee and Director Evaluations

The Board believes it is important to address its role, the presentation topics at its meetings, and its capabilities and effectiveness on a regular basis. Board, director and committee evaluations — and discussions about the results of those evaluations — are integral to this process. The Nominating, Governance & Management Development Committee oversees the annual Board evaluation process.

1. Questionnaires designed and distributed

The Nominating, Governance & Management Development Committee uses comprehensive questionnaires covering the Board and each committee. The Board questionnaire includes rated and open-ended questions about the individual performance of each director (in regard to commitment, participation, preparedness and contributions) and the willingness of directors to act independently and to constructively challenge management on strategy, decisions and performance. The Board and committee questionnaires also contain questions relevant to management on topics such as support of and responsiveness to the Board, availability of management outside of meetings, the content of presentations, the appropriateness of agenda items, and the sufficiency and timeliness of information provided to the Board in advance of or between meetings. Directors also complete individual self-assessments. The form and content of all our questionnaires are reviewed annually and revised as necessary.

2. Responses collected

All directors are required to complete these questionnaires and the self-assessment. The questionnaires for each committee are also completed by executives and outside advisors who regularly attend the relevant committee’s meetings. In addition, members of management provide feedback on the performance of the Board and individual directors.

3. Results reviewed

The results of the Board questionnaires and individual self-assessments, along with management’s feedback, are initially reviewed by the Nominating, Governance & Management Development Committee to determine the key issues to be presented to the full Board, the manner of that presentation, and any issues to be addressed with individual directors. The aggregated results for the Board, along with comments (without attribution), are provided to every director, and the input regarding individual committees is provided to the committee members. The independent directors hold a meeting annually to discuss the results of and comments received on the Board questionnaires and to develop and implement plans for improvement. Similarly, the members of each committee consider their survey results and comments at a regular meeting.

4. Feedback delivered

The Chair (or if the Chair is not an independent director, the presiding director) or the Chair of the Nominating, Governance & Management Development Committee speaks to individual directors about personal performance issues raised and provides suggestions for improving performance or addressing particular needs. The Chair (or presiding director) also meets individually with each of the other independent directors on an annual basis to discuss their performance based on the Chair’s (or presiding director’s) own observations, management feedback, and discussion at meetings of the Nominating, Governance & Management Development Committee. In addition, relevant findings are communicated to management if there is a need for solutions to improve the effectiveness of the Board and Board meetings. Finally, based on the results of this evaluation process, the Nominating, Governance & Management Development Committee may request that directors seek out particular education programs or that the Board receive presentations on particular topics.

The Nominating, Governance & Management Development Committee will consider retaining an outside consultant to assist with an assessment of the Board and the directors after it completes the current phase of the refreshment process.

22 / PVH Corp. 2025 Proxy Statement / CORPORATE GOVERNANCE

Board Refreshment

Evaluating current Board composition

The Nominating, Governance & Management Development Committee follows a formal, ongoing process for director succession and is actively engaged in a refreshment process to ensure we have the appropriate breadth and depth of experience on the Board to effectively perform the Board’s responsibilities. The addition of four new independent directors in the last three years, and the fact that only four nominees have a tenure of 8 to 11 years, demonstrates the success of this process.

The refreshment process has several goals:

•   identify qualities and skills needed for service on our Board;

•   identify the qualities and skills each current director possesses;

•   assess how the current directors deploy their qualities and skills for the benefit of PVH;

•   determine whether any additional skill sets or other attributes are necessary to fill gaps in the current Board;

• establish a succession strategy and execute against that strategy, including planning well in advance of mandatory retirements; and • perform on-boarding and transitioning for new directors.

The Nominating, Governance & Management Development Committee uses a skills matrix to assess the strengths and needs of the Board in relation to our current business strategy, expected future strategic needs, and the current state of our industry. The matrix incorporates areas of operating and industry experience that Committee members have determined should be represented on our Board, as well as skills that governance and self-regulatory organizations and our investors consider when evaluating boards of directors. Using directors’ self-assessments and assessments from the other directors and management, the Committee populates the matrix, showing the extent to which each current director has the desired qualities and skills.

The Nominating, Governance & Management Development Committee regularly reviews the skills matrix, along with individual director demographics, tenure and committee memberships, and considers our total Board composition and demographics compared to our peers and evolving governance practices, to determine whether we need to add directors with specific qualities or skills. As part of the Board’s refreshment process, the Committee reviewed the skills matrix and decided to expand the desired skills and experience in 2023 to ensure the composition of the Board remains appropriate, including taking into account the company’s PVH+ Plan strategy announced in 2022.

CORPORATE GOVERNANCE / PVH Corp. 2025 Proxy Statement / 23

Director Nominee Skills

We believe our directors should possess high personal and professional ethics and integrity and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experience in areas that are relevant to the global nature of our operations and the PVH+ Plan. We believe that the following are key areas of experience, qualifications and skills that should be represented on the Board.

C-Suite Experience

Experience in a C-suite position enables a director to provide us with valuable insight into organizational behavior and processes, an understanding of strategy development and execution, important knowledge about a range of challenges and issues facing large companies, and deep functional expertise.

Business Unit Leadership Experience

Directors with business leadership experience within a large enterprise offer us practical and tested perspectives on oversight of organization and strategic planning, including in the areas of talent development, driving change and long-term growth.

Financial Expertise

Knowledge of financial markets, financing and financial reporting processes enables a director to provide us with effective oversight and advice in respect of our financial position, financing activities and capital structure and financial reporting.

Consumer Products or Services

Directors with expertise in consumer products and services have experience and perspectives that are essential to the execution of our growth strategy and efforts to increase market share in a competitive industry.

Digital/E-commerce

In-depth knowledge of or experience with digital transformations and digital workflows enables a director to provide us with insight and advice in support of our digital-first, 360-degree consumer engagement to win with and meet consumers on their terms in new and engaging ways.

Technology/Cyber Risk/Information Security

Directors with a background or experience in information technology/software, cybersecurity or technology can offer valuable perspectives on the development of advanced technologies and innovative solutions, and also serve a critical role in the Board’s oversight of cybersecurity risks.

Regulatory/Corporate Governance

Directors with knowledge of the legal and regulatory framework in which we operate help evaluate risks and how our business may be impacted by governmental actions, public policy, and regulatory changes and enforcement, and also ensure that the Board performs its obligations and operates with stockholders in mind in all regards.

International Experience

Directors who have conducted business or operations outside of the United States provide perspectives and insights on international business, politics and culture that are invaluable to a global company with operations and sales around the world.

Risk Management

Knowledge and experience in managing major risk exposures for complex, large organizations, including significant financial, operational, compliance, reputational, strategic, international and cybersecurity risks, enable a director to provide input critical to the Board’s risk oversight role.

Sales/Marketing/Public Relations	Directors with expertise in brand development, marketing and sales at a global scale and in local markets can provide important support to our PVH+ Plan strategy.
Strategic Planning/Development

Directors with proficiency in overseeing long-term business transformations and mergers and acquisitions have the knowledge to provide advice and insight into matters such as our M&A activities, licensing opportunities, and decisions to form joint ventures or make strategic investments.

Human Capital Management

Human resources (including people and culture) experience is increasingly important to our success, and directors having this expertise can be key to executing our strategies for hiring talent, rightsizing our organization, developing high potential and high performing talent, and creating the culture we seek to help our businesses grow and thrive.

24 / PVH Corp. 2025 Proxy Statement / CORPORATE GOVERNANCE

The Nominating, Governance & Management Development Committee believes our Board of Directors is most effective when its members represent a mix of perspectives and backgrounds and the attributes, skills and experience shown below.

	Jesper Andersen	Ajay Bhalla	Michael M. Calbert	Brent Callinicos	George Cheeks	Kate Gulliver	Stefan Larsson	G. Penny McIntyre	Amy McPherson	Amanda Sourry
Operating Experience
Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer (or performing similar functions)	●		●	●	●	●	●	●
Business Unit Chief Executive Officer, President, Chief Operating Officer or similar leadership position		●		●	●		●	●	●	●
Financial Expertise	●		●	●		●	●		●
Industry Experience
Consumer Products or Services	●	●	●	●	●	●	●	●	●	●
Digital/E-commerce	●	●		●	●	●	●	●	●	●
Technology/Cyber Risk/Information Security	●	●		●		●			●
Regulatory/Corporate Governance	●	●	●	●	●	●
International Experience	●		●	●	●	●	●	●	●	●
Risk Management	●	●	●	●		●
Sales/Marketing/Public Relations	●	●		●		●	●	●	●	●
Strategic Planning/Development	●	●	●	●	●	●	●	●	●	●
Human Capital Management					●	●	●	●	●	●
●	Direct experience
●	C-suite experience managing a business with this component or experience obtained as a result of directly overseeing this function
●	C-suite experience managing a business with international operations

CORPORATE GOVERNANCE / PVH Corp. 2025 Proxy Statement / 25

Director qualifications

The Nominating, Governance & Management Development Committee considers the broad array of attributes of the Board and potential candidates in selecting new directors. In connection with the current Board refreshment program, the Committee has instructed search and recruiting firms to include candidates with a broad array of attributes in all pools of prospective directors that they present but does not have a specific diversity policy. In practice, the Committee reviews whether a candidate would contribute to the diversity of skills, abilities, and experience as well as have different backgrounds.

Identifying potential new directors

In evaluating potential new directors, the Nominating, Governance & Management Development Committee will consider the needs identified by our formal review process and the resulting skills matrix, and also may consider factors such as each candidate’s professional experience; business, charitable or educational background; performance in current position; reputation; age; and service on other boards of directors. Potential candidates have been identified at various times by members of the Board, by third-party search and recruiting firms retained for that purpose (as was the case with our newest independent directors), and by senior executives.

The Nominating, Governance & Management Development Committee will consider a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board, (ii) the principal occupation(s) and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee, and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary. The expectation is that candidates recommended by stockholders will be evaluated in substantially the same way we evaluate candidates identified by the Committee.

Proxy access

We have a proxy access provision in our By-Laws. This provision allows qualified stockholders to nominate director candidates for election to our Board, and for those candidates to be included in our proxy materials. Under the proxy access provision, a group of up to 20 stockholders that collectively has owned at least 3% of our common stock for at least three years may nominate director candidates constituting up to the lesser of two directors and 20% of our Board, subject to certain informational and procedural requirements.

The Nominating, Governance & Management Development Committee evaluated a number of different factors and potential formulations in adopting our proxy access provision before recommending it to the Board for approval. We believe the provision gives stockholders a meaningful opportunity to participate in the director nomination process, while also imposing reasonable thresholds to avoid unnecessary administrative costs and to ensure the nominating stockholders have an appropriate and genuine interest in PVH and its governance.

Mandatory retirement

Directors cannot be nominated for re-election if they will be 72 years old on the date of the applicable annual meeting. The Board believes that imposing a mandatory retirement age is an effective way to ensure director refreshment.

Stockholder Engagement

We regularly engage with stockholders to understand their concerns and their perspectives on our company and our business. We meet with and speak to stockholders during appearances by management at scheduled events, as well as in one-on-one meetings and through conference calls held throughout the year. Our CEO, CFO, and leader of our Investor Relations team held discussions during 2024 with over 90% of our top 15 stockholders who are active managers (i.e., excluding index funds and others who do not meet with management) and who hold nearly 40% of PVH’s outstanding shares. Additionally, these executives have held meetings with stewardship teams of passive and active investors. Others who have met with investors include our Chair, our General Counsel, and our Chief Sustainability Officer in connection with ESG (environmental, social and governance) discussions with ESG funds, ESG teams of large institutional investors, and others.

We held discussions during 2024 with over 90% of our top 15 stockholders who are active managers

Our discussions with stockholders in 2024 often centered on the PVH+ Plan, our multi-year strategic plan to build Calvin Klein and TOMMY HILFIGER into the most desirable lifestyle brands in the world and build PVH into one of the highest performing brand groups in our sector.

26 / PVH Corp. 2025 Proxy Statement / CORPORATE GOVERNANCE

Other common issues discussed included:

•   Our long-term growth targets

•   Our senior leadership team

•   Growth opportunities for each of our branded businesses, including regional and category opportunities

•   Our plans and perspectives on, as well as expected impact on us of, macroenvironmental issues

•   The competitive landscape and how we are positioned to gain market share globally

•   Our initiatives to grow digital commerce

•   Our consumer engagement initiatives, both globally and regionally

•   Our development of a demand- and data-driven operating model, including infrastructure investments such as supply chain optimization and speed-to-market initiatives

•   How we are driving operating efficiencies across each of our businesses to improve our cost competitiveness

•   Free cash flow, particularly how it is used for capital allocation, such as stock repurchases and dividend policy

•   Our corporate responsibility program

We also engage with stockholders on our compensation practices and pay-for-performance alignment, most notably on CEO compensation, and periodically seek input regarding our compensation program and the compensation paid to our senior executives. The Compensation Committee has discussed and considered communications received from stockholders relating to our compensation program, and, in the past, the Committee Chair has responded to inquiries. In addition, the members of the Compensation Committee typically attend our Annual Meeting and are available to answer questions regarding our compensation program.

Feedback from our stockholders typically is positive, and we generally have not received any requests to undertake changes to our compensation practices, adopt corporate governance measures, undertake additional (or enhance existing) corporate responsibility initiatives, or expand our engagement practices.

Director On-Boarding

We believe a wide-ranging orientation is important in positioning new directors for success, so we conduct a comprehensive on-boarding process. Our Board orientation includes pairing each new director with a seasoned member of the Board who serves as a peer mentor for the first three to six months. In addition, new directors participate in a corporate, business and financial orientation program that involves substantive individual meetings with the members of our Executive Leadership Team and others. For example, the Chief Executive Officer will brief new directors on current business; the Chief Financial Officer will speak about our financial performance and capital structure; the Chief Strategy Officer will discuss strategy; the General Counsel will discuss corporate governance, periodic reporting and stock-related matters; the Chief People Officer will report on human resources strategies, key talent and succession planning; and the leader of our Investor Relations team will discuss the stockholder base and investor relations. In addition, senior executives of our brand businesses provide an overview of their respective businesses. The orientation extends to the Board committees on which a new director will sit and includes an introductory session with the Chair or other committee members and potentially executives and outside advisors who work with the committee. New directors receive Securities and Exchange Commission (“SEC”) filings and other information as a background resource. We endeavor to have all new directors visit our European headquarters in Amsterdam within their first year of service.

Ongoing Director Education

We have created a website for directors that is part of our PVH University learning management platform. The site provides directors with access to information on director educational conferences and programs, our PVH Complies compliance training courses, and the extensive library of courses we offer to our associates. To help directors use the site more efficiently, programs, conferences and classes recommended by other directors and our Talent Development Team are flagged.

We encourage directors to pursue educational opportunities to enable them to better perform their duties and to learn about emerging issues. Moreover, our Corporate Governance Guidelines strongly encourage directors to attend at least one external director education program per year. We provide access to educational materials and resources, including subscriptions to outside publications relevant to governance and our industry, and membership in governance organizations. We do not limit the amount of time or money that can be spent on director education, although we do evaluate the courses and conferences to confirm the subject matter is appropriate for the director and their role. We recommend courses that directors have found worthwhile, and directors can identify other programs they think will support them in their roles.

The Nominating, Governance & Management Development Committee may request that directors seek out particular education programs or that the Board receive presentations based on results from the Board questionnaires and individual director self-assessments.

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We often incorporate travel to PVH facilities and facilities operated by business partners to educate directors on our global operations, as well as matters related to the committees on which they serve. For example, the Board (sans one director) traveled in 2024 to Amsterdam, where our European headquarters is based, and certain directors visited our stores and operations in London in connection with this trip. Those visits enabled the Board to meet with key members of management in those offices, to meet the country managers of each European office, and to tour our offices and certain key retail operations. We plan to have at least one trip to company facilities, stores, customer or competitor locations, or international markets or offices each year.

Restrictions on Other Board Service

In order to ensure that our directors have time to commit to service on our Board, our Corporate Governance Guidelines restrict their ability to accept other board seats. In particular, the Chief Executive Officer may not serve on more than one other public company board, and no other director may serve on more than three other public company boards. A director who serves as a “Section 16 officer” of a public company or in an equivalent position at a private company is limited to board service at the company at which the director is employed and one other public company.

Any director who wishes to join another company’s board (other than the board of a non-profit company) must first get approval from the full Board, the Nominating, Governance & Management Development Committee, or both. Such approval will be based on whether the director’s proposed additional board service would conflict with PVH policy or the director’s responsibility to PVH, whether due to the nature of the business, the timing of meetings, work demands or otherwise.

Management Succession Planning

The Nominating, Governance & Management Development Committee engages in detailed succession planning. Succession plans for the Chief Executive Officer and the senior management team are reviewed regularly by the CEO and Chief People Officer with the Committee. Status reports on talent and succession plans are presented to the full Board annually.

The succession planning process includes identifying and developing plans for promising internal candidates as well as monitoring external talent. The plan includes mid-term and long-term solutions and arrangements in the event an emergency arises.

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Committees

The Board of Directors has four standing committees: Audit & Risk Management; Compensation; Nominating, Governance & Management Development; and Corporate Responsibility. Each committee has a written charter adopted by the Board of Directors that is available on our website at PVH.com/investor-relations/governance. The Board has determined that all members of the four standing committees satisfy the independence requirements under NYSE listing standards and SEC rules.

Audit & Risk Management Committee
Members Brent Callinicos (Chair) Jesper Andersen (beginning November 2024) Ajay Bhalla Kate Gulliver (beginning August 2024) Amy McPherson 10 meetings in 2024

The Audit & Risk Management Committee is directly responsible for the appointment, compensation, and oversight of the work of the outside auditing firm. In addition, the Audit & Risk Management Committee helps the Board fulfill its oversight functions relating to the quality and integrity of our financial reports by:

•   monitoring our financial reporting process and internal audit function;

•   monitoring the outside auditing firm’s qualifications, independence, and performance; and

•   performing such other activities consistent with its charter and our By-Laws as the Committee or the Board deems appropriate.

The Board has determined that all members of the Audit & Risk Management Committee meet the heightened independence requirements for purposes of audit committee service under NYSE listing standards and SEC rules, and each of Mr. Callinicos, Mr. Andersen, Ms. Gulliver and Ms. McPherson qualifies as an “audit committee financial expert,” as defined in SEC rules.

Compensation Committee
Members Amanda Sourry (Chair) Michael M. Calbert George Cheeks Allison Peterson (served until June 2024 when her service as director ended) 6 meetings in 2024

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of our executive officers. The Compensation Committee also has overall responsibility for evaluating and approving, or recommending to the Board for approval, certain compensation plans, policies, and programs applicable to our Section 16 officers, and is responsible for preparing the Compensation Committee Report that appears in this Proxy Statement. The Compensation Committee is authorized to delegate limited authority to enable appropriate corporate officers to make equity awards subject to parameters the Committee establishes. For more information on the authority granted to our Chief People Officer to grant equity awards, see “Compensation Committee Process,” which begins on page 44.

Our Chief Executive Officer; Chief People Officer; Executive Vice President, Head of Global Rewards; and General Counsel regularly attend and participate in Compensation Committee meetings, as did representatives of ClearBridge Compensation Group, the Committee’s independent compensation consultant from 2009 until late 2024. In December 2024, the Compensation Committee retained Frederic W. Cook & Co. as its new independent compensation consultant, replacing Clearbridge Compensation Group. For more information on the independent compensation advisor, see “Independent Compensation Consultant,” which begins on page 45.

The Board has determined that all members of the Compensation Committee meet the heightened independence requirements for purposes of compensation committee service under SEC rules.

There were no interlocks or relationships involving any member of the Compensation Committee during 2024 that are required to be disclosed under the SEC’s rules or proxy regulations.

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Nominating, Governance & Management Development Committee
Members Amy McPherson (Chair) Michael M. Calbert Amanda Sourry Allison Peterson (served until June 2024 when her service as director ended) 4 meetings in 2024

The Nominating, Governance & Management Development Committee is charged with:

•   identifying individuals qualified to become Board members;

•   recommending director nominees to the Board;

•   recommending members for each Board committee;

•   overseeing Board, committee and director evaluations;

•   reviewing the Corporate Governance Guidelines and recommending changes to the full Board;

•   conducting Chief Executive Officer succession planning, and receiving detailed succession planning presentations for senior management;

•   monitoring senior management development; and

•   monitoring issues of corporate culture and conduct.

Corporate Responsibility Committee
Members G. Penny McIntyre (Chair) Brent Callinicos George Cheeks 4 meetings in 2024

The Corporate Responsibility Committee is charged with acting in an advisory capacity, generally consisting of oversight and guidance, to the Board and management with respect to policies and strategies that affect PVH’s role as a responsible organization. The Committee receives reports on PVH University, The PVH Foundation (our charitable and philanthropic organization), our efforts to foster an inclusive work environment to unlock the full potential of all our associates and our business, and other ways we advance our core values. The Committee also oversees health and safety issues.

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Meetings

Our Corporate Governance Guidelines require all members of the Board of Directors to use reasonable efforts to attend, in person or by telephone or video conference, all meetings of the Board and of any committees on which they serve, as well as the annual meeting of stockholders. All of our directors who were nominees for election at the 2024 Annual Meeting of Stockholders attended the meeting, and we expect all nominees for director to attend the 2025 meeting. There were five meetings of the Board of Directors during 2024.

100% attendance at Board meetings and 94% at Committee meetings
Board meetings typically cover four categories of business, as described below.

•   Corporate governance matters. These discussions include approval of minutes and dividends, committee reports, and the review of committee charters, Board policies, and SEC filings.

•   Standing agenda items. These discussions address matters such as business and financial updates, budget review and approval, corporate strategy and strategic opportunities/alternatives, capital structure, stockholder activism, and updates on enterprise risk management, corporate responsibility and other programs.

•   Topical issues. The Board receives presentations on and, as appropriate, considers matters such as competitive and industry developments, advertising and marketing campaigns, regulatory updates, capital programs, and initiatives like speed-to-market, sourcing, health and safety of employees and those in our supply chain, leadership transitions and organizational restructurings.

•   Transaction-related discussions and approvals. The Board discusses issues such as financings, acquisitions and joint ventures when they arise.

To ensure that the Board is fully informed about issues under discussion, meetings often include presentations by our corporate officers, senior executives or internal subject matter experts, and outside advisors and consultants. One meeting each year typically is convened to give directors an opportunity to consider and discuss at length matters such as strategy, opportunities, business strengths and weaknesses, and competitive threats. This meeting also provides the directors with exposure to and the opportunity to interact with a large contingent of executives from the global management team. These interactions help the Board assess the talent pool globally.

Executive Sessions

Each Board meeting begins in an executive session of all the directors. This session includes an overview of the agenda by the Chief Executive Officer and a preview of some of the key issues confronting management. In addition, the executive session gives directors an opportunity to prepare possible lines of questioning for management and outside advisors and enables the Board to discuss issues that they do not want to raise with the rest of management present. On occasion, additional members of management are invited to participate with respect to discrete items.

Our independent directors also meet at the end of each regular meeting (and other times) in executive session to discuss Board presentations, management performance, and the performance of our Chief Executive Officer. Our Chair (or if the Chair is not an independent director, the presiding director) leads these sessions.

CEO Evaluation

The Chair (or if the Chair is not an independent director, the presiding director) meets with our Chief Executive Officer at least annually to discuss the Board’s feedback on the CEO’s performance and to suggest areas for improvement. The discussion is based on a robust written evaluation with input from all directors on goals, objectives and performance, including in respect of leadership and people, strategic planning, financial results, external relations and Board relations. Feedback is elicited through a written performance evaluation completed by each director that solicits both quantitative and qualitative responses regarding these key areas of performance.

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Transactions With Related Persons

SEC rules require us to disclose certain transactions with “related persons.” These are transactions, with some exceptions, involving amounts in excess of $120,000 between PVH on one side and one of the following categories of people on the other side:

• a current director or executive officer; • a person who, during our most recently completed fiscal year, served as a director or executive officer; • a nominee for director;	• a holder of more than 5% of our common stock; or • an immediate family member of someone who falls into one of the foregoing categories.

No transactions met these criteria in 2024.

The Audit & Risk Management Committee is required to review and approve any transaction between PVH and any director or executive officer that will, or is reasonably likely to, require disclosure under SEC rules. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:

•   whether the terms of the transaction are fair to PVH and on the same basis as would apply if the transaction did not involve a related person;

•   whether there are business reasons for PVH to enter into the transaction;

•   whether the transaction would impair the independence of an outside director; and

•   whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction, and the ongoing nature of any proposed relationship.

Additionally, under our Code of Business Conduct and Ethics and our Conflict of Interest Policy, our directors and associates, including executive officers, have a duty to report all potential conflicts of interest, including transactions with related persons. We have established procedures for reviewing and approving disclosures under the Conflict of Interest Policy, and all disclosures are discussed annually with the Audit & Risk Management Committee.

Insider Trading Policy

We have an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities that is designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. The Insider Trading Policy applies to our directors, officers and employees, as well as to PVH.

Governing Documents

Corporate Governance Guidelines. Our Corporate Governance Guidelines address matters such as director qualifications and responsibilities, Board committees and their charters, the responsibilities of the independent Chair or presiding director (as applicable), director independence, director access to management, director compensation, director orientation and education, evaluation of management, management development and succession planning, and annual performance evaluations for the Board. The Nominating, Governance & Management Development Committee reviews the Corporate Governance Guidelines annually and determines whether to recommend changes to the Board.

Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Code of Ethics is designed to ensure full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics that would otherwise be reportable on a Current Report on Form 8-K. Any such disclosure will be posted within four business days of the amendment or waiver.

Code of Business Conduct and Ethics. The Code of Conduct and Ethics, which applies to all PVH directors, officers and associates, addresses matters such as conflicts of interest, insider trading, confidentiality of PVH’s proprietary information, and discrimination and harassment.

All of these documents, as well as the charters for our four standing committees, are posted on our website at PVH.com/investor-relations/governance.

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How to Contact the Board

Stockholders and other interested parties may send communications to the Board of Directors (or to one or more individual directors, such as the non-management directors or the Chair). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of PVH Corp., 285 Madison Avenue, New York, New York 10017.

Values, Governance, Human Capital Resources, Corporate
Responsibility, and Political and Lobbying Activities

Throughout our 140-year plus history, we have been passionate about doing the right thing. Our values — individuality, partnership, passion, integrity and accountability — define who we are as a company, and we encourage our associates to embody them every day.

Upholding Our Values

Our commitment to our stockholders goes beyond taking responsible actions to increase stockholder value. We are proud that our efforts regarding business conduct, inclusivity, human capital and sustainability have led to a variety of positive recognition for PVH. We have been named to Disability: IN’s Best Places to Work for Disability Inclusion and Forbes’ list of World’s Top Companies for Women where we ranked third in our category (Clothing, Shoes and Sports Equipment) and in the top 10% of all companies listed.

Integrity and accountability are pillars in our conduct of business. We maintain a whistleblower reporting system operated by an independent third party with online and telephone reporting options for our associates, workers at our suppliers’ factories, talent used in our marketing shoots, and employees of our joint ventures. The associate option, which supplements internal reporting options, is available in 15 languages and allows for reporting on an anonymous basis (except when prohibited by law). We have a strict non-retaliation policy to protect associates who report suspected misconduct in good faith, as well as those who cooperate in any investigation.

Governance

We are committed to excellence in corporate governance. To that end, we regularly review our practices and consider adopting new, and changing existing, governance practices as best practices evolve.

We moved from a classified Board to annual elections well before it was a common practice, and our Audit & Risk Management Committee has had a decades-long commitment to independence and meticulous oversight.

In 2021, we completed a CEO transition that was part of a rigorous, multi-year succession planning process in which we considered both internal and external candidates. This transition also led us to reconsider separating the Board Chair and CEO roles and prompted the Board to appoint an independent, non-executive Chair at the end of 2021. A new independent, non-executive Chair was appointed upon the retirement of the prior Chair in 2022.

Other relatively recent governance improvements included updating our ownership guidelines to cover additional senior executives in addition to our active executive officers, and increasing the ownership requirement in some cases; eliminating (with overwhelming stockholder support) the supermajority voting provisions in our Certificate of Incorporation and other antitakeover defenses; and amending our Stock Incentive Plan (again, with strong stockholder support) to add certain restrictions, such as a cap on annual director awards, not paying dividend equivalents on unvested time-vesting awards unless they vest, not accruing dividend equivalents on performance-based awards, and making awards subject to recoupment (“clawbacks”).

Human Capital Resources

To help us attract, develop and retain the well-rounded workforce that is critical to our long-term success, we strive to create a strong associate experience and an inclusive workplace. Our associates have a range of opportunities to grow and develop in their careers, supported by competitive compensation, benefits, and health and wellness programs, and by programs that help them build connections with their communities.

As a global company serving consumers worldwide with operations in over 40 countries, inclusion and diversity is integral to building Calvin Klein and TOMMY HILFIGER into the most desirable lifestyle brands in the world and making PVH one of the highest performing brand groups in our sector. Individuality is a value at PVH – our people and their diverse and unique lived experiences and perspectives are essential to our strategy to accelerate growth and build business value. Both of our iconic brands have a long history of celebrating individuality – it's a part of our DNA, enabling us to connect more deeply with our well-varied global consumer base.

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We are committed to fostering an inclusive work environment to unlock the full potential of all our associates and our business and to creating a culture of belonging where every associate feels welcomed, valued, respected and can thrive.

As part of our commitment to inclusion, we also aim to create positive impacts in the communities we operate in, supporting programs that promote access, opportunity, education, and empowerment for all.

Our talent program covers associate performance and development, as well as succession planning. We regularly review succession plans and conduct assessments to identify talent needs and development opportunities for our associates. Our approach to performance and development is designed to encourage goal setting and shared priorities, motivate our associates to advance, leverage our associates’ strengths, and encourage a coaching and feedback culture, while also supporting our efforts to promote internally.

Developing our associates is a key strategic priority for us. In 2024, we supported efforts to strengthen people manager capabilities by building on the Manager Studio, a global digital destination and suite of learnings released in 2023, including adding courses on priority setting and leading change. We also introduced Leadership Accelerator and Leadership Fundamentals, multi-month development programs. This complements PVH University, our global internal learning and development platform, that provides engaging and impactful content and learning opportunities that empower associates to build core competencies and develop skills necessary for improvement and advancement. Additionally in 2024, we enhanced our talent and succession planning to begin deepening internal succession pipelines and preparing internal successors with targeted development experiences.

Corporate Responsibility

We are committed to the environment, with a goal of reaching net zero while preserving resources and nature, and to human rights by promoting fundamental principles and rights for the workers in our supply chain. By leveraging the power of our iconic brands and partnering with human rights and environmental experts, we will continue to deliver on our corporate responsibility commitments.

We also are committed to fostering an inclusive work environment to unlock the full potential of all our associates and our business, and to creating a culture of belonging where every associate feels welcomed, valued, respected and can thrive. Further, we work to ensure that our products, stores, marketing and advertising best represent our global consumer. As part of our commitment to inclusion, we also aim to create positive impacts in the communities in which we operate.

Political and Lobbying Activities

PVH does not contribute to political candidates, parties or causes. We do occasionally participate in lobbying activities, principally through our membership in industry associations. Our most recent efforts were in connection with legislation related to COVID-19.

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Director Compensation

Annual Retainers

Non-employee directors are paid annually in a combination of cash and restricted stock units, as shown below.

Recipient	Value and Form of Payment
Each Non-Employee Director	$100,000, in cash
Each Non-Employee Director	RSUs, settled in shares of our common stock with a value of approximately $180,000 on the grant date
Non-Executive Chair	Additional RSUs, settled in shares of our common stock, with a value of approximately $200,000 on the grant date
Chair of the Audit & Risk Management Committee	$45,000, in cash
Other Members of the Audit & Risk Management Committee	$20,000, in cash
Chair of the Compensation Committee	$35,000, in cash
Other Members of the Compensation Committee	$15,000, in cash
Chairs of the Nominating, Governance & Management Development Committee and the Corporate Responsibility Committee	$25,000, in cash
Other Members of the Nominating, Governance & Management Development Committee and the Corporate Responsibility Committee	$10,000, in cash

Non-employee directors are reimbursed for their meeting-related expenses in addition to receiving the compensation disclosed above.

Non-employee directors who join the Board after our annual meeting are paid a pro rata portion of the applicable fees for the year but do not receive an RSU award. We would not pay fees or make equity grants to non-employee directors who are designated for election by a stockholder having director nomination rights.

Our non-employee directors receive nominal benefits and perquisites. They are entitled to the same discounts at our retail stores as are available to all associates. In addition, we provide business accident travel insurance for directors and their spouses, which is at no additional cost to us because we maintain coverage for our associates globally. Finally, non-employee directors are eligible to participate at their own cost in our group umbrella insurance program, which may offer more favorable rates than they can obtain on their own.

Stock Ownership Guidelines

Our non-employee directors are required to own shares of our common stock with an aggregate value equal to five times the standard annual cash retainer payable to directors. New directors have five years from the date they are elected to attain this ownership level. All of our non-employee directors, other than Mr. Andersen, Mr. Bhalla and Ms. Gulliver, are in compliance with this requirement as of the date of this Proxy Statement. Mr. Bhalla has until calendar year 2027 to meet the guideline and Mr. Anderson and Ms. Gulliver have until calendar year 2029 to meet the guideline. Directors must hold 50% of the shares received upon the vesting of their equity awards (after payment of taxes) until they satisfy the guideline.

PVH Corp. 2025 Proxy Statement  /  35

2024 Compensation

The following table sets forth the information concerning the compensation of all individuals who served as directors during any portion of 2024, other than Mr. Larsson, whose compensation as an executive is set forth on the Summary Compensation Table on page 60. Directors who are employees of the company receive no additional compensation for serving on the Board.

	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)
Jesper Andersen[3]	16,333	N/A	16,333
Ajay Bhalla	120,000	180,095	300,095
Michael M. Calbert	125,000	380,114	505,114
Brent Callinicos	157,500	180,095	337,595
George Cheeks	125,000	180,095	305,095
Kate Gulliver[3]	49,000	N/A	49,000
G. Penny McIntyre	125,000	180,095	305,095
Amy McPherson	145,000	180,095	325,095
Amanda Sourry	145,000	180,095	325,095
Former Director
Allison Peterson[4]	59,375	N/A	59,375

1   The fees earned or paid in cash to the directors consist of the following:

	Annual Director Fee ($)	Committee Chair Fees ($)	Committee Member Fees ($)	Total ($)
Jesper Andersen	13,611	N/A	2,722	16,333
Ajay Bhalla	100,000	N/A	20,000	120,000
Michael M. Calbert	100,000	N/A	25,000	125,000
Brent Callinicos	100,000	45,000	12,500	157,500
George Cheeks	100,000	N/A	25,000	125,000
Kate Gulliver	40,833	N/A	8,167	49,000
G. Penny McIntyre	100,000	25,000	N/A	125,000
Amy McPherson	100,000	25,000	20,000	145,000
Amanda Sourry	100,000	35,000	10,000	145,000
Former Director
Allison Peterson	47,500	N/A	11,875	59,375

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2   The amounts are the aggregate fair value of RSUs granted to our independent directors in 2024. All grants to these directors were made on the same date in June and in accordance with the compensation package described in this section under the heading “Annual Retainers.” The fair value is equal to $111.93, the closing price of our common stock on the grant date, multiplied by the number of RSUs granted.

     The number of outstanding RSUs for each of our directors as of February 2, 2025, was as follows:

Stock Awards (#)[a]
Jesper Andersen	N/A
Ajay Bhalla	1,609
Michael M. Calbert	8,013[b]
Brent Callinicos	1,609
George Cheeks	1,609
Kate Gulliver	N/A
G. Penny McIntyre	18,000[c]
Amy McPherson	1,609
Amanda Sourry	1,609
Former Director
Allison Peterson	N/A

a   Stock awards for each of our current directors consist of restricted stock units that vest on the earlier of one year after the date of grant or the date of the Annual Meeting of Stockholders following the year of grant.

b   Settlement of 4,617 of these outstanding awards has been deferred pursuant to the director's election, as permitted under our Stock Incentive Plan.

c   Settlement of 16,391 of these outstanding awards has been deferred pursuant to the director's election, as permitted under our Stock Incentive Plan.

3   Mr. Andersen and Ms. Gulliver joined the Board effective August and November 2024, respectively, and therefore were not eligible for the RSU grant.

4   Ms. Peterson’s service as director ended in June 2024.

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Proposal 2
Advisory Vote on Executive Compensation

We are asking stockholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Compensation Discussion & Analysis and Executive Compensation Tables sections that follow. While the results of this vote are non-binding, the Compensation Committee intends to consider carefully those results when making future compensation decisions.

The following is a summary of key points that stockholders may wish to consider as they make their voting decisions. We encourage you to review the entire Compensation Discussion and Analysis for detailed information on our executive compensation program.

Our compensation program emphasizes performance-based short- and long-term pay, including equity, to ensure a rigorous pay-for-performance culture. A significant majority (generally, approximately 70% to 90% based on target-level compensation) of each NEO’s compensation package consists of short-term and long-term awards that pay out only upon the achievement of specific financial targets, and realized values of equity awards are linked to increases in stock price and stockholder value over time.

The Board of Directors recommends a vote FOR approval of the compensation paid to our Named Executive Officers.

Proxies received in response to this solicitation will be voted FOR this proposal unless the stockholder specifies otherwise.

Our performance targets are meaningful and are designed to encourage executives to perform at high levels. For bonuses to pay out at target percentages, we must achieve financial goals generally based on the annual budget reviewed and approved by the Board of Directors. Business unit performance goals are based on business plans reviewed with the Board.

Performance share units will pay out at the target level only if we achieve a meaningful return on invested capital over a three-year period and outperform a group of industry peers.

Our compensation program reflects sound pay practices.

•   We generally do not provide our NEOs with any guarantees as to salary increases, bonuses, incentive plan awards or equity compensation.

•   Our perquisites are modest.

•   We have adopted stock ownership guidelines (including holding requirements until ownership levels are achieved) for our executive officers that are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus.

Our total compensation packages are comparable to those awarded by our peers. When we establish compensation packages each year, we compare the total compensation that each NEO can earn to compensation for the most comparable executives at the companies in our peer group. We confirm the accuracy of such comparisons by reviewing actual amounts paid or expected to be paid at the end of each year. Consistent with our emphasis on pay for performance, target compensation for our Chief Executive Officer and for our other NEOs is heavily weighted on long-term and performance-based elements. In all cases, the weighting is consistent with the weighting in pay packages for the NEOs’ counterparts at our peers.

We believe the information disclosed in the Compensation Discussion & Analysis and Executive Compensation Tables sections that follow demonstrates that our executive compensation program is well-designed, is working as intended, emphasizes pay for performance without encouraging undue risk, incorporates sound corporate governance and compensation practices, and foregoes elements that are considered poor pay practices.

The Board submits the following resolution to stockholders to indicate their non-binding advisory approval:

Resolved, that the compensation paid to PVH’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion & Analysis, compensation tables, and any related narrative discussion, is hereby approved.

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Compensation
Discussion & Analysis

Executive Summary

This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation program and the compensation decisions for our Named Executive Officers, or NEOs:

NEO	Title
Stefan Larsson	Chief Executive Officer
Zachary J. Coughlin	Executive Vice President and Chief Financial Officer
Lea Rytz Goldman[1]	Global Brand President, Tommy Hilfiger
David Savman[2]	Global Head of Operations and Chief Supply Chain Officer
Eva Serrano	Global Brand President, Calvin Klein
Martijn Hagman[3]	Former Chief Executive Officer, PVH Europe

1   Ms. Rytz Goldman commenced employment on April 3, 2024.

2   Mr. Savman served as the Interim Chief Executive Officer, PVH Europe from June 1, 2024, until December 1, 2024, and thereafter assisted in the transition of his successor in that role, as well as commenced his responsibilities for his new role, which he officially was appointed to effective January 27, 2025.

3   Mr. Hagman stepped down from his role effective June 1, 2024, and has since left the company; any payments to Mr. Hagman were in accordance with his employment agreement.

2024 Performance Highlights

We continued to make progress against the PVH+ Plan, driving next-level execution across our businesses globally and working toward our PVH+ Plan targets despite market volatility and macroeconomic and geopolitical headwinds.

In 2024, we drove powerful consumer engagement for both Calvin Klein and TOMMY HILFIGER, bringing our two global iconic brands to life through cut-through campaigns featuring mega talent.

We delivered strong performance in 2024, led by our iconic global brands and the disciplined execution of our multi-year, brand-building growth plan, the PVH+ Plan. We delivered another year of profit growth in North America, drove sequential improvements in our wholesale order books in Europe while improving our quality of sales, and achieved our third consecutive year of growth in Asia Pacific on a constant currency basis.

Our achievements on each of the five key growth drivers of the PVH+ Plan in 2024 powers our brand-building consumer flywheel where strong products lead to consumer engagement and brand desirability which in turn leads to strong marketplace execution.

Key highlights include:

•   Win with the best product — Focused on advancing our category offense with the most compelling products in the market to drive product strength and newness.

•   Win with the best consumer engagement — Our brands came to life with high-impact campaigns that repeatedly cut through in the marketplace, amplified by mega talent and brand ambassadors like Jeremy Allen White, Greta Lee, Kendall Jenner, Stray Kids, Damson Idris and Patrick Schwarzenegger, just to name a few. Both brands drove incredible brand-building impact and continued to define cultural conversation by leaning into their iconic DNA made current for today. Tommy Hilfiger drove record engagement during its two fashion shows, while Calvin Klein announced a return to the runway for 2025.

PVH Corp. 2025 Proxy Statement  /  39

•   Win in the digitally-led marketplace — Strengthened the brand experience across social, e-commerce and stores, and deepened our relationships with our key wholesale partners with a strong quality of sales focus globally.

•   Develop a demand- and data-driven operating model — Continued to build out our demand- and data-driven supply chain, focusing on higher availability of important core products and increased stock freshness.

•   Drive efficiencies and invest in growth — We relentlessly focused on driving efficiencies, maintaining cost discipline and simplifying how we work globally while continuing to invest in growth initiatives and marketing campaigns.

Our 2024 financial performance reflected progress against our PVH+ Plan execution. Revenue, EBIT and EPS all came in line with our plan. Our strong performance and financial condition allowed us to deliver on our commitment under the PVH+ Plan to return excess cash to stockholders; we repurchased 4.7 million shares for approximately $500 million.

Revenue

$8.7B

compared to $9.2 billion in 2023, a 6% decrease. The revenue results reflect:

•   a 2% decline resulting from the sale of the Heritage Brands women’s intimates business, a planned strategic reduction of sales in Europe to drive higher quality of sales in region and a 1% decline from the 53rd week in 2023.

	Tommy Hilfiger	Calvin Klein	Heritage Brands

•   Tommy Hilfiger revenue decreased 5% compared to 2023 (decreased 4%* on a constant currency basis)

•   Tommy Hilfiger International revenue decreased 7% (decreased 6%* on a constant currency basis)

•   Tommy Hilfiger North America revenue was flat

•   Calvin Klein revenue decreased 1% compared to 2023 (was flat* on a constant currency basis)

•   Calvin Klein International revenue decreased 2% (was flat* on a constant currency basis)

•   Calvin Klein North America revenue decreased 1%

• Heritage Brands revenue decreased 57% compared to 2023 (and includes a 45% decrease resulting from the sale of the Heritage Brands women’s intimates business)

EPS * Reconciliations to GAAP amounts appear on Exhibit A.	EBIT

2024 Compensation Highlights

Our pay for performance compensation program continues to align executive compensation with the PVH+ Plan strategic priorities and balances short-term financial results with creating long-term shareholder value. No significant changes were made to the design of our compensation program in 2024 as compared to 2023.

•   Say on Pay: Our stockholders overwhelmingly approved compensation of our Named Executive Officers with over 98% of votes in favor of the advisory proposal at our 2024 annual shareholder meeting.

•   Salary: We increased the base salary for our Chief Executive Officer and for our Chief Financial Officer in recognition of their performance and to align their compensation to market peers.

•   Annual bonus awards were made subject to two financial measures: Revenue growth, a key PVH+ Plan goal, and EBIT, at the company level and the business unit level, where applicable. The weightings assigned to each performance metric for the NEOs’ 2024 bonus awards varied based on each NEO’s scope of responsibility. Corporate executives’ bonus results are based on 100% PVH performance and business unit executives’ bonus results are based on 70% business unit performance and 30% PVH performance.

•   PSU awards were made subject to two financial measures: Return on invested capital and relative TSR, in each case over a three-year performance period, evenly weighted.

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Annual bonus award payouts were slightly below target for total company performance, with both revenue (99.6% of target) and EBIT (99.2% of target) slightly below the target measures. On a business unit basis:

•   Calvin Klein Global was below target in both the revenue (98.8% of target) and EBIT measures (96.9% of target).

•   Tommy Hilfiger Global was below target in both revenue (98.4% of target) and EBIT measures (92.8% of target).

•   PVH Europe performance was above target for revenue (101.1% of target) and below target for EBIT measures (94.4% of target).

The table below shows the principal elements of the compensation program for our Named Executive Officers and the target values attributable to each element for 2024, subject to the following:

•   Base salaries are shown on an annualized basis at the highest level for the year.

•   Annual bonuses are shown at the target-level payouts.

•   RSUs, stock options and performance share units are shown at the grant date value.

Short-Term		Long-Term		
	Base Salary	**Annual Bonus**	**Restricted Stock Units**	**Stock Options**	**Performance Share Units**
Frequency	Reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually
Form	Cash →	→	Equity →	→	→
Fixed vs. At Risk	Fixed →	At Risk →	→	→	→
Performance Cycle/Vesting	N/A	1 year	4 years: vesting 25% on each of the first four anniversaries of the grant date	4 years: vesting 25% on each of the first four anniversaries of the grant date	3 years[1]
Performance Measures	N/A	· Corporate EBIT and Revenue for all NEOs · Business Unit EBIT and Revenue for NEOs with divisional responsibilities · Payouts can be modified based on strategic criteria	N/A	N/A	· 3-Year Relative TSR (50%) · 3-Year Return on Invested Capital (50%)
2024 Values					
Stefan Larsson[1]	$1,450,000	$2,900,000	$3,330,254	$2,225,040	$5,550,277
Zachary J. Coughlin	$900,000	$1,125,000	$1,080,379	$725,424	$1,800,339
Lea Rytz Goldman[2]	€750,000	€750,000	$750,251	N/A	$750,251
David Savman[3]	$825,000	$750,000	$500,021	N/A	$500,021
Eva Serrano	$850,000	$850,000	$850,343	N/A	$850,343
Martijn Hagman	€1,000,000	€1,000,000	$900,389	$603,504	$1,500,653

1   Awards to the Chief Executive Officer are subject to an additional one-year holding period for the after-tax shares delivered when the award vests.

2   Amounts shown for Ms. Rytz Goldman are at a full-year value and do not reflect that she joined PVH in April 2024.

3   Bonus target amount shown for Mr. Savman is based on his base salary as of October 31, 2024 in accordance with the terms of the Performance Incentive Bonus plan.

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PVH Pay Mix

As shown below, the distribution of our executive’s full-year target compensation is significantly weighed towards performance-based long- and short-term, variable elements.

Compensation Governance

Our executive compensation program continues to demonstrate our pay for performance philosophy and support strong compensation governance. Our executive compensation program aligns the interests of our NEOs with the interests of our stockholders and avoids excessive risk.

Our Compensation Practices (What We Do)	Prohibited Practices (What We Don’t Do)

 We regularly engage with institutional investors to solicit and respond to feedback on our compensation programs.

 A significant portion of our executive compensation program is variable and earned based on long-term, multi-year PVH performance.

 We use different financial metrics to determine annual bonuses and PSU awards so executives focus on the business as a whole and not on any particular performance goal.

 We regularly reassess the financial measures used with our performance-based awards, as well as the mix of elements that make up our compensation program, to ensure they promote long-term stockholder value and align with investor priorities.

 Our executive officers are subject to stringent stock ownership guidelines: 6x base salary for the CEO, 3x base salary for the CFO, the CEO, PVH Americas, the CEO, PVH EMEA, the Global Brand President, Calvin Klein, the Global Brand President, Tommy Hilfiger and the Global Head of Operations and Chief Supply Chain Officer and 2x base salary (increased in 2025 from 1.5x base salary) for other members of the Executive Leadership Team with limits on the amount of stock they can sell before they satisfy the applicable guideline.

 Our change in control arrangements are “double-trigger.”

 Our Clawback Policy allows us to recover or cancel incentive compensation awards and payouts in the event of a restatement of our financial statements or a material breach of a material company policy.

 The Compensation Committee consists of three independent directors who have engaged an independent compensation advisor.

 Awards under our incentive plans are capped to prevent undue efforts to surpass the target for any particular metric.

 We conduct an annual risk assessment of our executive compensation program to ensure that pay aligns with performance and minimizes excessive risk-taking.

  We do not grant awards to our NEOs to replace awards that did not (or are not expected to) pay out.

  We do not grant discretionary awards that are not substantiated by company or individual performance or duties.

  We do not allow “retesting” or the use of multiple one-year targets with our annual bonus awards that provide NEOs with the opportunity to receive the same payout so long as one of the targets is satisfied.

  We do not permit repricing of underwater stock options.

  We do not pay dividends on unvested RSUs or accrue dividends or dividend equivalents on unearned PSUs.

  Pension and welfare benefits and perquisites are not a significant part of our NEOs’ compensation.

  NEO employment agreements do not provide for tax gross-ups on severance.

  We do not permit our NEOs to pledge PVH securities, hold PVH securities in a margin account, or engage in hedging or similar transactions.

  We do not provide any special benefits or compensation upon the death of an NEO.

  NEO employment agreements do not include long-term compensation in the calculation of the amount of severance payable.

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2024 Executive Compensation Program

Philosophy and Approach

Performance-focused

The majority of each Named Executive Officer’s total direct compensation opportunity includes short-term and long-term incentive awards that pay out only if we achieve specific financial and strategic targets. Our equity awards are impacted by our stock price performance over time. The design of our compensation program, which takes a pay for performance approach, remained unchanged. All performance-based incentive awards continue to be subject to different performance measures implemented in 2023. Our compensation program incentivizes our executive officers to improve PVH’s financial performance, profitably grow our brands, increase long-term stockholder value, and achieve our PVH+ Plan growth drivers – and is designed to reward them only to the extent they attain these objectives.

Competitive

Our compensation program is designed to enable PVH to attract and retain top talent best positioned to drive the strategic execution of the PVH+ Plan. An organization of our size and breadth can only operate effectively and profitably if it is managed by a team of talented executives who have the necessary experience and subject matter expertise critical to achieve our growth drivers. We apply a total compensation focus when we establish compensation packages for our executives, comparing the total potential amount of each pay element (base, annual bonus and long-term equity award) that each Named Executive Officer can earn to the compensation awarded to the most comparable executives at the companies in our compensation peer group. (For more information on the compensation peer group, see “Compensation Peer Group” on page 53.)

Flexible

The Compensation Committee reviews all elements of our compensation program annually to ensure that they are consistent with stockholder interests and enable us to attract, retain and incentivize executives. As part of that review, the Committee considers the retail and apparel industry and similar industries, regulatory changes and marketplace developments, and analyzes the compensation practices of our peer group. The Committee also takes into consideration PVH’s strategic priorities, in particular the PVH+ Plan to ensure that our compensation programs are incentivizing the behaviors and results that will help us compete and successfully execute our strategy. Our compensation program utilizes stockholder approved plans that enable us to use various short-term and long-term compensation elements that are fixed and variable. In administering the program each year, the Committee determines what types of awards to grant, the financial measures and performance goals (if any) to apply to the awards, the performance period(s) (if any), and the mix of awards to be granted to the NEOs.

Special Note

The compensation packages for Ms. Rytz Goldman and Mr. Hagman are aligned to the local labor requirements where they are employed and differ from the compensation paid to the other NEOs employed in the U.S. The principal differences relate to benefits (which are largely dictated by statute in Europe) and currency. Accordingly, not all of the discussion regarding our NEOs pertains to them.

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Executive Compensation Overview

Elements of Compensation

Our 2024 executive compensation program consisted of five components with the following purposes:

1.  Base Salary, which provides a competitive amount of fixed compensation.

2.  Bonus Awards under the Performance Incentive Bonus Plan, which provide an annual opportunity to earn an incentive cash award if PVH achieves predetermined financial performance goals.

3.  Stock Options under the Stock Incentive Plan, which provide an opportunity to benefit from long-term appreciation in the price of our common stock.

4.  Restricted Stock Units under the Stock Incentive Plan, which directly align recipients’ long-term interests with those of our stockholders by mimicking the value of our common stock.

5.  Performance Share Units under the Stock Incentive Plan, which provide an opportunity to earn equity if PVH achieves predetermined long-term financial performance goals.

All NEOs have all components in their compensation packages, other than stock options, which were granted in 2024 only to our CEO, CFO, and Former CEO, PVH Europe.

Compensation Committee Process

Considerations when setting compensation

Every year the Compensation Committee reviews the performance and compensation packages for each of our Named Executive Officers. This review considers the NEOs’ respective base salaries, the annual bonus and PSU award targets and measures, the grant date value of the NEOs’ equity awards, and the mix of pay across these compensation elements. We do not prescribe a specific formula for the allocation of pay elements other than to favor variable performance-based pay over fixed, and long-term pay over short-term.

When setting the compensation packages for the NEOs, the Compensation Committee starts by looking at the competitiveness of our compensation compared to the compensation for comparable executives within our compensation peer group. The Compensation Committee obtains input from the independent compensation consultant and also considers factors, such as:

• job responsibility; • individual, business unit, and company performance; • potential for advancement; • tenure in role and overall tenure with PVH;	• internal pay equity; • pay history; • retention considerations; and • alignment with stockholder interests.

We also engage with stockholders on our compensation practices and pay for performance alignment, most notably on CEO compensation, and periodically seek input regarding our compensation program and the compensation paid to our senior executives. The Compensation Committee has discussed and considered communications received from stockholders relating to our compensation program, and, in the past, the Committee Chair has responded to inquiries. In addition, the members of the Compensation Committee typically attend our Annual Meeting and are available to answer questions regarding our compensation program.

In addition, the Compensation Committee receives input from the Chief Executive Officer and the Chief People Officer (except with respect to their own compensation).

The Chief Executive Officer’s compensation is more heavily weighted toward long-term, performance-based compensation compared to other NEOs, and the Committee has preferred to look at multi-year performance to determine whether compensation is appropriately aligned to our pay for performance approach. Adjustments to Mr. Larsson’s compensation package are largely determined based upon the Board’s assessment of his long-term performance and shareholder value creation. The full Board discusses, considers and approves all changes to the Chief Executive Officer’s compensation package recommended by the Compensation Committee.

Authority to grant equity awards

The Compensation Committee has the sole authority to grant equity awards to the NEOs. The Committee has delegated limited authority to the Chief People Officer to make equity awards to PVH associates (other than our Section 16 officers and the other members of our Executive Leadership Team), principally in connection with promotions and hiring. Pursuant to this authority, the Chief People Officer may grant annually, restricted stock units with an aggregate grant date value of $5 million. Awards made for retentive

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purposes in connection with any singular event, occurrence or circumstance shall also be limited to a grant date value of $500,000 with respect to all grantees, in the aggregate. This delegation is reviewed annually. The Committee receives a report annually on the awards granted pursuant to this delegation of authority.

Schedule for Compensation Committee meetings

The Compensation Committee generally makes decisions during the first quarter of each year about bonus plan award payouts for the recently completed fiscal year, as well as on base salaries, target annual bonus opportunity, and equity grants for the current year. See “Timing of Equity Awards” on page 56. In addition, the Committee uses its first quarter meetings to consider and approve any new incentive compensation plans or arrangements, or amendments to existing plans, that require Board or stockholder approval.

The Compensation Committee’s other meetings during the year typically are focused on reviewing our compensation programs generally and discussing potential changes to these programs, including to address corporate governance, regulatory developments and market practice. In addition, the Committee regularly reviews the types and mix of incentive awards included in our compensation program, the financial measures used in incentive awards, and alternative plans and financial measures. The Committee also uses its other meetings to address compensation issues relating to changes in executives’ roles and promotions among the executive ranks.

Understanding long-term value of executive compensation

The Compensation Committee reviews a number of data points, including the value of outstanding equity awards based on our current share price and the number of shares underlying those awards to assess the full value of our executives’ compensation and total rewards over multiple years. The Committee reviews prior-year and proposed compensation, including all elements of cash compensation, incentive compensation, perquisites, and benefits. This information enables the Committee to evaluate the full range of executive compensation; understand the magnitude of potential payouts in the event of retirement, change in control, and other events resulting in termination of employment; and consider changes to our compensation program, arrangements and plans in light of “best practices” and market trends.

Independent Compensation Consultant

In December 2024, the Compensation Committee approved the retention of Frederic W. Cook & Co. (“FW Cook”) as its new independent compensation consultant, replacing ClearBridge Compensation Group (“ClearBridge”). FW Cook is a compensation consultant and industry leader. The change was made in part based on FW Cook’s experience in our industry and their ability to leverage international compensation resources. The Committee directs the compensation consultant, approves the scope of the compensation consultant’s work each year, and approves the associated fees.

Both ClearBridge and FW Cook have been determined by the Compensation Committee to be independent under SEC rules and NYSE listing standards. FW Cook also advises, and reports to, the Nominating, Governance & Management Development Committee on matters relating to non-employee director compensation. Management is prohibited from retaining the compensation consultant without the prior approval of the Compensation Committee.

FW Cook reports directly to the Compensation Committee and partners with PVH management, including our Chief Executive Officer, Chief People Officer, and Total Rewards team to review compensation packages and the overall compensation program. The Committee instructs the compensation consultant team to provide certain information, analysis and recommendations to facilitate the Committee’s annual review of the compensation program and related matters. The principal focus areas in 2024 were whether to maintain our overall program design and how to improve the long-term elements of the program to drive greater consistency and meet the PVH+ Plan drivers.

The compensation consultant provides competitive benchmarking and helps the Committee assess risks in our compensation program, identify appropriate peer groups and potential changes to the companies included in them, review executive retention considerations relating to compensation program construction, including stock awards, and address governance issues with respect to executive compensation practices.

Role of Management

Our Chief People Officer, with support from Total Rewards and Legal and in coordination with the compensation consultant, prepares meeting materials. We include, where appropriate, recommendations to the Compensation Committee about program and plan changes and decisions, report on and provide input with respect to compliance with plan terms and provisions, and proposals regarding revisions to the Committee’s charter and policies. Management also provides guidance to the Compensation Committee regarding matters such as associate feedback on compensation arrangements, legal and regulatory developments and disclosure requirements, and administers all pay actions approved by the Committee.

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Compensation Decisions for 2024

Overview

Our 2024 financial performance reflected progress against our PVH+ Plan execution. Revenue, EBIT and EPS all came in line with our plan. Revenue was down 6% versus 2023 and was attributed primarily to a 2% decline resulting from the sale of the Heritage Brands women’s intimates business, a 1% negative foreign currency impact and a 1% decline related to the 53rd week in 2023. Tommy Hilfiger revenue decreased 5% compared to 2023, while Calvin Klein revenue decreased 1%.

Our NEOs’ 2024 compensation components remained the same compared to 2023 and continued to be focused on advancing the growth drivers and achieving the goals of the PVH+ Plan. The financial metrics used for the short-term annual bonus awards and the long-term PSU awards align executive compensation with stockholder returns.

The table below summarizes our key compensation decisions for the NEOs for 2024.

Pay element	Compensation Approach	Compensation Decisions for 2024
Base salary	∙ The Committee considers whether the NEO was recently promoted or assumed additional responsibilities. The Committee also considers market data.

∙ Messrs. Larsson and Coughlin each received base salary increases as part of the Compensation Committee’s annual compensation review process based on their performance in 2023 and to better align with market peers.

∙ Mr. Savman received a base salary increase in recognition of his new role.

Short-Term incentives (Annual bonuses under our Performance Incentive Bonus Plan)

∙ Total PVH earnings performance metrics for all NEOs: EBIT and revenue

∙ Business unit earnings performance metrics for NEOs with divisional responsibilities: EBIT and revenue

∙ Payouts can be modified by +/- 25% of salary based on strategic performance criteria

∙ Performance goals are generally established around the end of the first quarter

∙ Certification of financial results subject to pre-approved list of adjustments and exclusions

∙ The performance measures for the annual bonus awards made to the NEOs achieved an overall payout of 97% of target for Total PVH performance; 89% of target for Calvin Klein Global; 78% for Tommy Hilfiger Global; and 92% for PVH Europe.

∙ As a part of the Compensation Committee’s annual compensation review process, Mr. Coughlin received a bonus target increase based on his performance in 2023 and to better align with market peers.

Long-Term incentives (Combination of RSUs, stock options and PSUs)

∙ Stock options and RSUs vest at a rate of 25% on each of the first four anniversaries of the grant date (assuming continued employment)

∙ PSUs are subject to relative TSR against the custom comparator group (50%) and ROIC (50%), each for a three-year performance period

∙ Receipt of payouts of PSU awards for our CEO are subject to a one-year holding period after vesting

∙ All Executive Leadership Team members receive 50% of their equity award value in PSUs, while the balance is delivered in a combination of options and RSUs or RSUs only.

∙ Return on invested capital focuses on building long-term value and recognizes the role of our most senior leaders in influencing capital investment decisions

∙ As part of the Compensation Committee’s annual compensation review process, Mr. Coughlin received an equity target increase based on his performance in 2023 and to better align with market peers.

Base Salaries

Objectives

Base salaries provide our NEOs with a stable and secure source of income at a market-competitive level.

Considerations

Base salaries are established for each NEO primarily based upon market considerations, reported data of the companies in the compensation peer group, PVH’s overall performance, our expected performance, individual performance and business unit performance. For any particular NEO, the Compensation Committee also considers whether the NEO was recently promoted or assumed additional responsibilities, and the NEO’s performance on the PVH+ Plan growth drivers. Finally, the Committee takes into account the relative salaries of our NEOs. Ultimately, base salary decisions are at the Compensation Committee’s discretion. No specific weight is assigned to any deciding factor.

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2024 Decisions

Base salary increases were awarded to Mr. Larsson and Mr. Coughlin in recognition of their 2023 performance making significant progress on PVH+ Plan drivers and to align with market peers. Mr. Savman moved into an interim role in 2024, with a salary increase reflecting his additional significant responsibilities.

Base salary increases for our NEOs from end of fiscal year 2023 to end of fiscal year 2024:

Name	2023 Base salary	2024 Base salary	% Base Salary Increase
Stefan Larsson[1]	$1,300,000	$1,450,000	11.54%
Zachary J. Coughlin[1]	$850,000	$900,000	5.88%
Lea Rytz Goldman[2]	N/A	€750,000	N/A
David Savman[3]	N/A	$825,000	N/A
Eva Serrano	$850,000	$850,000	0.00%
Martijn Hagman[4]	€1,000,000	€1,000,000	0.00%

1   Mr. Larsson and Mr. Coughlin each received base salary increases as part of the Compensation Committee’s annual compensation review process based on their performance in 2023 and to better align with market peers.

2   Ms. Rytz Goldman joined PVH on April 3, 2024.

3   Mr. Savman was designated as an executive officer effective June 1, 2024, in connection with his appointment as Interim CEO, PVH Europe to replace Mr. Hagman.

4   Mr. Hagman stepped down from his role effective June 1, 2024, and has since left the company; any payments to Mr. Hagman were in accordance with his employment agreement.

Short-Term Incentives – Performance Incentive Bonus Plan

Objective

Annual bonus awards under our Performance Incentive Bonus Plan provide cash compensation that is at risk and contingent on the achievement of short-term company performance goals and, for NEOs within business units, performance goals for the business units they lead. We establish performance targets that we believe are rigorous, and at the same time, not likely to encourage excessive risk-taking. As evidence of this rigor, over the past five years our performance against the goals established for bonuses has varied significantly, ranging from slightly above threshold to maximum.

Considerations

We believe annual bonuses are appropriate to motivate our NEOs to execute against the budget and business plans approved by the Board each year. These budgets typically are the basis of our earnings and other guidance, assessments of our performance in earnings releases, and discussions with investors. We generally align performance metrics for annual bonus awards to our annual budgets and establish the goals and payout opportunities after the Board approves the annual budget.

The Compensation Committee makes three sets of decisions regarding annual bonuses before making awards:

1 Potential target bonus opportunity (% of base salary) for each NEO.	2 Financial metrics that will determine award payouts, and specific goals for each.	3 Non-financial strategic and performance goals applicable to all the NEOs against which they are individually assessed.

2024 Decisions

After the Board approved the 2024 budget, we adhered to standard practice and set bonus awards in the first quarter.

The performance measures for awards at both the corporate and business unit level were EBIT and revenue. The revenue metric was added in 2023 to provide additional focus on sustainable growth. These measures were assigned weights for each NEO that varied based on the NEO’s scope of responsibility.

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Potential bonus payouts and financial metrics

The Compensation Committee sets threshold, target and maximum payout opportunities for each NEO, expressed as a percentage of the NEO’s base salary. Threshold and maximum payout for all NEOs are 25% and 200%, respectively, of their annual target shown below.

Annual bonuses for Messrs. Larsson, Coughlin and Savman were based entirely upon corporate performance, while bonuses for Mses. Rytz Goldman and Serrano and Mr. Hagman were based on both corporate performance and the performance of their respective business units, in the proportions shown below.

Named Executive Officer	Business Unit	Base Salary	x	Target Annual Incentive as a % of Salary		Financial Metrics and Weights as a Percent of Each NEOs Target Annual Incentive
					x	(	PVH Corp. Component	+	Business Unit Component	)	=	Target Annual Incentive Payout
Stefan Larsson	PVH Corp.	$1,450,000	x	200%	x		(100%		N/A	)	=	$2,900,000
Zachary J. Coughlin[1]	PVH Corp.	$900,000	x	125%	x		(100%		N/A	)	=	$1,125,000
Lea Rytz Goldman[2]	Tommy Hilfiger Global	€630,495	x	100%	x		(30%	+	70%	)	=	€630,495
David Savman[3]	PVH Corp.	$750,000	x	100%	x		(100%		N/A	)	=	$750,000
Eva Serrano	Calvin Klein Global	$850,000	x	100%	x		(30%	+	70%	)	=	$850,000
Martijn Hagman	PVH Europe	€1,000,000	x	100%	x		(30%	+	70%	)	=	€1,000,000

1   Mr. Coughlin received an increase target in recognition of his 2023 performance significantly advancing the PVH+ Plan drivers and to align to market peers.

2   Target amount and base salary are prorated based on actual days of service. Ms. Rytz Goldman joined PVH on April 3, 2024.

3   Mr. Savman was promoted to Global Head of Operations and Chief Supply Chain Officer effective January 27, 2025. As the Performance Incentive Bonus plan rules, his salary as of October 31, 2024, was used to calculate his bonus payout.

Corporate EBIT and Revenue

Corporate (which refers to our consolidated performance) EBIT and revenue goals were based on the budget reviewed with and approved by the Board at the time the goals were established and were subject to the agreed-upon adjustments and exclusions. Once the target goals were determined, we set the threshold and maximum performance goals. The threshold-to-maximum range, approved at the same time as the budget, can vary from year to year based on the Compensation Committee’s evaluation of business conditions. The range for 2024 was 80% to 115% on EBIT and 93% to 105% on revenue. This range appropriately recognizes the uncertain and volatile market conditions and reflects the role annual bonuses play in incentivizing and retaining senior executives. The performance goals and actual results for the awards made in 2024 are set forth below.

Business unit EBIT and Revenue

A majority of the annual bonus opportunities for Mr. Hagman and Mses. Rytz Goldman and Serrano were based on the EBIT and revenue of the business units they lead. As with the corporate EBIT and revenue goals, the threshold-to-maximum range was 80% to 115% on EBIT and 93% to 105% on revenue. The performance goals applicable to each of these NEOs are set forth below, as well as the actual results for the awards made in 2024.

Strategic modifier

Payouts for the NEOs are also subject to an evaluation of individual performance against strategic performance criteria established at the time the awards are made. This provides the Compensation Committee some flexibility to modify payouts (up or down) by a maximum of 25% of an NEO’s base salary, so long as an adjusted award does not exceed the NEO’s maximum opportunity. This component encourages and rewards the NEOs’ efforts to improve performance, develop and advance associates under their leadership, and make progress against our PVH+ Plan strategic objectives among other factors. These items typically either do not get captured by the financial goals or are expected to yield benefits only in the future and may not be reflected directly in future bonus calculations. The Committee did not make any adjustments to any of the NEO’s 2024 bonus payouts.

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2024 annual bonus payouts

In 2024, our EBIT (as calculated for bonus purposes) for both total PVH performance and for our NEOs’ business units were below target, with total PVH being 97%, Calvin Klein Global achieving 90%, Tommy Hilfiger Global achieving 76% and PVH Europe achieving 82%. Revenue performance varied, with total PVH being 96%, Calvin Klein Global achieving 87%, Tommy Hilfiger Global achieving 83% and PVH Europe achieving 122%. While 2024 Revenue and EBIT were lower than 2023, the results were aligned with guidance provided to market and analyst consensus given challenging macroeconomic challenges due to consumer demand and continued elevated levels of inflation. The resulting payouts, reflected in the second chart below, were 97% of target for the corporate NEOs, 83% of target for Ms. Rytz Goldman, 91% of target for Ms. Serrano and 93% for Mr. Hagman.

Below are the performance goals established for 2024 and the actual performance achieved.

			Fiscal Year 2024 Award Targets[1,2]					FY24 Results	Payout as % of Target Incentive
		Weighting	Threshold	Threshold Plus	Target	Target Plus	Maximum
Total PVH Applied to all Named Executive Officers	Revenue	25%	$8,125	—	$8,733	—	$9,175	$8,696	95.53%
	EBIT	75%	$710	$750	$883	$975	$1,015	$876	97.30%
	Weighted average payout as % of Target								96.86%

Calvin Klein Global Applied to Ms. Serrano	Revenue	25%	$3,575	—	$3,837	—	$4,025	$3,791	86.84%
	EBIT	75%	$470	$500	$587	$645	$675	$569	89.72%
	Weighted average payout as % of Target								89.00%

Tommy Hilfiger Global Applied to Ms. Rytz Goldman	Revenue	25%	€4,000	—	€4,307	—	€4,525	€4,237	82.90%
	EBIT	75%	€525	€560	€659	€725	€760	€612	76.05%
	Weighted average payout as % of Target								77.76%

PVH Europe Applied to Mr. Hagman	Revenue	25%	€3,475	—	€3,737	—	€3,925	€3,779	122.46%
	EBIT	75%	€565	€600	€707	€780	€815	€668	81.63%
	Weighted average payout as % of Target								91.84%

1   All revenue and EBIT values are expressed in millions.

2   For both metrics, actual payout is 0% if performance is below threshold, 25% of target for performance at threshold, 50% of target for performance at threshold plus, 100% of target for target performance, 150% of target for target plus performance, and 200% of target for maximum performance, with interpolation for performance levels between the amounts above.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2025 Proxy Statement / 49

	Business Unit	Base Salary	x	Target Annual Incentive as a % of Salary	x	Financial Metrics and Weights as a Percent of Each NEOs Target Annual Incentive
NEO						PVH Corp. Component	+	Business Unit Component	=	Target Annual Incentive Payout
Stefan Larsson	PVH Corp.	$1,450,000	x	200%	x	96.86%		N/A	=	$2,808,940
Zachary J. Coughlin	PVH Corp.	$900,000	x	125%	x	96.86%		N/A	=	$1,089,675
Lea Rytz Goldman[1]	Tommy Hilfiger Global	€630,495	x	100%	x	29.06%	+	54.43%	=	€526,400
David Savman[2]	PVH Corp.	$750,000	x	100%	x	96.86%		N/A	=	$726,450
Eva Serrano	Calvin Klein Global	$850,000	x	100%	x	29.06%	+	62.30%	=	$776,543
Martijn Hagman	PVH Europe	€1,000,000	x	100%	x	29.06%	+	64.29%	=	€933,460

1   Annual bonuses for Messrs. Larsson, Coughlin and Savman were based 100% on PVH corporate performance, while bonuses for Mses. Rytz Goldman and Serrano and Mr. Hagman were based on 30% corporate performance and 70% performance of their respective business units.

2   Base salary and payout amount prorated based on actual days of service. Ms. Rytz Goldman joined PVH on April 3, 2024.

3   Mr. Savman was promoted to Global Head of Operations and Chief Supply Chain Officer effective January 27, 2025. In accordance with the Performance Incentive Bonus plan, his salary as of October 31, 2024, was used to calculate his bonus payout.

Long-Term Incentives — Stock Options and Restricted Stock Units

Objective

Annual grants under our Stock Incentive Plan of stock options and RSUs align the NEOs’ interests with those of our stockholders. The value of these awards is at risk and varies with the price of our common stock.

Considerations

We grant restricted stock units because they align with stockholders’ interests and promote retention of our NEOs. Stock price performance has the same effect on holders of restricted stock units as it does on holders of our common stock.

Stock options provide an incentive to recipients to increase stockholder value over the long term. The value of a stock option is determined by how much the price of the underlying stock appreciates over the life of the option; an option has no value if the stock price does not increase. We have determined that RSUs and PSUs, which are discussed below, are better vehicles for our long-term incentives. As such, we granted additional RSUs and PSUs in 2025 in lieu of stock options and currently intend to continue this practice.

2024 decisions

We made annual grants of restricted stock units to all of our NEOs in April and stock options were granted to our CEO, CFO, and Former CEO, PVH Europe. These awards will vest at a rate of 25% on each of the first four anniversaries of the grant date (provided the recipient remains employed by PVH). Annual stock option awards expire ten years after the grant date if not exercised.

Grantees receive shares of our common stock when restricted stock units vest in a number equal to the number of vested restricted stock units. We withhold shares with a value on the vesting date at least equal to the associated taxes unless the grantee elects another means of paying the taxes due upon vesting (such as paying cash or delivering owned shares with the necessary value).

Grantees can exercise their in-the-money vested stock options with shares from the exercise, with cash or can use existing shares of PVH common stock already owned (either through previous stock option exercises or other holdings) to pay for the exercise of new options.

Long-Term Incentives — Performance Share Units

Objective

Annual grants of PSUs under our Stock Incentive Plan provide compensation that is at risk and contingent on the achievement of pre-determined performance goals over an extended period. Performance share units align with stockholder interests because their value will increase or decrease in tandem with stock price performance. Performance share units have retentive value over the three-year performance cycle given the upside potential if performance goals are met or exceeded.

50 / PVH Corp. 2025 Proxy Statement / COMPENSATION DISCUSSION & ANALYSIS

Considerations

Performance share unit awards granted in 2024 are subject to performance against two equally weighted performance measures. The awards will be earned (or not) based on overall performance against PVH’s three-fiscal year average ROIC and relative total stockholder return against the custom comparator group over a three-year performance cycle from the date of grant. We believe this structure encourages a balanced focus on driving long-term financial performance, with the ultimate goal of creating value for our stockholders. The Compensation Committee regularly reviews the financial metrics and considers alternatives. No changes were made in 2024.

The three-year TSR measure is based on a comparison of PVH performance against a custom, industry-appropriate peer group of 45 companies identified below.

Abercrombie & Fitch Co.

American Eagle Outfitters, Inc.

The Buckle, Inc.

Burlington Stores, Inc.

Caleres, Inc.

Canada Goose Holdings Inc.

Capri Holdings Limited

Carter’s, Inc.

The Children’s Place, Inc.

Columbia Sportswear Company

Crocs, Inc.

Deckers Outdoor Corporation

Designer Brands Inc.

Dillard’s, Inc.

The Estée Lauder Companies Inc.

Express, Inc.

Foot Locker, Inc.

Fossil Group, Inc.

The Gap, Inc.

G-III Apparel Group, Ltd.

Gildan Activewear Inc.

Guess?, Inc.

Hanesbrands Inc.

Hugo Boss AG

J.Jill, Inc.

Kohl’s Corporation

Kontoor Brands, Inc.

Levi Strauss & Co.

Lululemon Athletica Inc.

Macy’s, Inc.

Movado Group, Inc.

NIKE, Inc.

Nordstrom, Inc.

Oxford Industries, Inc.

Ralph Lauren Corporation

Ross Stores, Inc.

Skechers U.S.A., Inc.

Steven Madden, Ltd.

Tapestry, Inc.

The TJX Companies, Inc.

Under Armour, Inc.

Urban Outfitters, Inc.

V.F. Corporation

Victoria’s Secret & Co.

Wolverine Worldwide, Inc.

2024 decisions

All of our Named Executive Officers received awards of performance share units in 2024 with a performance cycle generally covering the second quarter of 2024 through the first quarter of 2027 for TSR and fiscal year 2024 through the fiscal year 2026 for ROIC.

Performance measures

The Compensation Committee set performance goals for the ROIC and relative TSR metrics for the relevant three-year period, as set forth below. The relative TSR goals are at the same percentile ranks as they have been for several years and require above-median performance for a target payout.

	Weight	Threshold*	Target*	Maximum*
Average ROIC (three-year period)	50%	30%	34%	38%
Relative TSR (percentile) (three-year period)	50%	30th	55th	80th

*   These goals are presented solely for the purpose of describing our compensation program. They are not management’s estimates of results or other guidance. Investors should not apply these goals to other contexts.

Payouts for performance between goals would be calculated on a straight-line interpolation basis.

The following table shows the aggregate potential payouts and the aggregate number of shares each payout represents based on the April 10, 2024 grant date. To reinforce the long-term focus these awards are meant to create, our Chief Executive Officer is required, for one year after awards vest, to hold the after-tax shares he receives. This holding requirement is in addition to his stock ownership requirement.

NEO	Threshold ($)[1]	Threshold (# shares)	Target ($)[1]	Target (# shares)	Maximum ($)[1]	Maximum (# shares)
Stefan Larsson	2,775,139	25,286	5,550,277	50,572	11,100,554	101,144
Zachary J. Coughlin	900,170	8,202	1,800,339	16,404	3,600,678	32,808
Lea Rytz Goldman	375,126	3,418	750,251	6,836	1,500,502	13,672
David Savman	250,011	2,278	500,021	4,556	1,000,042	9,112
Eva Serrano	425,172	3,874	850,343	7,748	1,700,686	15,496
Martijn Hagman	750,032	6,834	1,500,063	13,668	3,000,126	27,336

1   The award values are equal to the number of shares multiplied by $109.75, the closing price of our common stock on the grant date. The award values are not calculated in the same manner as the grant date fair values we are required to include in the Summary Compensation Table, which begins on page 60.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2025 Proxy Statement / 51

Pay for Performance

We consider PSU award payouts to be part of the compensation paid to the NEOs in the last full year of the performance cycle even though the TSR performance periods do not align fully with fiscal years. As such, the payouts of the awards granted in May 2022 are considered part of the applicable NEOs’ 2024 compensation.

Payouts of Prior Performance Share Unit Awards

Payouts of Performance Share Unit Awards for the 2022 – 2025 Performance Cycle

We made awards of performance share units in 2022. Messrs. Larsson, Coughlin and Hagman were among those who received awards. These awards were subject to achievement of EBIT over a three-year performance period, and relative TSR against prescribed targets over a three-year performance period. The performance goals for these cycles were as follows:

	Weight	Threshold ($000)	Target ($000)	Maximum ($000)
EBIT (three-year)	50%	$3,049,000	$3,674,000	$3,931,000
Relative TSR (percentile) (three-year)	50%	30th	55th	80th

Our EBIT and relative TSR were $2,657,504 and 62nd percentile respectively. As a result, Messrs. Larsson, Coughlin and Hagman received payouts on a straight-line interpolation between target and maximum levels, as follows:

	Shares (#)				Amount ($)
Name	Threshold	Target	Maximum	Actual	Actual
Stefan Larsson	23,534	47,068	94,136	30,336	2,130,801
Zachary J. Coughlin	3,286	6,572	13,144	4,236	297,537
Martijn Hagman[1]	4,310	8,620	17,240	5,556	390,253

1   The shares amounts corresponding to Mr. Hagman’s potential and actual payouts were prorated to reflect the actual number of days he was employed during the applicable performance cycles.

52 / PVH Corp. 2025 Proxy Statement / COMPENSATION DISCUSSION & ANALYSIS

Competitive Pay for Performance

Compensation Peer Group

All of the companies in the compensation peer group are involved in the wholesale or retail sales of apparel and related products, use similar channels of distribution, and are comparable in size to PVH. The Compensation Committee reviews, considers, and approves the peer group annually after receiving input from our independent compensation consultant regarding potential additions to or deletions from the group. Factors deliberated include changes to a peer company’s business that make our companies less comparable; pending acquisitions involving a peer company; a material change in a peer company’s financial condition or results of operations; and a diminution in the amount and quality of compensation information available regarding a peer company’s executives.

The Compensation Committee considers compensation benchmark data from peer companies. The Committee does not tie NEO compensation to any particular level in comparison to the peer group. Instead, the compensation benchmark data is used to ensure our compensation remains competitive.

The compensation peer group companies (when selected) had revenues for their most recently completed fiscal years between approximately 60% and 250% of our annual revenue, as shown below.

Company	Industry	Most Recent Fiscal Year Revenue ($000)[1]	Enterprise Value as of 2/2/25 ($000)[2]
Ross Stores, Inc.	Apparel Retail	$21,129	$51,059
The Estée Lauder Companies Inc.	Personal Care Products	$15,608	$37,610
The Gap, Inc.	Apparel Retail	$15,086	$12,324
V.F. Corporation	Apparel, Accessories and Luxury Goods	$10,454	$14,499
PVH Corp.	Apparel, Accessories and Luxury Goods	$8,653	$7,942
Foot Locker, Inc.	Apparel Retail	$7,988	$4,527
Tapestry, Inc.	Apparel, Accessories and Luxury Goods	$6,671	$18,217
Ralph Lauren Corporation	Apparel, Accessories and Luxury Goods	$6,631	$16,484
Victoria’s Secret & Co.	Apparel Retail	$6,230	$5,820
Levi Strauss & Co.	Apparel, Accessories and Luxury Goods	$6,355	$9,057
Hanesbrands Inc.	Apparel, Accessories and Luxury Goods	$3,507	$6,118
Capri Holdings Limited	Apparel, Accessories and Luxury Goods	$5,170	$6,213

1   Most Recent Fiscal Year Revenue source was company filings as provided by FactSet.

2   Enterprise Value provided by Equilar

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2025 Proxy Statement / 53

PVH Performance Compared to Compensation Peer Group Performance

The following shows our performance against our peer group with regard to several metrics for the one- and three-year periods ended with the 2024 year-end (the last business day of 2024).

1   Compensation Peer Group Revenue and Non-GAAP EBIT source company filings supplied by FactSet.

2   FactSet used consensus information when actual not available

3   Individual list of Russell 3000 companies for TSR

4   Overall percentile rank excludes TSR vs. Russell 3000

CEO Compensation Compared to Total Stockholder Return

The following graph illustrates the strong alignment of our compensation program with the creation of long-term stockholder value. It shows our CEO’s target total compensation and actual total compensation for each of 2022, 2023 and 2024 as compared to the one-year and cumulative three-year TSR for each of those years for both PVH and for the Russell 3000 index. The compensation set forth below is not the same as shown on the Summary Compensation Table.

1   Actual Total Compensation reflects salary paid, bonus and PSUs earned, and stock options and RSUs vested in each year using the stock price at the end of each fiscal year.

2   Total shareholder return ends with fiscal year end and begins with last business date of prior fiscal year.

Other Benefits

Our active U.S.-based NEOs participate in our Associates Investment Plan (our “401(k) plan”) and Supplemental Savings Plan. Mr. Larsson participates in our Pension Plan and Supplemental Pension Plan. Future service benefits for the Pension and Supplemental Pension Plans were frozen for most participants after June 30, 2024, and after June 30, 2026, for eligible “Transition Participants” who may continue to accrue benefits until that date. Mr. Larsson is not a Transition Participant. Messrs. Coughlin and Savman and Ms. Serrano joined PVH after those plans were closed to new participants.

Ms. Rytz Goldman participates and Mr. Hagman participated in the Zwitserleven Nu Pensioen Plan, a defined contribution plan for associates in the PVH Europe headquarters in Amsterdam, and the PVH Net Pension Plan, a defined contribution plan for certain highly compensated executives in the PVH Europe headquarters.

54 / PVH Corp. 2025 Proxy Statement / COMPENSATION DISCUSSION & ANALYSIS

The retirement, pension and welfare plans provided to executive officers are similar to those provided to all associates with some variation to promote tax efficiency and replace benefit opportunities lost due to regulatory limits. These officer-based benefits, in the countries in which they are offered, are designed to provide a safety net against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on compensation and years of service.

Perquisites are limited and generally consist of discounts in our retail stores that are available to all associates. We maintain multiple relocation policies for associates who are hired subject to a requirement that they relocate to one of our offices. Ms. Rytz Goldman, in connection with the commencement of her employment, received relocation support in 2024 to cover moving expenses and other one-time related costs. Ms. Rytz Goldman will continue to receive relocation support, in compliance with PVH relocation policies, through 2026. Mr. Savman, in connection with the commencement of employment in 2022, received relocation support in 2024 covering housing expenses. Mr. Savman will continue to receive relocation support, in compliance with PVH relocation policies, through 2025.

Car and driver. PVH has a corporate car and driver who shuttles executives to and from meetings, including among our three New York City offices, and a fourth office outside of New York City, and provides messenger and other services. Mr. Larsson has access to the corporate car generally for his daily commute, as we believe this accommodation enables him to be more productive during this time.

Ms. Rytz Goldman receives, and Mr. Hagman received a monthly car allowance, which is a common perquisite in Europe for the lead executives in a country.

Administration of Our Compensation Programs

Stock Ownership Requirements

Each of our active executive officers and members of our Executive Leadership Team are subject to an ownership requirement. Under our Stock Ownership Guidelines, our Chief Executive Officer is required to hold shares of our common stock with an aggregate value equal to six times his annual base salary. In addition, beginning in 2021, he must hold for one year the after-tax payouts of his PSU awards. Our Chief Financial Officer, the Chief Executive Officer, PVH Americas, the Chief Executive Officer, PVH EMEA, the Global Brand President, Calvin Klein, the Global Brand President, Tommy Hilfiger and the Global Head of Operations and Chief Supply Chain Officer, must hold shares with an aggregate value equal to three times their respective annual base salaries. Other members of our Executive Leadership Team are required to hold shares with an aggregate value of two times their annual base salary (increased in 2025 from one and a half times base salary). Executive officers and members of our Executive Leadership Team are required to meet the applicable ownership requirement within five years of becoming subject to the Stock Ownership Guidelines. Executive officers (and others subject to the guidelines) who are not in compliance with their ownership guideline must hold 50% of their after-tax shares received upon vesting or exercise of awards until they are in compliance.

Stock Ownership Requirement Multiples

CEO

6x
Base
Common Stock Value

Chief Financial Officer, Chief Executive Officer, PVH Americas, Chief Executive Officer, PVH EMEA, Global Brand President, Calvin Klein, Global Brand President, Tommy Hilfiger, Global Head of Operations and Chief Supply Chain Officer

3x
Base
Common Stock Value

Chief Communications Officer, Chief People Officer, Chief Strategy Officer, Chief Technology and Information Officer, General Counsel and Secretary, Regional President, PVH Asia Pacific

2x
Base
Common Stock Value

We include in determining compliance:

•   common stock owned outright by the individual or their immediate family members who share the same household, whether held individually or jointly;

•   common stock held in trust for the benefit of the individual or their family;

•   common stock underlying restricted stock units held by the individual;

•   common stock deemed beneficially owned through the individual’s holdings, if any, in the PVH Stock Fund investment option in our 401(k) plan; and

•   common stock underlying performance share units held by the individual that have been earned because the performance condition has been met (after the completion of the performance period) but that have not been delivered because of an additional time-based vesting period.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2025 Proxy Statement / 55

As of April 30, 2025, Messrs. Larsson and Coughlin are deemed to own a sufficient number of shares to exceed their respective requirements. Mses. Rytz Goldman and Serrano and Mr. Savman have been with us fewer than three years and are making progress towards their ownership requirements.

Use of Non-GAAP Results

Performance targets based on corporate or business unit performance are typically measured on a non-GAAP basis. The Compensation Committee determines at the time it establishes the targets certain types of expenses, costs, and other matters (such as foreign exchange volatility, acquisitions, divestitures, restructurings and discrete tax events, including changes in tax rates or tax laws) that it believes should not affect the calculation of the achievement of a performance goal. Business unit performance targets also typically exclude corporate allocations, costs associated with corporate initiatives, and other matters that management recommends to the Committee should not be considered. These adjustments and exclusions may differ from those used by management when providing guidance and discussing results. As a result, the earnings results and targets discussed in this CD&A may differ from, or may not in the future be aligned with, our guidance and reported results.

The corporate and business unit EBIT and revenue targets and results discussed in this Proxy Statement all include adjustments and exclusions of the type discussed above. For details with respect to our non-GAAP results, please see Exhibit A.

Timing of Equity Awards

Our equity award policy provides that the annual grant of stock options and restricted stock units to our senior executives, including our NEOs, generally will be approved by the Compensation Committee at a meeting held during the period commencing two days after the filing of our Annual Report on Form 10-K for the most recently completed fiscal year and ending on April 14 of the current year. In practice, this ensures that vestings of annual awards vest during a period outside of trading blackouts related to earnings announcements.

Equity awards may be made to our NEOs outside of the annual grant process in connection with a promotion or assumption of new or additional duties, or for another appropriate reason. All such grants to our NEOs must be approved by the Compensation Committee and generally will be made on the first business day of the month following the effective date of the precipitating event (or on the effective date if it is the first business day of a month).

The Committee retains the discretion not to make grants at the times provided in the equity award policy if the members determine the timing is not appropriate, such as if they are in possession of material non-public information. We do not time the grant of equity-based awards to take advantage of the release of material non-public information. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances, such as changes in accounting and tax regulations, warrant taking such action.

Prohibition on Pledging and Hedging

We have a comprehensive Insider Trading Policy that includes a prohibition on pledging our securities or holding our securities in a margin account. Additionally, the policy prohibits engaging in hedging, monetization and similar transactions in respect of our securities. This policy, applicable to all officers, directors and associates, was put in place to ensure that the interests of these individuals remain aligned with those of our stockholders, and that they continue to have the incentive to execute our long-term plans and achieve the performance for which their equity awards are intended.

Clawback Policy

Our Clawback Policy permits us to recover compensation in the event of a restatement of our financial statements or a material violation of a material company policy. Awards made under our stock and incentive compensation plans are subject to the Clawback Policy which complies with NYSE standards. The policy includes in part the following features:

•   the definition of “Financial Statement Triggering Event” includes errors in the current year’s results,

•   the policy applies to incentive-based compensation based wholly or in part upon the attainment of a “financial reporting measure”,

•   the Board is required (subject to limited exceptions) to seek clawback in connection with Financial Statement Triggering Events, and

•   the policy implements a three-year lookback period for Financial Statement Triggering Events.

Federal Income Tax Deductibility of Executive Compensation

Our compensation philosophy and decisions are driven by factors other than tax deductibility. In some instances, we determine it is in our best interest to provide compensation that is not fully deductible.

56 / PVH Corp. 2025 Proxy Statement / COMPENSATION DISCUSSION & ANALYSIS

Employment Agreements, Termination of Employment, and Severance

We have employment agreements with all of our Named Executive Officers that generally provide them with severance benefits and provide PVH with the protection of restrictive covenants. We use employment agreements to attract and retain qualified executives who could have job alternatives they might otherwise accept. All the agreements, other than Ms. Rytz Goldman’s, are evergreen. The material terms of these agreements are described under the heading “Employment Contracts,” beginning on page 64. Exhibit B provides a list of the SEC filings that have an NEO employment agreement as an exhibit.

The severance multipliers under the active NEOs’ agreements are as follows:

NEO	Ordinary termination	Termination following change in control
Stefan Larsson	2x base salary and target bonus	2x base salary and target bonus
Zachary J. Coughlin	2x base salary and target bonus	2x base salary and target bonus
Lea Rytz Goldman	1x base salary and target bonus	1x base salary and target bonus
David Savman	2x base salary and target bonus	2x base salary and target bonus
Eva Serrano	2x base salary and target bonus	2x base salary and target bonus

Change in Control Provisions in Equity Plans and Awards

Awards under our Stock Incentive Plan vest after a change in control (provided the awards are assumed by the acquirer) upon the earlier of the original vesting date and a termination of employment (other than for cause or voluntarily without good reason) within two years of the change in control (i.e., double trigger).

Risk Considerations in Compensation Programs

Our compensation programs enable a pay-for-performance approach. Variable and performance-based incentives constitute a significant portion of the compensation awarded to our executives. We believe it is important to ensure that executive compensation does not indirectly encourage our executives to take actions that may conflict with our long-term performance and shareholder interests. We address this concern in several ways.

Pay Mix

The base salaries we pay are market-competitive and sufficient to retain and motivate our executives. Our incentive compensation program consists of both short-term and long-term incentives, which encourage associates to focus on both annual results and long-term sustainable performance. The majority of each NEO’s pay is variable, incentive compensation that is heavily weighted towards long-term components. These factors discourage excessive risk-taking.

Capped Awards

The payouts of annual bonus and performance share unit awards are capped, even if our performance exceeds the predetermined maximum goals. This mitigates the risk that executives may take to enhance our performance.

Long-Term Performance

Performance share unit awards are based upon our performance over a three-year period, which reduces any incentive to take short-term risks. In addition, the performance measures are selected to align management and stockholder interests.

Vesting Over Extended Periods

Stock options and restricted stock units generally vest over four years. This extended vesting period discourages unnecessary or excessive risk-taking by maintaining sufficient future value that remains outstanding. Additionally, our Insider Trading Policy prohibits hedging and other activities that could offset the benefits of having these as long-term awards.

Performance Metrics and Goals

The performance goals established by the Compensation Committee for annual bonus awards made to our NEOs are based upon our annual budgets, which are reviewed and approved by the Board. We believe these goals are sufficiently challenging but attainable without the need to take inappropriate risks or make material changes to our business or strategy. The bonuses payable under the annual management bonus programs, in which other associates participate, are based on the same performance measures as those that apply to NEO bonuses, which means that all PVH associates participating in bonus plans are pursuing complementary goals, and those goals are consistent with stockholder interests. The one bonus plan we have in which associates may receive bonuses based upon financial metrics that differ from those in our Performance Incentive Bonus Plan and our annual management bonus program provides only de minimis awards.

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2025 Proxy Statement / 57

The performance goals for annual PSU awards made to our NEOs are split 50% between two (typically three-year) financial performance goals, and the awards cliff vest at the end of the performance cycle to the extent the goals are achieved. Annually, the Audit Committee and the Compensation Committee independently confirm the levels at which performance goals were achieved. The Compensation Committee has the ability to adjust annual bonus payouts based on unforeseen events that may not be reflected in financial performance. These risk-mitigating controls minimize excessive risk-taking and short-term focus.

Amounts earned under our annual bonus and PSU plans are subject to recoupment in the event of a restatement of our financial statements or a material breach of a material company policy

Recoupment

Our Clawback Policy allows us to recover any incentive compensation paid or granted to any current or former Section 16 officer (the executives whose compensation is subject to Compensation Committee review and approval) in the event of a restatement of our financial statements or a material breach of a material company policy.

Equity Ownership

Incentive compensation has a large stock component to it. The value of equity awards is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines. Since our executive officers are required to hold a prescribed amount of our common stock, it is in their interest not to jeopardize stock appreciation.

Management identified the above items in a risk assessment of each component of the compensation program for our NEOs and across PVH that was presented to the Compensation Committee and assessed by our independent compensation consultant at that time. The assessment verified our conclusion that there is no significant opportunity for excessive risk-taking arising from our overall compensation program that is reasonably likely to have a material adverse effect on PVH.

58 / PVH Corp. 2025 Proxy Statement / COMPENSATION DISCUSSION & ANALYSIS

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Amanda Sourry, Chair

Michael M. Calbert
George Cheeks

COMPENSATION DISCUSSION & ANALYSIS / PVH Corp. 2025 Proxy Statement / 59

Executive Compensation Tables

Summary Compensation Table

The Summary Compensation Table includes the 2022, 2023 and 2024 compensation data for our Named Executive Officers for the years in which they served as NEOs.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Stefan Larsson Chief Executive Officer, PVH Corp.	2024 2023 2022	1,421,154 1,291,667 1,300,000	0 0 0	9,370,068 8,880,455 6,400,236	2,225,040 2,221,317 1,600,409	2,808,940 2,784,080 2,199,210	244,990 274,671 417,826	207,846 161,714 221,394	16,278,038 15,613,904 12,139,075
Zachary J. Coughlin Executive Vice President and Chief Financial Officer	2024 2023 2022	890,385 844,561 705,114	0 200,000 0	3,130,223 2,640,553 2,140,275	725,424 660,744 750,513	1,089,675 910,180 596,854	N/A N/A N/A	124,047 85,482 280,447	5,959,754 5,341,520 4,473,203
Lea Rytz Goldman[7] Global Brand President, Tommy Hilfiger	2024	627,059	195,996	1,604,478	N/A	566,880	N/A	387,599	3,382,012
David Savman Global Head of Operations and Chief Supply Chain Officer	2024	745,192	500,000	1,069,339	N/A	726,450	N/A	469,288	3,510,269
Eva Serrano Global Brand President, Calvin Klein	2024 2023	850,000 764,059	0 1,318,000	1,818,533 2,500,659	N/A N/A	776,543 873,028	N/A N/A	73,362 816,726	3,518,438 6,272,472
Martijn Hagman[7] Former Chief Executive Officer, PVH Europe	2024 2023 2022	1,076,900 1,082,500 1,019,861	0 0 0	2,608,342 2,400,085 1,900,395	603,504 604,233 1,100,067	1,005,243 870,298 747,199	N/A N/A N/A	103,216 78,425 87,610	5,397,205 5,035,541 4,855,132

1   Ms. Rytz Goldman received a sign-on award of €182,000 in commencement of her employment on April 3, 2024, as a make-whole award against the annual bonus she would have received at her prior company. The award made to Ms. Rytz Goldman is subject to a clawback provision in the event of a termination of employment. Mr. Savman received a one-time cash bonus of $500,000 in recognition of his increased duties and responsibilities as interim CEO PVH Europe while also fulfilling his role as Chief Supply Chain Officer.

2   The compensation reported represents the aggregate grant date fair value of RSUs and PSUs granted in the fiscal year listed. These are multi-year awards that pay out in future years only if performance objectives and/or service requirements are met. The reported compensation includes the full grant date value of each award in accordance with SEC rules, but we expense the cost over the requisite service period.

60 / PVH Corp. 2025 Proxy Statement

The following sets forth the breakdown between RSUs and PSUs of the referenced stock awards:

Name	Fiscal Year	Restricted Stock Units ($)	Performance Share Unit Awards ($)	Total Stock Awards ($)
Stefan Larsson	2024 2023 2022	3,330,254 3,330,212 2,400,162	6,039,814 5,550,243 4,000,074[a]	9,370,068 8,880,455 6,400,236
Zachary J. Coughlin	2024 2023 2022	1,080,379 990,181 1,540,153[b]	2,049,844 1,650,372 600,122[a]	3,130,223 2,640,553 2,140,275
Lea Rytz Goldman	2024	750,251	854,227	1,604,478
David Savman	2024	500,021	569,318	1,069,339
Eva Serrano	2024 2023	850,343 1,750,414[b]	968,190 750,245	1,818,533 2,500,659
Martijn Hagman	2024 2023 2022	900,389 900,012 1,100,110	1,707,953 1,500,073 800,285[a]	2,608,342 2,400,085 1,900,395

a   Reflects grant date value. For performance achieved and awards earned, please see the Pay for Performance section on page 52.

b   Includes special RSU grants.

The fair value of RSUs is equal to the closing price of our common stock on the grant date multiplied by the number of units granted. The PSUs granted in 2024, 2023 and 2022 are divided equally between market-based awards and non-market-based awards. The fair value of the non-market-based awards is equal to the closing price of our common stock minus the present value of any dividends expected to be paid on our common stock during the three-year requisite service period, as these contingently issuable PSUs do not accrue dividends. The fair value of the market-based awards was established on the grant date using the Monte Carlo simulation model, which was based on the following assumptions:

	2024	2023	2022
Weighted Average Grant Date Fair Value Per PSU	$137.44	$119.51	$103.28
Weighted Average Risk-Free Interest Rate	4.71%	3.56%	2.91%
Expected Annual Dividends Per Share	$0.15	$0.15	$0.15
Weighted Average Company Volatility	48.28%	58.21%	64.02%

The fair value of PSUs reflects the value of the award at the grant date based on the probable outcome of the performance conditions. Mr. Larsson’s awards granted in 2024, 2023 and 2022 are subject to a holding period of one year after the applicable vesting date. For such awards, the grant date fair values were discounted 4.40%, 7.40%, and 6.90%, respectively, for the restriction of liquidity, which we calculated using the Finnerty model. The value of the NEO’s PSUs on the grant date at the maximum performance payout level is shown in the following table and was calculated by multiplying the maximum number of shares payable by the closing price of our common stock on the grant date.

Name	2024	2023	2022
Stefan Larsson	11,100,554	9,655,101	7,038,549
Zachary J. Coughlin	3,600,678	2,657,466	982,777
Lea Rytz Goldman	1,500,502	N/A	N/A
David Savman	1,000,042	N/A	N/A
Eva Serrano	1,700,686	1,208,061	N/A
Martijn Hagman	3,000,126	2,415,451	1,310,569

3   The compensation reported represents the aggregate grant date fair value of stock options granted in the fiscal year listed. The fair value of each award is estimated as of the grant date using the Black-Scholes-Merton option valuation model.

The following summarizes the assumptions used to estimate the fair value of stock options granted in the fiscal year listed:

	2024	2023	2022
Weighted Average Grant Date Fair Value Per Option	$60.96	$43.47	$34.27
Weighted Average Risk-Free Interest Rate	4.33%	3.33%	2.50%
Expected Annual Dividends Per Share	$0.15	$0.15	$0.15
Weighted Average Company Volatility	53.32%	50.60%	47.34%
Weighted Average Expected Option Term, In Years	6.25	6.25	6.25

4   The compensation reported consists of payouts under our Performance Incentive Bonus Plan earned with respect to the fiscal years listed.

EXECUTIVE COMPENSATION TABLES / PVH Corp. 2025 Proxy Statement / 61

5   The compensation reported consists of the changes in values under our Pension Plan and our Supplemental Pension Plan as follows:

Name	Fiscal Year	Change in Pension Plan Value ($)	Change in Supplemental Pension Plan Value ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings† ($)
Stefan Larsson	2024 2023 2022	18,933 23,450 1,527	226,057 251,221 416,299	244,990 274,671 417,826
Zachary J. Coughlin	2024 2023 2022	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Lea Rytz Goldman	2024	N/A	N/A	N/A
David Savman	2024	N/A	N/A	N/A
Eva Serrano	2024 2023	N/A N/A	N/A N/A	N/A N/A
Martijn Hagman	2024 2023 2022	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

†   The amounts reported represent the aggregate change in the actuarial value of Mr. Larsson’s accumulated benefits under all defined benefit plans. Additional information regarding the two pension plans is included in this section under the Pension Benefits table and under the heading “Defined Benefit Plans.” See page 74.

6   The following table provides additional information about the amounts that appear in the “All Other Compensation” column:

		Perquisites		PVH Contributions to Defined Contribution Plans[a] ($)	Total ($)
Name	Fiscal Year	Personal Travel ($)	Other ($)
Stefan Larsson	2024 2023 2022	32,659[b] 39,534[b] 28,719[b]	0 0 0	175,187 122,180 192,675	207,846 161,714 221,394
Zachary J. Coughlin	2024 2023 2022	0 0 0	0 0[c] 250,812[d]	124,047 85,482 29,635	124,047 85,482 280,447
Lea Rytz Goldman	2024	19,208[e]	344,118[f]	24,273	387,599
David Savman	2024	0	400,821[g]	68,467	469,288
Eva Serrano	2024 2023	0 0	0 797,128[h]	73,362 19,598	73,362 816,726
Martijn Hagman	2024 2023 2022	32,659[e] 23,382[e] 22,652[e]	0 0 0	70,557 55,043 64,958	103,216 78,425 87,610

a   For U.S.-based NEOs, this represents company contributions to our AIP and our Supplemental Savings Plan. For Ms. Rytz Goldman and Mr. Hagman, this represents company contributions to both our Zwitserleven Nu Pensioen Plan and our supplemental PVH Net Pension Plan. Both are defined contribution plans, the former for all associates and the latter for certain executives in our European headquarters in Amsterdam.

b   This amount represents personal use of a company car and driver. See discussion on page 55.

c   Mr. Coughlin received a personal benefit for moving expenses, but the amount was not required to be disclosed under SEC rules.

d   This amount consists of moving expenses and relocation expenses of $163,028 and a tax gross-up of $87,784.

e   This amount represents a car allowance. See discussion on page 55.

f    This amount consists of housing allowance of $234,573, moving and relocation expenses of $70,161, a tax gross-up on the moving expenses of $36,692 and a moving allowance of $2,692.

g   This amount consists of moving and relocation expenses of $251,456 and a tax gross-up on the moving allowance of $149,365.

h   This amount consists of moving and relocation expenses of $518,133 and a tax gross-up of $278,995.

7   Mr. Hagman’s last date of employment was April 13, 2025. Ms. Rytz Goldman’s and Mr. Hagman’s cash compensation was paid in euros and has been converted at average euro-to-U.S. dollar exchange rates over the applicable fiscal year. The rates were 1.0769 for 2024, 1.0825 for 2023, and 1.0487 for 2022.

62 / PVH Corp. 2025 Proxy Statement / EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stefan Larsson	4/10/2024								36,500	109.75	2,225,040
	4/10/2024							30,344			3,330,254
	4/10/2024				25,286	50,572	101,144				6,039,814
	4/10/2024	725,000	2,900,000	5,800,000
Zachary J. Coughlin	4/10/2024								11,900	109.75	725,424
	4/10/2024							9,844			1,080,379
	4/10/2024				8,202	16,404	32,808				2,049,844
	4/10/2024	281,250	1,125,000	2,250,000
Lea Rytz Goldman	4/10/2024							6,836			750,251
	4/10/2024				3,418	6,836	13,672				854,227
	4/10/2024[5]	169,745	678,980	1,357,959
David Savman	4/10/2024							4,556			500,021
	4/10/2024				2,278	4,556	9,112				569,318
	4/10/2024	187,500	750,000	1,500,000
Eva Serrano	4/10/2024							7,748			850,343
	4/10/2024				3,874	7,748	15,496				968,190
	4/10/2024	212,500	850,000	1,700,000
Martijn Hagman	4/10/2024								9,900	109.75	603,504
	4/10/2024							8,204			900,389
	4/10/2024				6,834	13,668	27,336				1,707,953
	4/10/2024[5]	269,225	1,076,900	2,153,800

1   These amounts represent potential payout opportunities for annual bonus awards under our Performance Incentive Bonus Plan with respect to 2024 performance. Ms. Rytz Goldman’s potential payout opportunities are prorated for the number of days she has been employed.

2   These amounts represent potential share payouts of PSU awards. See discussion on page 52.

3   These amounts represent RSU awards. See discussion on page 50.

4   These amounts represent stock option awards. See discussion on page 50.

5   Potential cash payouts for Ms. Rytz Goldman and Mr. Hagman have been converted at a euro-to-U.S. dollar exchange rate of 1.0769, which was the average exchange rate for 2024.

EXECUTIVE COMPENSATION TABLES / PVH Corp. 2025 Proxy Statement / 63

Narrative Disclosure to Summary Compensation Table and
Grants of Plan-Based Awards Table

Employment Contracts

Stefan Larsson, Zachary J. Coughlin, Eva Serrano and David Savman

Summary of Employment Agreements

Our employment agreements with each of Messrs. Larsson, Coughlin and Savman and Ms. Serrano outline the compensation and benefits to be paid to these executives during their employment and set forth their rights to severance upon termination of employment. The agreements also include certain restrictive covenants in favor of PVH. The covenants include prohibitions during and after employment against the use of our confidential information, soliciting our associates for employment by themselves or anyone else, competing against PVH by accepting employment or being otherwise affiliated with a competitor and interfering with our business relationships. The agreements provide for an annual review of base salaries and permit only upward adjustments of salary.

Termination without “cause” or for “good reason”

Generally, each executive is entitled to severance only if the executive’s employment is terminated by PVH without “cause” or if the executive terminates the executive’s employment for “good reason.”

“Cause” is generally defined as:

•   gross negligence or willful misconduct (a) in the executive’s performance of the material responsibilities of the executive’s position that results in material economic harm to us or our affiliates or (b) that results in reputational harm causing demonstrable injury to us or our affiliates;

•   the executive’s willful and continued failure to perform substantially the executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness);

•   the executive’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. federal, state or local law (other than a traffic violation for Mr. Larsson) or a crime of moral turpitude;

•   the executive’s having willfully divulged, furnished or made accessible any confidential information (as defined in the employment agreement);

•   any act or failure to act by the executive that, under the provisions of applicable law, disqualifies the executive from acting in the executive’s position; or

•   any material breach of the employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH and its subsidiaries.

“Good reason” is generally defined as:

•   the assignment to the executive of any duties that are inconsistent in any material respect with the executive’s position or any other action that results in a material diminution in such position;

•   for Mr. Coughlin only, a change in his reporting relationship such that he no longer reports directly to the Board or Chief Executive Officer of PVH;

•   for Ms. Serrano only, a change in her reporting relationship such that she no longer reports directly to the Board, Chief Executive Officer or President of PVH;

•   a reduction of the executive’s base salary, unless the Board imposes similar reductions in base salaries for other executive officers;

•   the taking of any action that substantially diminishes (a) the aggregate value of the executive’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to the executive;

•   for Mr. Larsson only, our failure to cause Mr. Larsson to be nominated for reelection to the Board at the expiration of each Board term during his employment;

•   requiring that the executive’s services be rendered primarily at a location or locations more than 35 miles (for Mr. Larsson) or 75 miles (for the other executives) from PVH’s principal executive offices;

•   for Mr. Larsson only, solely after a change in control of PVH, if Mr. Larsson is not serving as the Chief Executive Officer and a member of the board of directors of the top-most company in the chain of companies resulting from such change in control at any time during the one-year period following such change in control (other than as a result of Mr. Larsson’s termination of employment for any reason or cessation of service as a director due to death or disability); or

•   our failure to require any successor to assume expressly and agree to perform the executive’s employment agreement.

Generally, in the event of a termination of employment without cause or for good reason, each of these executives is entitled to two times the sum of the executive’s base salary plus an amount equal to the bonus that would be payable if target-level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). All of the agreements require the applicable NEO to execute a release of claims in our favor in order to receive these payments. All such amounts are payable in accordance with our payroll schedule in substantially equal installments over the two-year period following the date of termination.

64 / PVH Corp. 2025 Proxy Statement / Executive Compensation Tables

The agreements provide that for the two-year period following the termination of the executive’s employment without cause or for good reason, medical, dental and life insurance coverages are continued for the executive (and the executive’s family, to the extent participating prior to termination of employment), subject to cessation if the executive obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). The executive is required to pay the active employee rate, if any, for such coverage.

Under her agreement, Ms. Serrano’s employment shall not be deemed terminated and she shall not be entitled to the severance or continued insurance coverage described above and under “– Termination following a change in control” if the subsidiary, business or operating unit or division in which she is then employed (the “Business”) is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) she continues her employment in substantially the same or a greater capacity in regard to the Business as immediately prior to the transaction, regardless of the terms of such employment, or (ii) she is offered continued employment in connection with such transaction (whether or not she accepts the offer) and either (A) the employment agreement is to be assumed by the purchaser or other acquirer of the Business or is to be continued as a result of the purchase, spin off or other transaction involving a change in control of the entity then employing her or (B) she is offered employment in substantially the same or a greater capacity in regard to the Business and (1) her base salary is no less than the base salary then in effect and (2) all other compensation and benefits offered to her are consistent with similarly situated executives with the new employer (including in comparable affiliates).

Termination following a change in control

Each of the NEOs also is entitled, in lieu of the above and subject to executing a release of claims in our favor, to severance upon the termination of their employment without cause or for good reason within two years after a change in control of PVH (as defined in the agreements). In either such case, the executive will receive an aggregate amount equal to two times the sum of the executive’s base salary plus an amount equal to the bonus that would be payable if target-level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum if the change in control constitutes a “change in the ownership” or a “change in the effective control” of PVH or a “change in the ownership of a substantial portion of PVH’s assets” (each within the meaning of Section 409A of the Code). Otherwise, this amount will be paid in substantially equal installments over the two-year period following the date of termination.

These executives also would receive comparable medical, dental and life insurance coverage for themselves and their families for the two-year period immediately following such a termination, without a duty to mitigate or obtain replacement coverage from a subsequent employer.

Ms. Serrano’s agreement provides that in the event of a termination of employment for good reason as is described above, or by us for any reason other than death, disability or cause as is described above, in each case occurring within two years of a change in control of PVH, the award of 11,936 RSUs granted to her upon commencement of employment, to the extent then outstanding, will become fully vested as of the date her employment is terminated.

All of the employment agreements provide that if the receipt of the foregoing severance would subject the executive to the excise tax on excess parachute payments under Section 4999 of the Code, the executive’s severance would be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if the executive received the full severance amount.

Lea Rytz Goldman

Our employment agreement with Ms. Rytz Goldman outlines the compensation and benefits to be paid to her and sets forth the parties’ rights to terminate Ms. Rytz Goldman’s employment and the restrictive covenants to which she has agreed. Ms. Rytz Goldman’s employment agreement provides that she will serve as the Global Brand President, Tommy Hilfiger, or in such other position or positions as our Chief Executive Officer, President or Board, or anyone to whom Ms. Rytz Goldman reports, may designate. It also provides that her base salary is subject to review for increase in accordance with our usual practices for similarly situated executives.

Termination without “cause” or for “good reason”

The employment agreement sets forth Ms. Rytz Goldman’s rights to severance upon termination of employment. Generally, Ms. Rytz Goldman is entitled to severance only if her employment is terminated without “cause” or if she terminates employment for “good reason.”

“Cause” is generally defined as the following:

•  gross negligence or willful misconduct by Ms. Rytz Goldman (a) in her performance of the material responsibilities of her office or position that results in material economic harm to us or our affiliates, or (b) that results in material reputational harm to us or our affiliates;

•  Ms. Rytz Goldman’s willful and continued failure to perform substantially her duties (other than any such failure resulting from incapacity due to physical or mental illness);

•  Ms. Rytz Goldman’s conviction of, or plea of guilty or nolo contendere to, a felony or comparable crime within the meaning of applicable law or a crime of moral turpitude;

•  Ms. Rytz Goldman’s having willfully divulged, furnished or made accessible confidential information (as defined in the employment agreement);

•  any act or failure to act by Ms. Rytz Goldman that, under the provisions of applicable law, disqualifies her from acting in any or all capacities in which she is then acting for us;

•  Ms. Rytz Goldman’s having materially breached her employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH; or

•  other urgent reason within the meaning of the Dutch Civil Code.

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 65

“Good reason” is generally defined as:

•   the assignment to Ms. Rytz Goldman of any duties inconsistent in any material respect with her position, or any other action by us that results in a material diminution in such position;

•   a reduction of base salary, unless the Board imposes similar reductions in base salaries for other similarly situated executives;

•   the taking of any action by us that substantially diminishes (a) the aggregate value of Ms. Rytz Goldman’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to her, in each case relative to all other similarly situated senior executives;

•   requiring that Ms. Rytz Goldman’s services be rendered primarily at a location or locations more than 120 kilometers from Amsterdam, where PVH Europe’s headquarters are located; or

•   our failure to require any successor to assume expressly and agree to perform Ms. Rytz Goldman’s employment agreement.

Either party may terminate Ms. Rytz Goldman’s employment agreement, subject to a notice period of six months for Ms. Rytz Goldman in the case of her voluntary resignation without good reason or her termination for good reason and 12 months for us in the case of termination without cause. The agreement automatically terminates at the end of the month in which Ms. Rytz Goldman reaches the statutory pension age under Dutch law (currently 68 years and three months).

If Ms. Rytz Goldman’s employment is terminated without cause or for good reason (other than during the two-year period following a change in control (as defined in her agreement)), she is entitled to a severance payment equal to the sum of (x) her base salary for 12 months and (y) an amount equal to the bonus that would be payable if target-level performance were achieved under the annual bonus plan in which she participates (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if a bonus opportunity has not been established for the year of termination). This severance payment will be deemed to include the statutory severance amount and benefits provided for under Dutch law. The severance amount is payable on the same schedule that base salary was paid in 12 substantially equal monthly payments, commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after the date of termination of employment, subject to Ms. Rytz Goldman delivering a settlement agreement to us.

If Ms. Rytz Goldman’s employment is terminated without cause or for good reason within two years after a change in control, she is entitled to the above severance amount, which will be paid in a lump sum on the first scheduled payroll date that occurs on or following the date that is 30 days after Ms. Rytz Goldman’s termination of employment, subject to Ms. Rytz Goldman delivering a settlement agreement to us.

Ms. Rytz Goldman’s employment agreement also provides that in the event of her disability pursuant to article 7:669, paragraph 3(b) of the Dutch Civil Code, we would be entitled to terminate her employment, in which case Ms. Rytz Goldman would be entitled to receive the statutory severance amount provided for under Dutch law.

Under her agreement, Ms. Rytz Goldman will not be entitled to severance if the business or operating unit or division in which she is then employed is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) she continues her employment in substantially the same or a greater capacity in regard to such business, operating unit or division as immediately prior to the transaction, regardless of the terms of such employment, or (ii) she is offered continued employment in connection with such transaction (whether or not she accepts the offer) and either (A) the employment agreement is to be assumed by the acquirer of such business, operating unit or division or is to be continued as a result of a transaction involving a change in control of the entity then employing her or (B) she is offered employment in substantially the same or a greater capacity in regard to such business, operating unit or division and (1) her base salary is no less than the base salary then in effect and (2) all other compensation and benefits offered to her are consistent with those offered to similarly situated executives with her new employer (including in comparable affiliates).

The restrictive covenants in Ms. Rytz Goldman’s agreement include prohibitions during and following employment against Ms. Rytz Goldman’s use of our confidential information, soliciting PVH associates for employment by herself or anyone else, interfering with our business relationships, and competing against us by accepting employment or being otherwise affiliated with a direct competitor of our businesses or products as of the date of termination or any business that she knows that we are actively planning to engage in or products that we are actively planning to develop or launch.

Martijn Hagman

For ease of reading, the description immediately below is in the present tense even though Mr. Hagman ceased to be an executive officer on June 1, 2024, and has since left the company.

Our employment agreement with Mr. Hagman outlines the compensation and benefits to be paid to him and sets forth the parties’ rights to terminate Mr. Hagman’s employment and the restrictive covenants to which he has agreed. Mr. Hagman’s employment agreement provides that he will serve as the Chief Executive Officer of PVH Europe, or in such other position or positions as our Executive Chair, Chief Executive Officer, President or Board may designate. It also provides that his base salary is subject to annual review and upward adjustment and may not be reduced without his consent unless the Board imposes similar reductions in base salaries for other similarly situated executives. Mr. Hagman’s employment agreement also provides for a car allowance of €1,800 gross per month.

Termination without “cause” or for “good reason”

The employment agreement sets forth Mr. Hagman’s rights to severance upon termination of employment. Generally, Mr. Hagman is entitled to severance only if his employment is terminated without “cause” or if he terminates employment for “good reason.”

66 / PVH Corp. 2025 Proxy Statement / Executive Compensation Tables

“Cause” is generally defined as the following:

•   gross negligence or willful misconduct by Mr. Hagman (a) in his performance of the material responsibilities of his office or position that results in material economic harm to us or our affiliates, or (b) that results in material reputational harm to us or our affiliates;

•   Mr. Hagman’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness);

•   Mr. Hagman’s conviction of, or plea of guilty or nolo contendere to, a felony or comparable crime within the meaning of European Union, Dutch national, U.S. federal, state or local law (other than a traffic violation) or a crime of moral turpitude;

•   Mr. Hagman’s having willfully divulged, furnished or made accessible confidential information (as defined in the employment agreement);

•   any act or failure to act by Mr. Hagman that, under the provisions of applicable law, disqualifies him from acting in any or all capacities in which he is then acting for us;

•   Mr. Hagman’s having materially breached his employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH and its subsidiaries; or

•   other urgent reason within the meaning of the Dutch Civil Code.

“Good reason” is generally defined as:

•   the assignment to Mr. Hagman of any duties inconsistent in any material respect with his position, or any other action by us that results in a material diminution in such position;

•   a change in Mr. Hagman’s reporting relationship such that he no longer reports directly to the Board, the Executive Chair, the Chief Executive Officer or the President of PVH, or any person serving in the role of principal executive officer, PVH’s Chief Operating Officer or a comparable role;

•   a reduction of base salary, unless the Board imposes similar reductions in base salaries for other similarly situated executives;

•   the taking of any action by us that substantially diminishes (a) the aggregate value of Mr. Hagman’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to him, in each case relative to all other similarly situated senior executives;

•   requiring that Mr. Hagman’s services be rendered primarily at a location or locations more than 75 miles from our principal office in Amsterdam; or

•   our failure to require any successor to assume expressly and agree to perform Mr. Hagman’s employment agreement.

Either party may terminate Mr. Hagman’s employment agreement, subject to a notice period of six months for Mr. Hagman and 12 months for us. The agreement automatically terminates at the end of the month in which Mr. Hagman reaches the statutory pension age under Dutch law (currently 68 years and three months).

If Mr. Hagman’s employment is terminated without cause or for good reason (other than during the two-year period following a change in control (as defined in his agreement)), he is entitled to a severance payment equal to the sum of (x) his base salary for 12 months and (y) an amount equal to the bonus that would be payable if target-level performance were achieved under PVH’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This severance payment will be deemed to include the statutory severance amount and/or benefits provided for under Dutch law. The severance amount is payable on the same schedule that base salary was paid in 12 substantially equal monthly payments, commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Hagman’s termination of employment, subject to Mr. Hagman delivering a settlement agreement to us.

If Mr. Hagman’s employment is terminated without cause or for good reason within two years after a change in control, he is entitled to the above severance payment, which will be paid in 12 monthly installments commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Hagman’s termination of employment, subject to Mr. Hagman delivering a settlement agreement to us.

If Mr. Hagman voluntarily resigns without good reason, he is generally entitled to receive base salary for 12 months after the conclusion of the notice period, paid in 12 substantially equal payments, in consideration of his covenant not to compete.

Mr. Hagman’s employment agreement also provides that in the event of his disability pursuant to article 7:669, paragraph 3(b) of the Dutch Civil Code, we would be entitled to terminate his employment, in which case Mr. Hagman would be entitled to receive the statutory severance amount provided for under Dutch law.

Under his agreement, Mr. Hagman will not be entitled to severance if the business or operating unit or division in which he is then employed is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) he continues his employment in substantially the same or a greater capacity in regard to such business, operating unit or division as immediately prior to the transaction, regardless of the terms of such employment, or (ii) he is offered continued employment in connection with such transaction (whether or not he accepts the offer) and either (A) the employment agreement is to be assumed by the purchaser or other acquirer of such business, operating unit or division or is to be continued as a result of the purchase, spin off or other transaction involving a change in control of the entity then employing him or (B) he is offered employment in substantially the same or a greater capacity in regard to such business, operating unit or division and (1) his base salary is no less than the base salary then in effect and (2) all other compensation and benefits offered to him are consistent with those offered to similarly situated executives with his new employer (including in comparable affiliates).

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 67

The restrictive covenants in Mr. Hagman’s agreement include prohibitions during and following employment against Mr. Hagman’s use of our confidential information, soliciting PVH associates for employment by himself or anyone else, interfering with our business relationships, and competing against us by accepting employment or being otherwise affiliated with a direct competitor of our businesses or products as of the date of termination or any business that we are planning to engage in or products that we are planning to develop or launch.

Other Arrangements

There are a number of other arrangements that would result in payments or other benefits to some or all of our Named Executive Officers upon a termination of employment or in the event of a change in control, in addition to the severance arrangements described above.

Stock Incentive Plan

Our Stock Incentive Plan enables us to grant stock options, restricted stock units, performance share units and other stock-based awards. To date, we have granted to the NEOs (i) service-based incentive and non-qualified stock options, restricted stock and restricted stock units; and (ii) contingently issuable performance share units and restricted stock units. The following describes the effect on stock option, restricted stock unit, and performance share unit awards (the only types of awards currently outstanding) of a termination of employment or change in control.

Stock options

The following sets forth the effect of certain triggering events on stock options prior to their exercise or expiration.

Death

Unvested stock options become exercisable and, together with already exercisable options, expire three months after the qualification of the representative of the participant’s estate (or such earlier date on which they are scheduled to expire).

Change In Control

Unvested stock options that are assumed by the acquirer continue on the same terms and will become immediately exercisable in the event of the participant’s termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in the participant’s employment agreement, if any) during the two-year period following the change in control.

Unvested stock options that are not assumed by the acquirer become immediately exercisable.

Disability

Unvested stock options become immediately exercisable and, together with already exercisable options, expire three months after the termination of employment (or such earlier date on which they are scheduled to expire).

Retirement

Unvested stock options become immediately exercisable, except that awards granted in the year of retirement are forfeited if the participant retires prior to the last day of the calendar year of the grant. Stock options that vest, together with already exercisable options, expire three years after the retirement (or such earlier date on which they are scheduled to expire).

Voluntary Termination/Termination Without Cause/Termination For “Good Reason”[1]	Unvested stock options are forfeited. Vested stock options expire three months after the termination of employment (or such earlier date on which they are scheduled to expire).

1   “Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is as defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

68 / PVH Corp. 2025 Proxy Statement / Executive Compensation Tables

Restricted stock units

The following sets forth the effect of certain triggering events on RSUs prior to their vesting.

Death/Disability	All outstanding restricted stock units vest in full.
Change In Control

All outstanding restricted stock units that are assumed by an acquirer upon a change in control will continue to vest on their original schedule and only vest in full on an accelerated basis after termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in a participant’s employment agreement, if any) within two years of the change in control (i.e., double trigger).

All outstanding restricted stock units that are not assumed by an acquirer upon a change in control will vest in full on an accelerated basis upon the change in control.

Retirement

All outstanding restricted stock units generally vest in full, except that restricted stock units granted in the year of retirement are forfeited immediately if the recipient retires before December 31.

Voluntary Termination/Termination Without Cause/Termination For “Good Reason”[1]	All outstanding restricted stock units are forfeited immediately.

1   “Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is as defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

Performance share units

The following sets forth the effect on performance share units of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target-level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change In Control

Awards assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved as of the date of the change in control (if calculable at the time of the change in control) or target performance (if performance is not calculable or less than half the performance cycle has elapsed). The awards then will be deemed to be time-based and will vest upon the earlier of the participant’s termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in the participant’s employment agreement, if any) during the two-year period following the change in control or the scheduled end of the performance cycle (i.e., double trigger).

Awards not assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved as of the date of the change in control (if calculable at the time of the change in control) or target performance (if performance is not calculable or less than half the performance cycle has elapsed), and the participant will receive a prorated payout of the award to reflect the portion of the performance cycle worked by the participant.

Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement

The participant will receive the full payout, if any, that would have been payable for the performance cycle if the participant retires on or after the first anniversary of the grant date. A participant who retires before the first anniversary of the grant date will not receive a payout.

Termination Without Cause/Termination For “Good Reason”[1]

The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant, if the participant’s employment terminated on or after the first anniversary of the grant date. A participant whose employment is terminated before the first anniversary of the grant date will not receive a payout.

1   “Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 69

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

Payouts in the event of death or a change in control will be paid within 30 days of the triggering event unless doing so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

Performance Incentive Bonus Plan

We make annual bonus awards under our Performance Incentive Bonus Plan. The following sets forth the effect on annual bonuses of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target-level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Change In Control	The participant will receive the target-level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Disability/Retirement/Termination Without Cause/Termination For “Good Reason”[1]	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

1   “Good reason” is as defined under the participant’s employment agreement (if any). “Cause” is as defined in the Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

The bonus, in the event of death or a change in control, will be paid within 30 days of the triggering event unless doing so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

Long-Term Incentive Plan

We have a Long-Term Incentive Plan under which we can grant performance-based long-term incentive awards. Payouts under this plan are typically made in cash. There were no awards made under this plan that were outstanding at any time during 2023. The following sets forth the effect on Long-Term Incentive Plan awards of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target-level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change In Control

The award will be deemed time-based and will be payable at the target-level of performance upon the earlier of the participant’s termination of employment (other than for cause or without good reason (as defined in the participant’s employment agreement, if any)) or the scheduled end of the performance cycle (i.e., double trigger).

Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement/Termination Without Cause/Termination For “Good Reason”[1]

If after the first fiscal year of the performance cycle, the participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant. A participant who is terminated during the first fiscal year will not receive a payout.

1   “Good reason” is as defined under the participant’s employment agreement (if any). “Cause” is as defined in the Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

The payout, in the event of death or a change in control, will be paid within 30 days of the triggering event unless doing so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

70 / PVH Corp. 2025 Proxy Statement / Executive Compensation Tables

Outstanding Equity at Fiscal Year-End

		Option Awards[1]				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Stefan Larsson	6/3/2019	53,500	0	87.72	6/3/2029
	4/14/2020	57,600	0	47.96	4/14/2030
	9/10/2020	17,700	0	67.05	9/10/2030
	4/5/2021	24,900	8,300	104.30	4/5/2031
	4/6/2022	23,350	23,350	71.51	4/6/2032
	4/6/2023	12,775	38,325	83.80	4/6/2033
	4/10/2024	0	36,500	109.75	4/10/2034
	4/5/2021					5,753	515,469
	4/6/2022					16,782	1,503,667
	4/6/2023					29,805	2,670,528
	4/10/2024					30,344	2,718,822
	5/2/2022[5]							58,835	5,271,616
	4/6/2023[6]							115,216	10,323,354
	4/10/2024[7]							63,215	5,664,064
Zachary J. Coughlin	4/6/2022	10,950	10,950	71.51	4/6/2032
	4/6/2023	3,800	11,400	83.80	4/6/2033
	4/10/2024	0	11,900	109.75	4/10/2034
	4/6/2022					5,246	470,042
	4/6/2023					8,862	794,035
	4/10/2024					9,844	882,022
	5/2/2022[5]							8,215	736,064
	4/6/2023[6]							31,712	2,841,395
	4/10/2024[7]							20,505	1,837,248
Lea Rytz Goldman	4/10/2024					6,836	612,506
	4/10/2024[7]							8,545	765,632
David Savman	1/3/2023					2,104	188,518
	4/6/2023					3,135	280,896
	4/10/2024					4,556	408,218
	4/6/2023[6]							6,728	602,829
	4/10/2024[7]							5,695	510,272
Eva Serrano	4/6/2023					5,968	534,733
	4/6/2023					6,714	601,574
	4/10/2024					7,748	694,221
	4/6/2023[6]							14,416	1,291,674
	4/10/2024[7]							9,685	867,776

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 71

		Option Awards[1]				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Martijn Hagman[8]	4/28/2015	625	0	103.24	4/28/2025
	4/1/2016	1,450	0	99.39	4/1/2026
	6/15/2020	2,150	0	50.17	6/15/2030
	9/10/2020	1,475	0	67.05	9/10/2030
	4/5/2021	7,800	2,600	104.30	4/5/2031
	4/6/2022	8,025	16,050	71.51	4/6/2032
	4/6/2023	3,475	10,425	83.80	4/6/2033
	4/10/2024	0	9,900	109.75	4/10/2034
	4/5/2021					1,199	107,430
	4/6/2022					7,692	689,203
	4/6/2023					8,055	721,728
	4/10/2024					8,204	735,078
	5/2/2022[5]							10,995	981,568
	4/6/2023[6]							28,824	2,582,630
	4/10/2024[7]							17,085	1,530,816

1   Stock options vest in four equal installments on each of the first four anniversaries of the grant date.

2   These awards consist of RSUs. Awards vest in four equal installments on each of the first four anniversaries of the grant date, except for the awards granted to Ms. Serrano in April 2023 (5,968 RSUs outstanding) of which 50% vested on December 1, 2023, and 25% will vest on each of the second and third anniversaries of the grant date.

3   The market value of unvested RSUs and unvested PSUs was calculated by multiplying the number of units by $89.60, the closing stock price of our common stock on January 31, 2025, the last business day of 2024.

4   All awards are PSUs. The number of shares assumes service for the entire three-year performance cycle; the awards generally pay out on a prorated basis if the NEO does not work the entire cycle.

5   The table shows (1) the three-year EBIT portion of the awards at threshold level, as the actual payout as of the end of 2024 was below threshold performance, and (2) the relative TSR portion of the awards at maximum level, as the estimated payout as of the end of 2024 was between target and maximum performance. The performance cycle for such awards ended on May 1, 2025. For performance achieved and awards earned, please see the Pay for Performance section on page 52.

6   The table shows (1) the ROIC portion of the awards at maximum level as the estimated payout as of the end of 2024 was between target and maximum levels, and (2) the relative TSR portion of the awards at maximum level, as the estimated payout as of the end of 2024 was between target and maximum performance. The portion of the awards tied to the three-year ROIC measure and the portion tied to the three-year TSR will vest if the ROIC and relative TSR performance criteria are satisfied, in each case in April 2026.

7   The table shows (1) the ROIC portion of the awards at maximum level as the estimated payout as of the end of 2024 was between at maximum level, and (2) the relative TSR portion of the awards at threshold level, as the estimated payout as of the end of 2024 was below threshold performance. The portion of the awards tied to the three-year ROIC measure and the portion tied to the three-year TSR will vest if the ROIC and relative TSR performance criteria are satisfied, in each case in April 2027.

8   Mr. Hagman’s exercisable stock option awards expire three months after his termination of employment. Mr. Hagman’s unexercisable stock option awards and unvested RSU awards were forfeited upon his termination of employment. Mr. Hagman’s performance share awards granted in 2022 were prorated and awards granted in 2023 and 2024 will be prorated based on the number of days he was employed during the applicable performance cycle.

72 / PVH Corp. 2025 Proxy Statement / Executive Compensation Tables

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Stefan Larsson	0	0	76,649	8,490,383
Zachary J. Coughlin	0	0	10,859	1,189,975
Lea Rytz Goldman	0	0	0	0
David Savman	0	0	2,097	224,515
Eva Serrano	0	0	2,238	243,181
Martijn Hagman	0	0	12,840	1,398,933

1   The value realized on exercise equals the price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares acquired upon exercise.

2   The value realized on vesting equals the price of our common stock on the date of vesting multiplied by the number of shares vested.

Pension Benefits

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Stefan Larsson	Pension Plan[2]	4.0000	96,182	0
	Supplemental Pension Plan[2]	4.0000	1,252,931	0
Zachary J. Coughlin	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
Lea Rytz Goldman	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
David Savman	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
Eva Serrano	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
Martijn Hagman	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A

1   See Note 11, “Retirement and Benefit Plans,” in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended February 2, 2025, for the assumptions used in calculating the present value of the accumulated benefit.

2   Pension and Supplemental Pension Plan credited service and actuarial values are calculated as of February 2, 2025, which is the pension plan measurement date that we use for financial statement reporting purposes. Retirement age is the plan's "normal" retirement age or the earliest time when a participant may retire without an age-based reduction. The present values as of February 2, 2025 are calculated based on the following assumptions: (i) for annuity payments in the qualified plan, the PRI-2012 mortality table, and the MP-2021 mortality improvement projection scale, as published by the Society of Actuaries (ii) a 5.72% discount rate, (iii) form of payment in the qualified plan as follows: 90% assumed to elect a lump sum; 5% assumed to elect a life annuity, 2.5% assumed to elect a 50% joint and survivor, and 2.5% assumed to elect a 100% joint and survivor; and (iv) SPP lump sum values based on the assumptions prescribed under the Pension Protection Act of 2006 (these include the mandated unisex mortality table specified by IRS Notice 23-73, based on the PRI-2012 table, with projected mortality improvements, and segment rates of 3.70% for payments expected to be made for the first 5 years, 4.05% for payments between 5 and 20 years, and 4.35% for payments to be made after 20 years).

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 73

Defined Benefit Plans

Pension Plan

We maintain a pension plan for certain of our U.S.-based associates, which we refer to in this section as the “Pension Plan” or “Plan.” The Pension Plan is a qualified defined benefit plan. Our U.S.-based associates hired on or before December 31, 2021, are eligible to participate in the Plan unless they are:

– members of a collective bargaining unit,

– independent contractors or consultants,

– non-resident aliens, or

– covered by another company-provided pension plan.

The Pension Plan is closed to U.S.-based associates hired or rehired after December 31, 2021, including Messrs. Coughlin, Savman and Ms. Serrano, who are not eligible to participate in the Plan, as they were hired after this date. In 2023 the Company’s Board of Directors approved changes to the plan to freeze future service benefits for most participants after June 30, 2024, and after June 30, 2026, for eligible “Transition Participants” who may continue to accrue benefits until that date. None of the Named Executive Officers are Transition Participants.

Eligible salaried associates began participation in the Pension Plan on the first day of the calendar quarter after they completed one year of service in which they worked at least 1,000 hours. Eligible hourly production associates began participation in the Plan on the first day of the calendar quarter after they completed three months of service, provided it was anticipated they would work at least 1,000 hours in the year.

The benefits under the Pension Plan generally are based on a participant’s career average compensation up to the freeze effective date, excluding relocation pay, sign-on bonus, stay bonus, clothing allowance, and awards under the Long-Term Incentive Plan.

The participant’s prior service benefit and future service benefit are added together to determine the total retirement benefit. The prior service benefit for salaried associates is calculated by taking 1.00% of the past service compensation, plus 0.50% of the past service compensation over the Social Security average breakpoint (dollar amount determined by the year in which the participant reaches Social Security Normal Retirement Age), multiplied by the prior service benefit at December 31, 1999. The future service benefit is calculated by taking 1.00% of each year’s future service compensation (or, if the employee date of hire is on or after October 1, 2019, 0.75% for their first five years of service compensation), plus 0.50% of each year’s future service compensation over the Social Security-covered compensation breakpoint for each year of benefit service, assuming that the total benefit service (including prior service) does not exceed 35 years. Benefits under the Pension Plan are vested after five years of service or, if earlier, when the participant becomes totally and permanently disabled or reaches age 65. Mr. Larsson vested in 2023.

The Pension Plan has provisions to prevent a break in service under certain circumstances. Any participant who would be credited with fewer than 501 hours in a plan year due to a leave associated with the birth or adoption of a child or related childcare will be credited with service for the number of hours the participant would have worked that, together with credited hours actually worked during the plan year, totals 501 hours of service. In addition, participants will not incur a break in service due to any leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993 or on account of military duty, provided they return to work within the re-employment period under federal law.

74 / PVH Corp. 2025 Proxy Statement / Executive Compensation Tables

Normal retirement age under the Plan is age 65. Vested participants are eligible for a lump sum distribution (or an immediate annuity form of distribution) at termination, regardless of age. Vested participants who terminate employment prior to age 55 or have worked less than ten years are eligible for an unsubsidized early retirement benefit based on the factors in the following table:

Age at Commencement	Early Retirement Factor
55	40.00%
56	43.00%
57	46.00%
58	50.00%
59	55.00%
60	60.00%
61	66.00%
62	73.00%
63	81.00%
64	90.00%
65	100.00%

We subsidize the early retirement benefit for participants who retire when they are age 55 or over and have worked ten or more years by making benefit payments in the applicable percentage shown below based on actual age and years of service.

Years of Service

Age at Commencement	10	11	12	13	14	15	16	17	18	19	20
64	95.00%	95.15%	95.30%	95.45%	95.60%	95.75%	95.90%	96.05%	96.20%	96.35%	96.50%
63	90.00%	90.30%	90.60%	90.90%	91.20%	91.50%	91.80%	92.10%	92.40%	92.70%	93.00%
62	85.00%	85.45%	85.90%	86.35%	86.80%	87.25%	87.70%	88.15%	88.60%	89.05%	89.50%
61	80.00%	80.60%	81.20%	81.80%	82.40%	83.00%	83.60%	84.20%	84.80%	85.40%	86.00%
60	75.00%	75.75%	76.50%	77.25%	78.00%	78.75%	79.50%	80.25%	81.00%	81.75%	82.50%
59	70.00%	70.90%	71.80%	72.70%	73.60%	74.50%	75.40%	76.30%	77.20%	78.10%	79.00%
58	65.00%	66.05%	67.10%	68.15%	69.20%	70.25%	71.30%	72.35%	73.40%	74.45%	75.50%
57	60.00%	61.20%	62.40%	63.60%	64.80%	66.00%	67.20%	68.40%	69.60%	70.80%	72.00%
56	55.00%	56.35%	57.70%	59.05%	60.40%	61.75%	63.10%	64.45%	65.80%	67.15%	68.50%
55	50.00%	51.50%	53.00%	54.50%	56.00%	57.50%	59.00%	60.50%	62.00%	63.50%	65.00%

Years of Service

Age at Commencement	21	22	23	24	25	26	27	28	29	30
64	96.65%	96.80%	96.95%	97.10%	97.25%	97.40%	97.55%	97.70%	97.85%	98.00%
63	93.30%	93.60%	93.90%	94.20%	94.50%	94.80%	95.10%	95.40%	95.70%	96.00%
62	89.95%	90.40%	90.85%	91.30%	91.75%	92.20%	92.65%	93.10%	93.55%	94.00%
61	86.60%	87.20%	87.80%	88.40%	89.00%	89.60%	90.20%	90.80%	91.40%	92.00%
60	83.25%	84.00%	84.75%	85.50%	86.25%	87.00%	87.75%	88.50%	89.25%	90.00%
59	79.90%	80.80%	81.70%	82.60%	83.50%	84.40%	85.30%	86.20%	87.10%	88.00%
58	76.55%	77.60%	78.65%	79.70%	80.75%	81.80%	82.85%	83.90%	84.95%	86.00%
57	73.20%	74.40%	75.60%	76.80%	78.00%	79.20%	80.40%	81.60%	82.80%	84.00%
56	69.85%	71.20%	72.55%	73.90%	75.25%	76.60%	77.95%	79.30%	80.65%	82.00%
55	66.50%	68.00%	69.50%	71.00%	72.50%	74.00%	75.50%	77.00%	78.50%	80.00%

None of the NEOs are eligible for subsidized early retirement benefits.

Benefits are payable on one of the bases described below.

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 75

Life-only annuity

A participant who is not married or married less than 12 months when payments begin and who does not elect an optional payment method will receive the full amount of the benefit in equal monthly installments for life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

50% joint & survivor annuity

A participant who is married for at least 12 months when payments begin will receive the benefit as a 50% Joint & Survivor Annuity absent an election by the participant (and spousal consent) for an optional payment form. Under this option, a participant will receive a reduced monthly benefit for life. Thereafter, the participant’s spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant but after the participant begins receiving payments, the participant will continue to receive the same benefit amount for life and no additional payments are made after death. The participant’s age at the date benefits commence, the beneficiary’s age, and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

100% (or 75% or 66 2/3%) joint & survivor annuity

A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of the benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100%, 75% or 66 2/3%) for life. If the spouse dies before the participant but after the participant begins receiving payments, the participant will continue to receive the same benefit amount for life and no additional payments are made after death. The participant’s age at the date benefits commence, the beneficiary’s age, and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

Life & period certain annuity

A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least the period of time elected (between one and 15 years) under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than the guaranteed number of payments before death, the same monthly benefit continues to the beneficiary until the combined total equals the guaranteed number of installment payments to be made.

Full refund annuity

A participant will receive a reduced benefit for life, payable in equal monthly installments, under this option. If the participant dies before receiving the full guaranteed single lump sum value of his or her benefit, determined at the date of retirement, the balance will be paid to the participant’s beneficiary in a single lump sum payment. In addition, payments will continue to be paid for the rest of the participant’s life, even if the guaranteed lump sum value is exceeded.

Social Security equalization

This option allows a participant who retires early to receive an increased monthly payment from the Pension Plan until the participant is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the Pension Plan is reduced. This option does not provide any survivor benefits and, therefore, no benefit is payable after death.

Lump sum payments

A participant may elect to receive their retirement benefit in a single lump sum calculated to be the actuarial equivalent value of the life-only annuity they would receive at age 65 or a deferred retirement date. If qualified for early retirement, the lump sum will be equal to the actuarial equivalent value of the life-only annuity, determined after application of the Early Retirement Factors described above, or the lump sum value of the age-65 pension, if greater.

Supplemental Pension Plan

Our Supplemental Pension Plan is a non-qualified defined benefit plan. Certain U.S.-based management and highly paid associates hired on or before December 31, 2021, who are participants in the Pension Plan, including Mr. Larsson, are eligible for benefits under our Supplemental Pension Plan. The Supplemental Pension Plan is closed to associates hired or rehired after December 31, 2021, including Messrs. Coughlin, Savman and Ms. Serrano. In 2023 the Company’s Board of Directors approved changes to the plan to freeze additional future service benefits after June 30, 2024, and after June 30, 2026, for eligible “Transition Participants” who may continue to accrue benefits until that date. None of the NEOs are Transition Participants.

The Supplemental Pension Plan was created to provide deferred compensation to highly compensated individuals in an effort to promote continuity of management and increase incentive and personal interest in the welfare of the company on the part of those who are primarily responsible for shaping and executing our long-range plans and securing our continued growth and financial success.

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Our Supplemental Pension Plan was designed to work in conjunction with our Pension Plan. The pension benefit outlined in our Pension Plan is calculated as if there were no compensation limits under the Code. The maximum benefit allowable is paid out under the Pension Plan and the balance is paid out under the Supplemental Pension Plan.

A participant in our Supplemental Pension Plan will not have any vested interest in such portion of any benefit that accrues on or after January 1, 2007, unless the sum of the participant’s attained age and credited vesting years equals or exceeds 65 and, while employed by us, the participant has reached age 50 and has completed at least ten credited vesting years. Five credited vesting years are required for any benefit that accrued prior to January 1, 2007. Mr. Larsson will become vested in the plan in 2029 if he remains employed by us.

As part of the enrollment process, a participant elected benefits to be paid following termination in one of the following four ways:

•   in a lump sum within 60 days of termination of employment;

•   in a lump sum deferred until January 1 of the year following termination of employment;

•   in five equal annual installments commencing in January of the year following termination of employment; or

•   in ten equal annual installments commencing in January of the year following termination of employment (applicable for benefit accruals beginning January 1, 2019).

If no election is made, the participant’s election will default to a lump sum payment within 60 days. Participants may change their benefit payment elections any time up to one year before the then-scheduled distribution date. In addition, for benefits that accrue on or after January 1, 2005, the new election must extend the commencement date of the benefit payment by at least five years from the then-scheduled distribution date.

Benefits under our Supplemental Pension Plan are unsecured and generally are payable from our general assets. Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first business day of the plan year in which the deferral begins, and, if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first business day of the following plan year.

Non-Qualified Deferred Compensation

Our sole non-qualified defined contribution deferred compensation plan is our Supplemental Savings Plan.

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[1] ($)	Aggregate Earnings in Last Fiscal Year[2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year[3] ($)
Stefan Larsson	230,622	159,904	281,887	—	1,613,345
Zachary J. Coughlin	88,534	99,628	54,805	—	424,140
David Savman	24,231	44,182	6,235	—	89,538
Eva Serrano	—	48,231	5,837	—	67,907

1   Amounts are reported in the Summary Compensation Table for 2024.

2   Amounts are not reported in the Summary Compensation Table.

3   The amounts shown include amounts that were reported in the Summary Compensation Table. The aggregate of the previously reported amounts is $798,625 for Mr. Larsson, $146,117 for Mr. Coughlin and $12,904 for Ms. Serrano.

Supplemental Savings Plan

Our Supplemental Savings Plan (“SSP”) is a non-qualified defined contribution plan that was designed to work in conjunction with our 401(k) plan to provide key executives and certain “highly compensated associates” (as defined under the Code) sufficient pre-tax retirement savings opportunities. The SSP is available to associates with a minimum base salary of $200,000 who are eligible for and participate in our 401(k) plan, including all our current U.S.-based NEO’s.

Participants may elect a deferral rate of up to 75% of base pay for their contributions. Deferrals are directed first to a participant’s 401(k) plan account up to the maximum amount of eligible contributions and pay permissible under the Code. SSP contributions for the year do not begin until the maximum permitted contributions have been made under our 401(k) plan. Eligible pay under the SSP includes all pay categories eligible under our 401(k) plan, as well as bonus payouts, which cannot be deferred into the 401(k) plan for associates eligible to participate in the SSP. Participants may elect to defer up to 75% of bonus compensation only into their SSP

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 77

accounts. For the SSP, PVH makes matching contributions equal to 100% of the first 1% of plan-eligible compensation contributed by a participant, and 50% of the next 5% of plan-eligible compensation contributed by the participant. For participants hired or rehired on or after January 1, 2022, and for all participants after the effective date of the Pension Plan freeze, the company makes an automatic contribution equal to 3.5% of compensation that exceeds the IRS annual compensation limit into the SSP, regardless of participation in the plan. The automatic contribution is made first into the 401(k) on compensation up to the IRS compensation limit, and then in the SSP on compensation over the limit. In addition, SSP-eligible associates receive the automatic contribution of 3.5% of their bonus compensation in the SSP. Associates not eligible to participate in the SSP receive the automatic contribution in our 401(k) plan for any bonus compensation.

The SSP is a non-qualified unfunded plan. For plan years prior to 2022, participant contributions and our matching contributions were not invested in actual securities or maintained in an independent trust for the exclusive benefit of plan participants. Instead, contributions to the SSP were retained as part of our general assets. Therefore, these benefits are dependent on our ability to pay them when they become due. For plan years after 2021, the company established a rabbi trust to hold and invest contributions made for the SSP. The assets of the rabbi trust are general assets of the company and, as such, would be subject to the claims of our creditors in the event of bankruptcy or insolvency.

Participant contributions, as well as our matching contributions, made before 2022 for participating NEOs, are measured against the 10-year Treasury bill. These contributions accrue interest based on the rate of return for 10-year Treasury bills, as established on the first business day of each calendar year. Participant contributions and company contributions made in 2022 and later may be measured against various investment options. Participants’ accounts may appreciate and/or depreciate depending upon the performance of their investment choices.

A participant’s contributions in the SSP are immediately fully vested. The company contributions vest after two years or, if earlier, when the participant reaches age 65, dies, or becomes totally and permanently disabled.

As part of the enrollment process, participants can elect to have their vested amount under the SSP distributed following termination in one of the following four ways:

•   in a lump sum within 30 days of termination of employment;

•   in a lump sum deferred until January 1 of the year following termination of employment;

•   in five equal annual installments commencing in January of the year following termination of employment; or

•   in ten equal annual installments commencing in January of the year following termination of employment (applicable for contributions made beginning January 1, 2019).

If no election is made, the participant’s election will default to a lump sum payment within 30 days. Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. For contributions made prior to 2022, payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first business day of the plan year in which the deferral begins, and, if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first business day of the following plan year. For contributions made in 2022 and later, payments delayed pursuant to Section 409A will be measured against the investment funds elected by the participant.

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Potential Payments Upon Termination and
Change in Control Provisions

We maintain certain agreements, plans, and programs that require us to provide compensation to our Named Executive Officers in the event of a termination of employment or a change in control. For more information, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” beginning on page 64.

The following tables disclose the potential payments upon termination of employment or change in control with respect to each NEO, other than Mr. Hagman, whose employment terminated on April 13, 2025. The assumptions used are set forth below the last table.

Stefan Larsson[1]	Voluntary Termination on February 2, 2025	Retirement at February 2, 2025	Death at February 2, 2025	Disability at February 2, 2025	Termination Without Cause or for Good Reason on February 2, 2025	Termination for Cause at February 2, 2025	Termination Without Cause or for Good Reason Upon Change in Control at February 2, 2025[2]
Severance Value[3]	$0	$0	$0	$0	$8,700,000	$0	$8,700,000
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	0	0	644,687	644,687	0	0	644,687
Value of unvested restricted stock units[6]	0	0	7,408,486	7,408,486	0	0	7,408,486
Value of unvested performance share units[7]	0	0	8,260,390	8,186,918	6,953,755	0	8,260,390
Welfare benefits value[8]	0	0	0	0	47,830	0	47,830
Total	$0	$0	$16,313,563	$16,240,091	$15,701,585	$0	$25,061,393
Zachary J. Coughlin[1]	Voluntary Termination on February 2, 2025	Retirement at February 2, 2025	Death at February 2, 2025	Disability at February 2, 2025	Termination Without Cause or for Good Reason on February 2, 2025	Termination for Cause at February 2, 2025	Termination Without Cause or for Good Reason Upon Change in Control at February 2, 2025[2]
Severance Value[3]	$0	$0	$0	$0	$4,050,000	$0	$4,050,000
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	0	0	264,206	264,206	0	0	264,206
Value of unvested restricted stock units[6]	0	0	2,146,099	2,146,099	0	0	2,146,099
Value of unvested performance share units[7]	0	0	1,808,218	1,943,500	1,543,500	0	1,808,218
Welfare benefits value[8]	0	0	0	0	47,830	0	47,830
Total	$0	$0	$4,218,523	$4,353,805	$5,641,330	$0	$8,316,353

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 79

Lea Rytz Goldman	Voluntary Termination on February 2, 2025	Retirement at February 2, 2025	Death at February 2, 2025	Disability at February 2, 2025	Termination Without Cause or for Good Reason on February 2, 2025	Termination for Cause at February 2, 2025	Termination Without Cause or for Good Reason Upon Change in Control at February 2, 2025[2]
Severance Value[3,9]	$0	$0	$0	$18,000	$1,554,300	$0	$1,554,300
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	0	0	0	0	0	0	0
Value of unvested restricted stock units[6]	0	0	612,506	612,506	0	0	612,506
Value of unvested performance share units[7]	0	0	166,691	166,691	0	0	166,691
Welfare benefits value[8]	0	0	0	0	0	0	0
Total	$0	$0	$779,197	$797,197	$1,554,300	$0	$2,333,497
David Savman[1]	Voluntary Termination on February 2, 2025	Retirement at February 2, 2025	Death at February 2, 2025	Disability at February 2, 2025	Termination Without Cause or for Good Reason on February 2, 2025	Termination for Cause at February 2, 2025	Termination Without Cause or for Good Reason Upon Change in Control at February 2, 2025[2]
Severance Value[3]	$0	$0	$0	$0	$3,300,000	$0	$3,300,000
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	0	0	0	0	0	0	0
Value of unvested restricted stock units[6]	0	0	877,632	877,632	0	0	877,632
Value of unvested performance share units[7]	0	0	294,971	372,425	261,330	0	294,971
Welfare benefits value[8]	0	0	0	0	47,830	0	47,830
Total	$0	$0	$1,172,603	$1,250,057	$3,609,160	$0	$4,520,433
Eva Serrano[1]	Voluntary Termination on February 2, 2025	Retirement at February 2, 2025	Death at February 2, 2025	Disability at February 2, 2025	Termination Without Cause or for Good Reason on February 2, 2025	Termination for Cause at February 2, 2025	Termination Without Cause or for Good Reason Upon Change in Control at February 2, 2025[2]
Severance Value[3]	$0	$0	$0	$0	$3,400,000	$0	$3,400,000
Performance Incentive Bonus Plan[4]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[5]	0	0	0	0	0	0	0
Value of unvested restricted stock units[6]	0	0	1,830,528	1,830,528	0	0	1,830,528
Value of unvested performance share units[7]	0	0	582,919	717,219	528,290	0	582,919
Welfare benefits value[8]	0	0	0	0	58,398	0	58,398
Total	$0	$0	$2,413,447	$2,547,747	$3,986,688	$0	$5,871,845

1   Amounts payable under the Severance Plan upon termination of employment following a change in control are subject to reduction (“cutback”) to eliminate any loss of deduction for the Company, and any imposition of excise tax on the executive, pursuant to Sections 280G and 4999 of the Internal Revenue Code, respectively. The cutback would reduce severance and other benefits to the maximum amount that could be paid without exceeding the Section 280G threshold and will apply if the net after-tax amount received by the executive exceeds the net after-tax amount the executive would receive if the full benefits were paid and the excise tax imposed. Amounts shown in the table do not reflect the impact of the potential cutback.

2   In the event of a change in control with no termination of employment in which the equity awards are not assumed by the acquirer, the NEO would be entitled to all amounts (if any) set forth in this column, except for the amounts set forth on the rows entitled Severance value and Welfare benefits value. In the event of a change in control with no termination of employment in which equity awards are assumed by the acquirer, the NEO would not be entitled to receive any of the amounts set forth in this column.

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3   Severance is calculated in accordance with the applicable NEO’s employment agreement and for termination without cause or for good reason, is equal to a multiple of the sum of the NEO’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved. In the event of her disability, Ms. Rytz Goldman is entitled to receive statutory payments under Dutch law. See pages 66-68 for applicable multiples and further detail.

4   A participant generally must be employed by PVH on the last day of the applicable performance cycle to remain eligible to receive a bonus under our Performance Incentive Bonus Plan. Therefore, if a termination of employment or change in control had occurred on February 2, 2025, each NEO would have been entitled to receive his or her actual bonus and the termination event or change in control would not have triggered a payment.

5   Represents the value of unexercisable “in the money” stock options outstanding as of February 2, 2025, the vesting of which would accelerate upon death, disability, a change in control or retirement. The value is equal to the difference between the closing price of our common stock on January 31, 2025, the last business day of 2024, and the per share exercise price of each stock option that would become exercisable, multiplied by the number of shares of our common stock receivable upon exercise.

6   Represents the value of unvested restricted stock units as of February 2, 2025, the vesting of which would accelerate upon death, disability, a termination of employment without cause or for good reason after a change in control, or retirement. The value is equal to the closing price of our common stock on January 31, 2025, the last business day of 2024, multiplied by the number of shares of our common stock receivable upon vesting.

7   Represents the payout levels (discussed below) of the unvested PSUs as of February 2, 2025, multiplied by the closing price of our common stock on January 31, 2025, the last business day of 2024. In the event of death or a change in control, the amounts shown are based on the amounts that would otherwise have been payable for the performance cycle if the target level of performance had been achieved. In the event of retirement, disability or termination without cause or for good reason, the amounts shown are based on estimated performance as of February 2, 2025, as the actual performance for the entire performance period was not known as of February 2, 2025. In the event of (i) death, (ii) disability, (iii) change in control or (iv) termination without cause or for good reason for PSU awards granted in 2022 and 2023, the amounts payable in respect of the PSU awards granted during 2022, 2023 and 2024 are prorated approximately 92%, 61% and 27%, respectively, representing the portion of the relevant performance cycle actually worked by our NEOs as of February 2, 2025. In the event of a termination without cause or for good reason, no amounts are reflected for the PSU awards granted in 2024, as a participant whose employment is terminated before the first anniversary of grant will not receive a payout.

8   The amounts shown represent the cost of welfare benefits, including medical, dental, life and disability coverage, that our NEOs would have received under their employment agreements if their employment had been terminated without cause or for good reason on February 2, 2025. Such benefits are not receivable if their employment is terminated for any other reason. Those benefits would continue for two years.

9   Potential severance payments upon termination for Ms. Rytz Goldman have been translated at the euro-to-U.S. dollar exchange rate of 1.0362, which was the closing rate on January 31, 2025, the last business day of 2024.

Mr. Hagman became entitled to receive severance pursuant to the provision of his employment agreement relating to termination of employment without “cause “or for “good reason.” See the discussion under the heading “Employment Agreements” beginning on page 64. Set forth below are the aggregate amounts of the severance and other benefits paid or payable to him or on his behalf:

Martijn Hagman	Termination Without Cause or for Good Reason on April 13, 2025[1]
Severance Value	$2,271,000
Value of unvested performance share units[2]	1,033,591
Legal advisory services	14,194
Total	$3,318,785

1   Severance payments have been translated at the euro-to-U.S. dollar exchange rate of 1.1355, which was the closing rate on April 11, 2025.

2   Represents amount of unvested shares prorated and valued at stock price as of Mr. Hagman's term date April 13, 2025.

Executive Compensation Tables / PVH Corp. 2025 Proxy Statement / 81

CEO Pay Ratio

We are required to provide the ratio of the annual total compensation paid to Mr. Larsson, the Chief Executive Officer in 2024, to the annual total compensation of our median associate, excluding Mr. Larsson’s compensation. SEC rules permit us to use the same median associate identified in our pay ratio disclosure in 2024, subject to certain exceptions. In our case, the median associate had a significant change in circumstance and, as a result, we determined that it is not appropriate to use the same associate for this year’s disclosure. We did not otherwise have a significant change in our associate population or compensation arrangements.

We selected November 4, 2024, as the determination date for identifying our median associate. As of that date, we had 28,302, with 8,527 associates based in the United States and 19,775 associates located outside of the United States. Of these associates, approximately 28% worked in or were assigned to offices, approximately 64% worked in retail stores and approximately 8% worked in warehouse and distribution facilities. Approximately 42% of our workforce is part-time. Our use of seasonal workers is not significant to our overall population. We do not use a significant number of temporary associates.

Methodology

The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our associates, as well as to determine the annual total compensation of the median associate for purposes of this disclosure, were as follows:

•   We identified the median associate by using the actual earnings of our full-time, part-time, seasonal and temporary associates, which consisted of cash compensation, as compiled from our payroll records.

•   We measured associate earnings using the one-year period ended October 31, 2024.

•   Compensation paid in foreign currencies was converted to U.S. dollars using the foreign exchange rate monthly average for November 2024.

•   As permitted under SEC rules, we excluded all of our associates in Brazil (510), Ireland (313), Malaysia (234), New Zealand (224), Croatia (39), Norway (32), Sri Lanka (27), and Indonesia (15) who were employed on November 4, 2024 and collectively constituted less than 5% of our total associate populations.

•   After giving effect to the exclusion, 8,527 associates in the United States and 18,381 outside of the United States were considered to identify the median associate.

Calculation

We determined that our median associate was a part-time, hourly retail store sales associate who works in Campi Bisenzio, Italy. The 2024 annual total compensation for our median associate was $22,097. The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $16,278,038. The estimated ratio of our CEO’s annual total compensation to our median associate’s total compensation for 2024 is 737 to 1.

82  /  PVH Corp. 2025 Proxy Statement  /  CEO PAY RATIO

Pay Versus Performance Table

In accordance with SEC rules, the following table sets forth information with respect to how “compensation actually paid” (“CAP”) to our NEOs aligns with company performance. CAP is an SEC-defined term that does not necessarily reflect the amounts ultimately realized by the NEOs or how the Compensation Committee views the link between company performance and NEO compensation. In addition, a significant portion of CAP relates to changes in the fair value of unvested equity awards over the course of each year. Unvested equity awards remain subject to risk from forfeiture and vesting conditions and potential future declines in value based on changes in the price of our common stock. The ultimate values actually realized by our NEOs from unvested equity awards cannot be determined until the awards vest.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of initial fixed $100 investment based on4
Year	Summary Compensation Table Total for CEO[1] ($)	Compensation Actually Paid to CEO[2] ($)	Average Summary Compensation Table Total for Other NEOs[1] ($)	Average Compensation Actually Paid to Other NEOs[3] ($)	PVH Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income[5] ($ thousands)	Non-GAAP Earnings Before Interest and Taxes[6] ($ thousands)
2024	16,278,038	1,029,384	4,353,536	2,403,575	103.49	84.99	598,500	865,200
2023	15,613,904	31,275,630	4,868,455	6,435,205	140.02	78.65	663,600	951,795
2022	12,139,075	9,531,057	3,912,972	3,363,964	101.26	89.13	200,400	908,543
2021	14,714,208	15,456,925	5,199,568	3,543,319	106.89	96.33	952,300	983,494
2020	16,408,935	23,367,109	5,145,906	6,901,803	97.92	97.80	(1,136,100)	(37,145)

1   Column (b) contains compensation amounts reported in the “Total” column of the Summary Compensation Table (“SCT”) for Mr. Larsson, our current Chief Executive Officer, in 2021, 2022, 2023 and 2024 and for our former Chief Executive Officer, Emanuel Chirico, in 2020. Column (d) contains the average of the compensation amounts reported in the “Total” column of the SCT for our NEOs other than our Chief Executive Officer (“Other NEOs”) for each of the years listed. The Other NEOs are as follows:

•  2024: Messrs. Coughlin, Savman and Hagman, and Mses. Rytz Goldman and Serrano;

•  2023: Messrs. Coughlin and Hagman, and Ms. Serrano and Julie A. Fuller, our former Executive Vice President, Chief People Officer;

•  2022: Messrs. Coughlin and Hagman, Ms. Fuller, James W. Holmes, previously our interim CFO, Mark D. Fischer, Executive Vice President, General Counsel and Secretary, and Patricia Donnelley, our former CEO PVH Americas and CK Global;

•  2021: Messrs. Holmes and Hagman, Mses. Fuller and Donnelly, Michael A. Shaffer, our former Chief Operating & Financial Officer, and Cheryl Abel-Hodges, our former Chief Executive Officer, Calvin Klein;

•  2020: Mr. Larsson (when he served as our President), Messrs. Hagman and Shaffer, and Ms. Abel-Hodges.

2   Compensation actually paid to our CEOs in each of the years listed reflects the respective amounts set forth in column (b) of the table above, adjusted in accordance with SEC rules. The adjustments for 2024 are set forth in the table below. The dollar amounts in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year.

Adjustments to determine CAP to the Chief Executive Officer for 2024:
2024
Summary Compensation Table Column	$16,278,038
Subtract aggregate change in the actuarial present value of accumulated benefit under pension plans reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT	(244,990)
Add service cost (actuarially determined for services rendered during the covered year) of pension plans	57,554
Subtract amounts reported under the “Stock Awards” column in the SCT	(9,370,068)
Subtract amounts reported under the “Option Awards” column in the SCT	(2,225,040)
Add the fair value of awards granted during the covered year that remain unvested as of covered year end*	10,485,314
Add (subtract) the change in fair value of awards granted in any prior year that were outstanding and unvested as of the covered year end*	(11,698,522)
Add (subtract) the change in fair value of awards granted in any prior year that vested during the covered year*	(2,252,902)
Compensation Actually Paid to CEO	$1,029,384

*  The fair values of our stock options are estimated as of each measurement date using the Black-Scholes-Merton option valuation model, using assumptions adjusted for moneyness at the time of each measurement date. The fair values of our RSUs are equal to the closing price of our common stock on each measurement date. The fair values of our market-based PSUs are estimated as of each measurement date using the Monte Carlo simulation model, using assumptions updated for each measurement date. The fair values of our non-market-based PSUs are equal to the closing price of our common stock on each measurement date, reduced for the present value of any dividends expected to be paid on our common stock, as these contingently issuable PSUs do not accrue dividends. Changes in fair value of awards granted in any prior year are measured by comparing fair value as of the end of the covered year (for awards unvested as of the covered year-end) or at vesting (for awards that vested during the covered year) to the fair value as of the end of the prior year.

PVH Corp. 2025 Proxy Statement  /  83

3   Compensation actually paid to our Other NEOs in each of the years listed reflects the respective amounts set forth in column (d) of the table above, adjusted in accordance with SEC rules. The adjustments for 2024 are set forth in the table below. The dollar amounts in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our Other NEOs during the applicable year.

Adjustments to determine CAP to Other NEOs for 2024:
2024
Average SCT Total for Other NEOs	$4,353,536
Subtract amounts reported under the “Stock Awards” column in the SCT	(2,046,183)
Subtract amounts reported under the “Option Awards” column in the SCT	(265,786)
Add the fair value of awards granted during the covered year that remain unvested as of covered year end*	2,105,890
Add (subtract) the change in fair value of awards granted in any prior year that were outstanding and unvested as of the covered year end*	(1,594,098)
Add the fair value of awards granted and vested during the covered year*	—
Add (subtract) the change in fair value of awards granted in any prior year that vested during the covered year*	(149,784)
Subtract the fair value of awards granted in any prior year that were forfeited during the covered year*	—
Average Compensation Actually Paid to Other NEOs	$2,403,575

*  The fair values of our stock options are estimated as of each measurement date using the Black-Scholes-Merton option valuation model, using assumptions adjusted for moneyness at the time of each measurement date. The fair values of our RSUs are equal to the closing price of our common stock on each measurement date. The fair values of our market-based PSUs are estimated as of each measurement date using the Monte Carlo simulation model, using assumptions updated for each measurement date. The fair values of our non-market-based PSUs are equal to the closing price of our common stock on each measurement date, reduced for the present value of any dividends expected to be paid on our common stock, as these contingently issuable PSUs do not accrue dividends. Changes in fair value of awards granted in any prior year are measured by comparing fair value as of the end of the covered year (for awards unvested as of the covered year-end) or at vesting (for awards that vested during the covered year) to the fair value as of the end of the prior year.

4   We utilized the S&P 500 Apparel, Accessories & Luxury Goods Index for our peer group TSR in 2020 and 2021. We are no longer included in the S&P 500 Apparel, Accessories & Luxury Good Index and, as a result, no longer use it as our industry peer group. We are now in the S&P 1500 Apparel, Accessories & Luxury Goods Index (the “New Index”), which we utilized for our 2022, 2023 and 2024 peer group TSR and in the stock performance graph required by Item 201(e) of Regulation S-K. The New Index TSR amounts for 2020 and 2021 are $101.06 and $105.40, respectively. TSR assumes an initial investment of $100 in our common stock on February 2, 2020, and reinvestment of dividends. A hypothetical $100 investment in the New Index using the same methodology is shown for comparison.

5   Reflects Net Income in the company’s Consolidated Statements of Operations included in the company’s Annual Report on Form 10-K for the applicable fiscal year.

6   The company-selected financial measure is EBIT on a non-GAAP basis. We calculate our EBIT on a non-GAAP basis by starting with our GAAP results and then apply a list of adjustments and exclusions approved by the Compensation Committee when it makes performance-based awards. See reconciliations on Exhibit A.

Pay Versus Performance: Most Important Measures

In the company’s assessment, the following chart lists the most important financial performance measures we use to link compensation actually paid to the NEOs, as determined in accordance with SEC rules, to company performance for 2024. The Compensation Discussion & Analysis discusses the ways we use these measures in our NEO compensation program and how they are important to and linked with our performance.

Most Important Financial Performance Measures
Earnings Before Interest and Taxes Relative Total Shareholder Return Revenue Return on Invested Capital

84  /  PVH Corp. 2025 Proxy Statement  /  PAY VERSUS PERFORMANCE TABLE

Relationship between Compensation Actually Paid and Performance Measures

The following charts describe the relationships between CAP and the company’s financial performance as measured by our cumulative TSR, net income, and EBIT, which is the measure we have designated as our “company selected metric” under SEC rules, as well as the relationship between our TSR and peer group TSR. EBIT results are calculated on a non-GAAP basis, as described above in this section.

PVH TSR vs. Peer Group TSR vs. CAP
PVH Net Income vs. CAP
PVH Non-GAAP EBIT vs. CAP

PAY VERSUS PERFORMANCE TABLE  /  PVH Corp. 2025 Proxy Statement  /  85

Equity Compensation Plan
Information

The following table provides information as of February 2, 2025, with respect to shares of our common stock that may be issued under our Stock Incentive Plan, our sole equity compensation plan, which was approved by our stockholders. We have no equity compensation plans that were not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	2,104,817[1]	$29.56[2]	4,289,605
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,104,817	$29.56	4,289,605

1   Consists of (a) 1,069,131 shares of common stock underlying restricted stock units, (b) 531,911 shares of common stock underlying performance share units and (c) 503,775 shares of common stock underlying stock options.

2   The weighted average exercise price does not take into account performance shares but does include restricted stock units. Excluding the restricted stock units, which have no exercise price, the weighted average exercise price is $92.31.

86  /  PVH Corp. 2025 Proxy Statement  /  Equity Compensation Plan Information

Proposal 3
Ratification of the
Appointment of Auditors

As a matter of good corporate governance, the Board of Directors is asking stockholders to ratify the selection of the independent auditor even though such ratification is not required. If our stockholders disapprove of the selection, the Board will ask the Audit & Risk Management Committee to reconsider the selection for the fiscal year ending January 31, 2027, as it would be impracticable to replace our auditors so late in our current fiscal year.

The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor. The Committee has selected Ernst & Young LLP as our independent auditors for the fiscal year ending February 1, 2026. Ernst & Young or one of its predecessors has served continuously as our auditors since 1938. The Committee Chair is actively involved and consults with other members of the Committee regarding the appointment of Ernst & Young’s lead engagement partner. The Audit & Risk Management Committee evaluated Ernst & Young’s institutional knowledge and experience, quality of service, sufficiency of resources, and quality of the team’s communications and interactions, as well as the teams’ objectivity and professionalism. As a result, the Committee and the Board believe the continued retention of Ernst & Young to serve as our auditors is in the best interests of PVH and our stockholders.

We expect representatives of Ernst & Young to attend the meeting. Those individuals will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of the auditors.

Proxies received in response to this solicitation will be voted FOR this proposal unless the stockholder specifies otherwise.

Fees Paid to Auditors

The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended February 2, 2025 and February 4, 2024, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed during those years, and for other services rendered on our behalf during those fiscal years. All such fees were pre-approved by the Audit & Risk Management Committee.

	2024 ($)	2023 ($)
Audit Fees[1]	9,000,000	8,413,000
Audit-Related Fees[2]	201,000	133,950
Tax Fees[3]	1,979,865	1,674,000
All Other Fees[4]	190,000	190,000

1   Consists of fees for professional services performed for the audit of our annual financial statements, the audit of internal control over financial reporting in conjunction with the audit of our annual consolidated financial statements, and reviews of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services that are normally provided in connection with statutory filing requirements and fees that are related to accounting consultations concerning financial accounting and reporting standards.

2   Includes fees that are related to certain attestation services related to financial reporting.

3   Includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice. Such fees include tax compliance fees of $313,361 in 2024 and $493,000 in 2023.

4   Includes fees for services other than those reported in the other three categories. Such fees include an assessment of our cybersecurity program.

The Audit & Risk Management Committee’s charter requires it to pre-approve at its meetings all audit and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations the members deem appropriate. A member’s decision to pre-approve any services using such delegated authority must be presented to the full Committee at its next meeting.

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Audit Committee Report

PVH management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the financial statements and express an opinion on the financial statements based on their audit. The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the independent auditors, and reviews PVH’s financial reporting process on behalf of the Board of Directors.

The Audit & Risk Management Committee, in evaluating and selecting the independent auditors, considers, among other things, external data on the audit quality of the audit firm, including recent Public Company Accounting Oversight Board (“PCAOB”) reports; the audit firm’s industry experience, capabilities, and approach in handling the breadth and complexity of PVH’s global operations; the quality and consistency of the audit firm’s personnel and communication; the appropriateness of the audit firm’s fees; and the independence and objectivity of the audit firm.

As part of its oversight of PVH’s financial statements and reporting process, the Committee has met and held discussions with management, internal auditing staff and Ernst & Young LLP, the independent auditors. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors the auditors’ independence from PVH and PVH management. The Committee also has considered whether the independent auditors’ provision of non-audit services to PVH is compatible with the auditors’ independence.

The Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. It meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of PVH’s internal controls, and the overall quality of PVH’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in PVH’s Annual Report on Form 10-K for the year ended February 2, 2025, as filed with the SEC. The Committee also has recommended stockholder ratification of the selection of the independent auditors.

The members of the Committee reviewed and met with management and the independent auditors on a quarterly basis to discuss PVH’s earnings releases and, as applicable, PVH’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Committee also reviews and, when needed, meets to discuss earnings guidance issued other than in quarterly earnings releases.

Audit & Risk Management Committee

Brent Callinicos, Chair
Jesper Andersen
Ajay Bhalla
Kate Gulliver
Amy McPherson

88  /  PVH Corp. 2025 Proxy Statement  /  Audit Committee Report

Security Ownership of Certain Beneficial Owners and Management

5% Stockholders

The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our common stock as of the record date for the meeting.

The persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Pzena Investment Management, LLC[1] 320 Park Avenue, 8th Floor New York, NY 10022	6,219,748	13.0
The Vanguard Group[2] 100 Vanguard Blvd. Malvern, PA 19355	6,123,515	12.8
Blackrock, Inc.[3] 50 Hudson Yards New York, NY 10001	5,428,909	11.3
FMR LLC[4] 245 Summer Street Boston, MA 02210	4,982,497	10.4
Dimensional Fund Advisors LP5 6300 Bee Cave Road, Building One Austin, TX 78746	3,069,582	6.4

1   Pzena Investment Management, LLC (“Pzena”), an investment adviser registered under section 203 of the Investment Advisers Act, may be deemed the beneficial owner of 6,219,748 shares of our common stock, including 5,241,531 shares with respect to which it has sole voting power and as to all 6,219,748 shares of which it has sole dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of March 31, 2025, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Pzena on April 7, 2025, with the SEC.

2   The Vanguard Group, Inc. (“Vanguard”), an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), may be deemed the beneficial owner of 6,123,515 shares of our common stock, including 31,856 shares with respect to which it has shared voting power, 6,027,733 shares of which it has sole dispositive power, and 95,782 shares of which it has shared dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2023, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Vanguard on February 13, 2024, with the SEC.

3   BlackRock, Inc., a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed the beneficial owner of 5,428,909 shares of our common stock, including 5,271,502 shares with respect to which it has sole voting power and as to all 5,428,909 shares of which it has sole dispositive power. The following entities own shares included in the above ownership: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock Fund Managers Ltd. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2023, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by BlackRock, Inc. on January 24, 2024, with the SEC.

4   FMR LLC, a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), is the beneficial owner of 4,982,497 shares of our common stock, including 4,852,028 shares with respect to which it has sole voting power and as to all 4,982,497 shares of which it has sole dispositive power. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, has the sole power to dispose of these 4,982,497 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The above ownership reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The following entities own shares included in the above ownership: FIAM LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940; Fidelity Institutional Asset Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; Fidelity Management & Research Company LLC, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940; Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; and Strategic Advisers, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The above ownership does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). Information (other than percentage ownership) reported on the table and in this footnote is as of March 31, 2025, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by FMR LLC on May 7, 2025, with the SEC.

PVH Corp. 2025 Proxy Statement / 89

5   Dimensional Fund Advisors LP (“Dimensional”), an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), may be deemed the beneficial owner of 3,069,582 shares of our common stock, including 3,030,515 shares with respect to which it has sole voting power and as to all 3,069,582 shares of which it has sole dispositive power. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries (collectively, the “Dimensional Entities”) may possess voting and/or investment power over the securities of the company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the company held by the Funds. However, all securities reported by Dimensional are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2023, and is based on the Statement of Beneficial Ownership on Schedule 13G filed by Dimensional on February 9, 2024, with the SEC.

Directors, Nominees for Director, and Executive Officers

The following table presents certain information with respect to the number of shares of our common stock beneficially owned as of the record date by the following individuals:

• Each of our directors

• Each of the nominees for director

• Our Named Executive Officers

• Our directors, the nominees for director, and our executive officers, as a group

Each of the individuals named below has sole voting and investment power with respect to the shares listed as owned by him or her except as otherwise indicated below.

	Amount Beneficially Owned[1]	Percent of Class
Jesper Andersen	136[2]	*
Ajay Bhalla	3,796	*
Michael M. Calbert	80,175[3]	*
Brent Callinicos	19,164	*
George Cheeks	8,378	*
Zachary J. Coughlin	40,954	*
Kate Gulliver	0[2]	*
Martijn Hagman	67,880	*
Stefan Larsson	340,650	*
G. Penny McIntyre	19,000	*
Amy McPherson	15,307	*
Lea Rytz Goldman	863	*
David Savman	2,605	*
Eva Serrano	6,917	*
Amanda Sourry	13,120	*
All Directors, Nominees for Director and Executive Officers as a Group (18 People)	582,980	1.2

*   Less than 1% of class.

1   The figures in the table are based upon information furnished to us by our directors, nominees for director, and executive officers and upon our records. The figures include the shares held for the benefit of our executive officers in a trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our 401(k) plan. Participants in our 401(k) plan who make investments in the PVH Stock Fund may direct the vote of shares of common stock held for their benefit in the trust for the PVH Stock Fund.

2   Mr. Andersen and Ms. Gulliver have been on the Board for less than one year.

3   Includes an aggregate of 65,700 shares held by trusts for the benefit of Mr. Calbert and his wife (42,000 shares) and trusts for each of his three children (7,900 shares each).

As of the record date, our directors, nominees for director and executive officers as a group have the right to cast votes equal to 709 shares (rounded to the nearest full share) held in the trust for the PVH Stock Fund.

The Trustee of the trust for the PVH Stock Fund has the right to vote shares in the trust that are unvoted as of two days prior to the meeting in the same proportion as the vote by all other participants in our 401(k) plan who have cast votes with respect to their investment in the Fund. The committee that administers our 401(k) plan makes all decisions regarding the disposition of common stock held in the trust for the Fund, other than the limited right of a participant to receive a distribution of shares held for his or her

90  /  PVH Corp. 2025 Proxy Statement  /  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

benefit. As such, the committee may be deemed to be a beneficial owner of the common stock held in the trust. Mr. Coughlin and an executive officer who is not an NEO are two of the three members of that committee. The figures in the table do not include shares in the trust for the Fund to the extent that, as members of the committee, they may be deemed to have beneficial ownership of such shares. There were 224,174 shares of common stock (0.5% of the outstanding shares) held in the trust as of the record date.

The table also includes the following shares that each of the individuals and the group listed on the table have the right to acquire within 60 days of the record date upon the exercise of stock options granted to them: Zachary J. Coughlin, 27,000 shares; Martijn Hagman, 41,575 shares; Stefan Larsson, 231,700 shares; and all of our directors, nominees for director and executive officers as a group, 258,700 shares.

The table also includes the following shares of common stock that are subject to restricted stock unit awards made to the individuals and as a group, the restrictions on which will lapse within 60 days of the record date: Ajay Bhalla, 1,609 shares; Brent Callinicos, 1,609 shares; George Cheeks, 1,609 shares; Amy McPherson, 1,609 shares; Amanda Sourry, 1,609 shares; and all of our directors, nominees for director and executive officers as a group, 8,538 shares.

The table also includes the following shares of common stock that are subject to time-vested restricted stock unit awards made to directors with respect to which the named directors have deferred vesting and receipt, principally until the date on which the director separates from service as a director (but in some cases to a date not within 60 days of the record date): Michael M. Calbert, 8,013 shares; G. Penny McIntyre, 18,000 shares; and all of our directors, nominees for director and executive officers as a group, 26,013 shares.

The table does not include the following shares of common stock that were received on May 2, 2025, as payouts of performance share unit awards for the three-year performance cycle ended May 1, 2025, after prescribed performance criteria were satisfied (see pages 71-72): Zachary J. Coughlin, 4,236 shares; Martijn Hagman, 5,556 shares; Stefan Larsson, 30,336 shares; and all of our directors, nominees for director and executive officers as a group, 34,572 shares.

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Delinquent Section 16(a) Reports

Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, and on representations from our officers and directors, all filing requirements under Section 16(a) were complied with during the fiscal year ended February 2, 2025, except for the Form 3 reporting the designation of Amba Subrahmanyan as a Section 16 officer on February 5, 2024 and the Form 4 reporting transactions by Ms. Subrahmanyan that occurred on April 6, 2024. Although these Form 3 and Form 4 filings were made on behalf of Ms. Subrahmanyan within the required time periods, these forms were incorrectly filed under PVH’s Central Index Key code (rather than under Ms. Subrahmanyam’s code) due to a malfunction in our third-party filing service software outside of our control.

92  /  PVH Corp. 2025 Proxy Statement  /  DELINQUENT SECTION 16(A) REPORTS

General Information
About the Annual Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PVH Corp. to be used at the Annual Meeting of Stockholders on Wednesday, June 18, 2025, and at any adjournment or postponement thereof.

Our principal executive offices are located at 285 Madison Avenue, New York, New York 10017.

“Green” Initiative

Pursuant to SEC rules, we are furnishing this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended February 2, 2025, excluding the exhibits (which we refer to as the “proxy materials”), to our stockholders via the Internet instead of mailing printed copies. This process gives our stockholders quicker access to the proxy materials, reduces the costs of printing and mailing the proxy materials, and lessens the environmental impact of our Annual Meeting. Accordingly, on or around May 9, 2025, we began sending to our stockholders a Notice Regarding the Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials online, how to request a printed set of proxy materials, and how to vote your shares.

If you received a printed copy of the Notice but would like to enroll in our electronic delivery service, you may do so at any time by going to www.proxyconsent.com/pvh and following the enrollment instructions. If you hold your shares in a bank or brokerage account, please check the information in the proxy materials provided to you by your bank or broker to determine if you can receive these documents electronically in the future.

If you receive more than one copy of the Notice at the same address (perhaps because you share that address with another stockholder), you can opt to save us the cost of mailing duplicates by participating in what is known as “householding.” To opt into householding, or if you no longer wish to participate in householding and would prefer to receive a separate Notice or set of proxy materials, please send your written request, with account information, to the Secretary of PVH at the address shown above.

Who Can Vote

Common stockholders of record at the close of business on April 21, 2025, the record date for the meeting, will be entitled to one vote for each share of our common stock then held. As of the record date, there were 47,992,721 shares of common stock outstanding.

Who Can Attend

Attendance at the meeting will be limited to holders of record as of the record date of our common stock or their proxies, beneficial owners, and invited guests of PVH.

How to Attend

Our Annual Meeting will be “virtual” — conducted exclusively online via live webcast. You will be able during the virtual meeting to vote your shares electronically, submit questions, and view the list of stockholders entitled to vote at the meeting if you register in advance by following the directions below.

The Annual Meeting live webcast will begin promptly at 8:45 a.m., EDT, on June 18, 2025. Online check-in will begin promptly at 8:30 a.m., EDT, and you should allow ample time for the online check-in procedures. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

Stockholders of Record: Holders of record can participate in the virtual meeting by registering at www.proxydocs.com/pvh. After registering, you will receive a confirmation email and a second email approximately one hour prior to the start of the meeting with a unique link to the virtual meeting.

PVH Corp. 2025 Proxy Statement / 93

Beneficial Owners: If you hold shares in a bank or brokerage account, you must obtain a legal proxy and a control number from your brokerage firm to attend the meeting. To access the site with a control number, visit www.proxydocs.com/brokers/pvh.

After you register using the control number, you will receive a confirmation email and a second email approximately one hour prior to the start of the meeting with a unique link to the virtual meeting.

Technical Assistance

If you want to confirm in advance that you are able to access the meeting, or if you experience technical difficulties during the check-in process or during the meeting, you can get technical support beginning at 9:00 a.m. CDT on May 12, 2025, through the conclusion of the meeting by contacting EQ Shareowner Services at 1-800-469-9716.

How to Vote

By Internet and telephone: If you are a record owner, you may vote your proxy on the Internet at www.proxydocs.com/pvh. To vote by telephone in the U.S. or Canada, dial toll-free 1-866-883-3382.

By written proxy: If you are a record owner, you can mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you received a Notice or the proxy materials electronically, you may request a proxy card by following the instructions on the Notice.

At the virtual meeting: If you are a record owner, you may vote electronically during the meeting by following the instructions at www.proxydocs.com/pvh.

If you hold your shares in a bank or brokerage account, you will receive instructions on how you may vote from your bank or broker.

How We Will Treat Incomplete Proxies

The shares represented by any proxy solicited by the Board of Directors will be voted in accordance with the stockholder’s directions unless the proxy is revoked. If we receive a valid submitted proxy card or an electronic ballot that does not include voting instructions for one or all of the proposals, we will vote the shares represented FOR each of the director nominees in Proposal 1 and FOR Proposals 2 and 3.

How to Change Your Vote or Revoke Your Proxy

If you are a stockholder of record, you may revoke your proxy or change your vote before the meeting by sending a written revocation to the Secretary of PVH, or by granting a new proxy bearing a later date (which automatically revokes the earlier proxy). You may change your vote by voting online during the meeting (until the polls close), but you may not revoke a previously submitted proxy once the meeting begins. If you intend to revoke your proxy by providing written notice to the Secretary, please email a copy of your notice to CorporateSecretary@pvh.com. If you are a beneficial owner and you wish to change your vote or revoke your proxy, please contact your bank, brokerage firm or other custodian, nominee, or fiduciary. Shares represented by proxies will be voted at the meeting unless revoked.

Stockholder List

Any stockholder as of the record date who has a purpose germane to the meeting may view a complete list of stockholders entitled to vote at the meeting during the ten-day period before the meeting. To request access to the stockholder list, send an email to CorporateSecretary@pvh.com, stating the purpose of the request and providing proof of ownership of our common stock.

How to Submit Questions

Prior to the meeting, stockholders as of the record date may submit written questions via www.proxydocs.com/pvh. During the meeting, stockholders may submit questions in real-time by accessing the virtual meeting site at www.proxydocs.com/pvh. We will try to answer as many questions as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters, are otherwise inappropriate, or fail to comply with the meeting rules of conduct. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition.

94  /  PVH Corp. 2025 Proxy Statement  /  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Abstentions and Broker Non-Votes

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Banks, brokers and other nominees have discretionary voting power only with respect to the ratification of the appointment of our auditor.

Abstentions and broker non-votes will be included in the determination of the number of shares present at the meeting for quorum purposes.

Required Vote for Each Proposal

The table below shows the voting requirement for each proposal to be presented at the Annual Meeting.

Proposal	Board recommendation	Vote required to pass	Effect of abstentions	Effect of broker non-votes
Election of directors	FOR each nominee	Majority of votes cast	No effect	No effect
Advisory vote on executive compensation	FOR	Majority of shares present and entitled to vote on this matter	Same effect as a vote AGAINST	No effect
Ratification of Ernst & Young LLP as our independent auditor for fiscal year 2025	FOR	Majority of shares present and entitled to vote on this matter	Same effect as a vote AGAINST	No effect/not applicable

Other Matters Presented at the Annual Meeting

In accordance with the requirements of advance notice described in our By-Laws, no stockholder nominations or stockholder proposals other than those included in this Proxy Statement will be presented at the Annual Meeting. The Board of Directors does not intend to present any matter of business at the meeting other than those described in this Proxy Statement. However, if other matters properly come before the meeting, the individuals named in the enclosed form of proxy will vote any proxies in accordance with their judgment.

Stockholder Proposals for the 2026 Annual Meeting

If you wish to present a proposal at our 2026 Annual Meeting of Stockholders and want that proposal included in our Proxy Statement, we must receive the requisite information on or before January 9, 2026.

Director Nominations for Inclusion in 2026 Proxy Statement

If you wish to nominate a person for election as a director at our 2026 Annual Meeting of Stockholders and want the nominee included in our Proxy Statement pursuant to the proxy access provisions of our By-Laws, we must receive notice between December 10, 2025, and January 9, 2026. The notice must contain the information required by our By-Laws.

Other Stockholder Proposals

If you intend to present a proposal or nominate a person for election as a director at our 2026 Annual Meeting of Stockholders other than as described above, you must comply with the requirements set forth in our By-Laws. Our By-Laws require, among other things, that we receive written notice of the intent to present a proposal or nomination between the close of business on February 18, 2026, and the close of business on March 20, 2026. The notice must contain the information required by our By-Laws.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING  /  PVH Corp. 2025 Proxy Statement  /  95

Costs of This Proxy Solicitation

We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection herewith.

Solicitation may be made by mail, telephone, or in-person. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy materials to their principals. In addition, D.F. King & Co., Inc. will aid in the solicitation of proxies for a fee of $10,500 plus expenses.

Interests of Certain Persons in Matters to Be Acted Upon

No director or executive officer of PVH who has served at any time since the beginning of the 2024 fiscal year, and no nominee for election as a director, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Mark D. Fischer

Secretary

New York, New York
May 9, 2025

96  /  PVH Corp. 2025 Proxy Statement  /  GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Exhibit A

GAAP to Non-GAAP Reconciliations

(Dollars and shares in millions, except per share data)

2024
	GAAP	Adjustments(1)	Non-GAAP	Foreign Exchange Impact	Constant Currency
Revenue – Consolidated	$8,653			$73	$8,725
Tommy Hilfiger North America	1,371
Tommy Hilfiger International	3,219			28	3,247
Tommy Hilfiger	4,590			32	4,622
Calvin Klein North America	1,316
Calvin Klein International	2,541			37	2,578
Calvin Klein	3,857			40	3,896
Heritage Brands	207
Earnings Before Interest and Taxes (“EBIT”)	$772	$(93)	$865
Net Income per Common Share Calculation
Net Income	$599	$(67)	$665
Total Shares for Diluted Net Income per Common Share	57		57
Diluted Net Income per Common Share (“EPS”)	$10.56		$11.74
2023
	GAAP	Adjustments(2)	Non-GAAP	Foreign Exchange Impact	Constant Currency
Revenue – Consolidated	$9,218
Tommy Hilfiger North America	1,372
Tommy Hilfiger International	3,453
Tommy Hilfiger	4,825
Calvin Klein North America	1,325
Calvin Klein International	2,590
Calvin Klein	3,915
Heritage Brands	479
Earnings Before Interest and Taxes	$929	$(2)	$931
Net Income per Common Share Calculation
Net Income	$664	$5	$659
Total Shares for Diluted Net Income per Common Share	62		62
Diluted Net Income per Common Share	$10.76		$10.68

1   Adjustments for 2024 represent the elimination of (i) the gain recorded in connection with the sale of our Heritage Brands women’s intimates business (the “Heritage Brands intimates transaction”); (ii) the net restructuring costs related to our multi-year initiative to simplify our operating model by centralizing processes and improving systems and automation to drive more efficient, cost-effective ways of working across the organization (the “Growth Driver 5 Actions”); (iii) the costs incurred in connection with an amendment to Mr. Tommy Hilfiger’s employment agreement pursuant to which we made a cash buyout of a portion of future payments to Mr. Hilfiger (the “Mr. Hilfiger amendment”); (iv) the recognized actuarial loss on retirement plans; and (v) the tax effects associated with the foregoing pre-tax items.

2   Adjustments for 2023 represent the elimination of (i) the gain recorded in connection with the Heritage Brands intimates transaction, which includes a gain on the sale, less costs to sell; (ii) the costs related to the Heritage Brands intimates transaction, consisting of severance and other termination benefits; (iii) the costs related to actions taken under the plans announced in August 2022 to reduce people costs in our global offices by approximately 10% by the end of 2023, (the “2022 cost savings initiative”), consisting principally of severance; (iv) the recognized actuarial gain on retirement plans; and (v) the tax effects associated with the foregoing pre-tax items.

PVH Corp. 2025 Proxy Statement  /  A-1

Reconciliations of GAAP earnings before interest and taxes to earnings before interest and taxes on a non-GAAP basis

(Dollars in Millions)

	2024	2023
Earnings before interest and taxes	$772	$929
Items excluded:
SG&A expenses associated with the 2022 cost savings initiative		61
SG&A expenses associated with the Heritage Brands intimates transaction		2
SG&A expenses associated with Growth Driver 5 actions	33
SG&A expenses associated with the Mr. Hilfiger amendment	51
Actuarial loss (gain) on retirement plans (recorded in non-service related pension and postretirement (cost) income)	28	(46)
Gain in connection with Growth Driver 5 actions (recorded in other gain)	(10)
Gain in connection with the Heritage Brands intimates transaction (recorded in other gain)	(10)	(15)
Earnings before interest and taxes on a non-GAAP basis	$865	$931

Reconciliations of non-GAAP earnings before interest and taxes to earnings before interest and taxes for bonus performance cycles

(Dollars in Millions)

	2024	2023
Earnings before interest and taxes on a non-GAAP basis	$865	$931
Adjustments:
Foreign exchange adjustment	11	19
Dilutive effect of the Heritage Brands intimates transaction		2
Performance cycle bonus earnings before interest and taxes	$876	$952

Reconciliations of GAAP revenue to revenue for bonus performance cycles

(Dollars in Millions)

	2024	2023
Revenue on a GAAP basis	$8,653	$9,218
Adjustments:
Foreign exchange adjustment	43	51
Dilutive effect of the Heritage Brands intimates transaction		39
Performance cycle bonus revenue	$8,696	$9,308

A-2  /  PVH Corp. 2025 Proxy Statement  /  Exhibit A

Exhibit B

NEO Employment Agreements

Name	Description	SEC Filing
Stefan Larsson	• Employment Agreement • First Amendment to Employment Agreement	• Current Report on Form 8-K filed on May 22, 2019, Exhibit 10.1 • Current Report on Form 8-K filed on February 1, 2021, Exhibit 10.1
Zachary J. Coughlin	• Employment Agreement	• Current Report on Form 8-K filed on February 9, 2022, Exhibit 10.1
Lea Rytz Goldman	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 2, 2025, Exhibit 10.23
David Savman	• Employment Agreement and First Amendment to Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 2, 2025, Exhibit 10.22
Eva Serrano	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended February 4, 2024, Exhibit 10.22
Martijn Hagman	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended January 31, 2021, Exhibit 10.25

Exhibit B  /  PVH Corp. 2025 Proxy Statement  /  B-1

PVH Corp.

285 Madison Avenue, New York, NY 10017

PVH.com

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. The Board recommends a vote FOR all of the nominees in Proposal 1, and FOR Proposals 2 and 3. 1. Election of the nominees for director listed below: 1(a) JESPER ANDERSEN 1(b) AJAY BHALLA 1(c) MICHAEL M. CALBERT 1(d) BRENT CALLINICOS 1(e) GEORGE CHEEKS 1(f) KATE GULLIVER 1(g) STEFAN LARSSON 1(h) G. PENNY McINTYRE 1(i) AMY McPHERSON 1(j) JUDITH AMANDA SOURRY KNOX FOR AGAINST ABSTAIN Please fold here – Do not separate 2.                          Approval of the advisory resolution on executive compensation 3. Ratification of auditors THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date , 2025 Signature(s) in Box Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are jointly held, each stockholder named should sign.

PVH CORP. ANNUAL MEETING OF STOCKHOLDERS June 18, 2025 8:45 a.m. ET The annual meeting will be held virtually. It will be a live webcast and can only be attended online. To register for the virtual meeting, please follow the instructions below: Visit www.proxydocs.com/pvh on your smartphone, tablet or computer. As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card. After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting. PVH CORP. 285 Madison Avenue New York, New York 10017 Proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 18, 2025. The shares of stock you hold in your account will be voted as you specify on the reverse side. STEFAN LARSSON and MARK D. FISCHER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the COMMON STOCK of PVH CORP. held by the undersigned at the Annual Meeting of Stockholders to be held virtually, via live webcast, on June 18, 2025, and any adjournments thereof, on the matters printed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted: 1. FOR the election of all of the nominees for director. 2. FOR the approval of the advisory resolution on executive compensation. 3. FOR the ratification of auditors. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/pvh Use the Internet to vote your proxy. PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by June 16, 2025. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.